                    SCHEDULE 14A INFORMATION
                          (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                   SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Subsection 240.14a-11(c) or Subsection 240.14a-12

                    MID-IOWA FINANCIAL CORP.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies:


________________________________________________________________

     2. Aggregate number of securities to which transaction applies:


________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:


________________________________________________________________

     5.    Total fee paid:


________________________________________________________________

[x ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

               MID-IOWA FINANCIAL CORP.
             123 West Second Street North
                  Newton, Iowa 50208
                    (515) 792-6236

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             To be Held on March 22, 1999

     Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Mid-Iowa Financial Corp. ("Mid-Iowa" or the "Company") will be held at the office of Mid-Iowa Savings Bank, FSB (the "Bank") located at 123 West Second Street North, Newton, Iowa on March 22, 1999 at 5:00 p.m., local time, for the purpose of considering and acting upon the proposals described below.

     A PROXY CARD AND A PROXY STATEMENT FOR THE MEETING ARE
ENCLOSED.

     The Annual Meeting is for the purpose of considering and acting upon the following proposals:

     I. ELECTION OF DIRECTORS. The election of one director of the Company.

     II. MERGER. To approve a $15.00 per share cash-out of shares of Company common stock , par value $.01 per share ("Common Stock") and the Agreement and Plan of Reorganization (the "Merger Agreement"), dated August 17, 1998, among Mid-Iowa, the Bank ( a wholly-owned subsidiary of Mid-Iowa), First Federal Bankshares, M.H.C. ("Bancorp") (a federally-chartered mutual holding company) and First Federal Savings Bank of Siouxland ("First Federal") (a federally-chartered savings bank __% owned by Bancorp). Pursuant to the Merger Agreement, the Company will be acquired by First Federal by means of merger of a to-be-formed Delaware corporation (wholly-owned by First Federal) with and into the Company (the "Company Merger"), and immediately following the Company Merger, the
     Company will liquidate with and into First Federal with the result that First Federal will acquire all of the assets and liabilities of the Company and the Company will cease to exist. Subsequent to the liquidation of the Company, the Bank will merge with and into First Federal with the result that First Federal will acquire all of the assets and liabilities of the Bank and the Bank will cease to exist. The foregoing transactions are referred to collectively herein as the "Merger." At the effective time of the Merger (the "Effective Time"), each share of Common Stock outstanding immediately prior thereto, except for shares held by dissenting stockholders , would be canceled and converted into the right to receive a cash payment from First Federal equal to $15.00, subject to possible upward adjustment as provided in the Merger
     Agreement (the "Merger Consideration").   The Merger
     Consideration received by a stockholder of the Company in exchange for shares of Common Stock will be a taxable event for federal income tax purposes. See "Proposal II -- Approval of the $15.00 Per Share Cash Purchase Price and the Merger Agreement -- Federal Income Tax Consequences -- The $15.00 Per Share Purchase Price is Taxable to Company Stockholders." As a result of the Merger, Company stockholders will no longer have an equity interest in the Company or any subsidiary.

     III. ADJOURNMENT. To adjourn the Annual Meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the Merger Agreement.

     IV. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on February 2, 1999 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Company during the ten days prior to the Annual Meeting as well as at the Annual Meeting.

     You are requested to complete, sign and date the enclosed
Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope.
The Proxy Card will not be used if you attend and vote at the Annual Meeting in person.

                             By Order of the Board of Directors



Newton, Iowa                 Kevin D. Ulmer
February 10, 1999            President and Chief Executive
                                Officer

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE- ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.
          ---

                     MID-IOWA FINANCIAL CORP.
                   123 WEST SECOND STREET NORTH
                        NEWTON, IOWA 50208
                          (515) 792-6236

                  ANNUAL MEETING OF STOCKHOLDERS
                          MARCH 22, 1999


                         PROXY STATEMENT
                     ________________________

                           INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Mid-Iowa Financial Corp., ("Mid-Iowa" or the "Company"), the holding company for Mid-Iowa Savings Bank, FSB (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the " Annual Meeting") which will be held at Mid-Iowa Savings Bank located at 123 West Second Street North, Newton, Iowa on March 22, 1999 at 5:00 p.m., local time, and all adjournments or postponements of the Annual Meeting. The accompanying Notice of Annual Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about February 10, 1999. Certain information provided herein relates to the Bank, a wholly owned subsidiary of the Company.

    At the Annual Meeting, stockholders of the Company are
being asked to consider and vote upon the election of one director of the Company. See " PROPOSAL I -- ELECTION OF
DIRECTORS."   Also at the Annual Meeting stockholders will be
asked to approve a $15.00 per share cash-out of shares of Company common stock, par value $.01 per share ("Common Stock") and the Agreement and Plan of Reorganization (the "Merger Agreement"), dated August 17, 1998, among Mid-Iowa, the Bank ( a wholly-owned subsidiary of the Company), First Federal Bankshares, M.H.C. ("Bancorp")( a federally-chartered mutual holding company) and First Federal Savings Bank of Siouxland ("First Federal") (a federally-chartered savings bank ____% owned by Bancorp). Pursuant to the Merger Agreement the Company will be acquired by First Federal by means of merger of a to-be-formed Delaware corporation (wholly-owned by First Federal) with and into the Company (the "Company Merger"), and immediately following the Company Merger, the Company will liquidate with and into First Federal with the result that First Federal will acquire all of the assets and liabilities of the Company and the Company will cease to exist. Subsequent to the liquidation of the Company, the Bank will merge with and into First Federal with the result that First Federal will acquire all of the assets and liabilities of the Bank and the Bank will cease to exist. The foregoing transactions are referred to collectively herein as the "Merger." At the effective time of the Merger (the "Effective Time"), each share of Common Stock outstanding immediately prior thereto, except for shares held by dissenting stockholders , would be canceled and converted into the right to receive a cash payment from First Federal equal to $15.00, subject to possible upward adjustment as provided in the Merger Agreement (the "Merger Consideration"). The Merger Consideration received by a stockholder of the Company in exchange for shares of Common Stock will be a taxable event for federal income tax purposes. See "Proposal II -- Approval of the $15.00 Per Share Cash Purchase Price and the Merger Agreement -- Federal Income Tax Consequences -- The $15.00 Per Share Purchase Price is Taxable to Company Stockholders." As a result of the Merger, Company stockholders will no longer have an equity interest in the Company or any subsidiary. In connection with and prior to the Merger, and in order to raise capital to complete the Merger, Bancorp will effect a full conversion from a thrift mutual holding company to a thrift stock holding company (the "Conversion"), and will offer shares (the "Conversion Shares") of its common stock, par value $.01 per share ("Bancorp Common Stock"), in a subscription and community offering at $10.00 per share and in an exchange offering to the existing public stockholders of First Federal. The completion of the Merger is subject to various conditions, including completion of the Conversion, the receipt of all required regulatory approvals and the receipt of the approval of the stockholders of the Company. The Merger is expected to be completed early in the second quarter of 1999. See "PROPOSAL II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Description of the Merger ." Stockholders may be asked to consider and vote upon a third proposal to adjourn the Annual Meeting in the event there are not sufficient votes at the time of the Annual Meeting to approve the Merger Agreement. See PROPOSAL III -- ADJOURNMENT OF THE ANNUAL MEETING."

          VOTING RIGHTS AND PROXY INFORMATION

    Stockholders of record as of the close of business on February 2, 1999 are entitled to one vote for each share then held. As of February 2, 1999 the Company had 1,796,732 shares of Common Stock issued and outstanding.

    All shares of Company common stock, par value $.01 per share (the "Common Stock"), represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the Board of Directors' nominees and FOR the Merger. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such proposals in accordance with their best judgment.

    Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of the adjournment proposal will require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Proxies marked as abstaining with respect to a proposal have the same effect as votes against the proposal. Broker non-votes will not be counted as votes cast and will have the effect as a vote against the Merger. One-third of the shares of the Company's Common Stock present, in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

    A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Mr. Gary R. Hill, Secretary, Mid-Iowa Financial Corp., 123 West Second Street North, Newton, Iowa 50208.

                 AVAILABLE INFORMATION

    The Company is subject to the annual and periodic reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 15(d) of such Act. The reports and other information the Company, can be examined, without charge, and copies, at prescribed rates, at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Securities and Exchange Commission ("SEC") located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Thirteenth Floor, New York, N.Y. 10048. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this web site is http://www.sec.gov. The Company's materials are also available for inspection at the office of the Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    The statements contained herein as to the contents of any contract or other document are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding such documents. In each instance of such a statement, if such contract or document is filed as an exhibit to a registration statement or to reports, proxy statements and other information filed by the Company with the SEC, reference is made to the copy of the contract or document filed as such exhibit, each of such statements being qualified in all respects by such reference.

              INCORPORATION BY REFERENCE

    This Proxy Statement incorporates by reference the documents set forth below, which are not presented herein or delivered herewith. These documents (other than exhibits not incorporated by reference in such documents) are available to stockholders without charge upon written or oral request to Gary
R. Hill, Secretary, Mid-Iowa Financial Corp., 123 West Second Street North, Newton, Iowa 50208, or by telephone request to
(515) 792-6236. Persons requesting copies of exhibits which are not specifically incorporated by reference in such documents may be charged the cost of reproduction and mailing. In order to ensure timely delivery of the documents, any request should be made by March 8, 1999.

    The following documents previously filed with the SEC by Mid-Iowa Financial Corp. (File No. 0-20464) pursuant to the
Exchange Act are incorporated herein by reference.

    (i)  Annual Report on Form 10-KSB of Mid-Iowa Financial
         Corp. for the year ended September 30, 1998;

    (ii) Quarterly Report on Form 10-QSB of Mid-Iowa
         Financial Corp. for the quarter ended December 31, 1998; and

   (iii) Current Report(s) of Mid-Iowa Financial Corp. on
         Form 8-K dated August 17, 1998.

    All documents filed by Mid-Iowa Financial Corp. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

              FORWARD-LOOKING STATEMENTS

    Certain statements in this Proxy Statement and in the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act. Further, any statements contained in or incorporated into this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "except," "anticipate," "plan," "believe," "seek," "estimate," "internal" and similar words are intended to identify expressions that may be forward-looking statements. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those contemplated by such statements. For example, actual results may be adversely affected by the following possibilities: (i) competitive pressure among depository institutions may increase; (ii) changes in interest rates may reduce banking interest margins; (iii) general economic conditions and real estate values may be less favorable than contemplated; (iv) adverse legislation or regulatory requirements may be adopted; (v) contemplated cost savings, revenue enhancements, etc., from the Merger may not be timely or fully realized; and (vi) the impact of the Year 2000 issue may be more significant than currently anticipated. Many of such factors are beyond Bancorp's, First Federal's the Company's or the Bank's ability to control or predict. Readers of this Proxy Statement are accordingly cautioned not to place undue reliance on forward-looking statements. Bancorp and First Federal, and the Company and the Bank disclaim any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise.

                   TABLE OF CONTENTS






                                                            PAGE
                                                            ----
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . (i)
SELECTED CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . .(vi)
PROPOSAL I -- ELECTION OF DIRECTORS. . . . . . . . . . . . .  1
General. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Meetings and Committees of the Board of Directors . . .  2
     Executive Compensation. . . . . . . . . . . . . . . . .  3
     Employment Agreement. . . . . . . . . . . . . . . . . .  3
     Certain Transactions. . . . . . . . . . . . . . . . . .  4
PROPOSAL II --APPROVAL OF THE $15.00 PER
   SHARE CASH PURCHASE PRICE AND
   THE MERGER AGREEMENT. . . . . . . . . . . . . . . . . . .  4
General. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     The Parties to the Merger Agreement . . . . . . . . . .  4
     Background of the Merger. . . . . . . . . . . . . . . .  6
     Recommendation of the Board of Directors -- The Board
         of Directors Believes that the  $15.00 Per Share
         Cash Price is Fair to Stockholders. . . . . . . . .  7
     Opinion of Financial Advisor -- The $15.00 Per
         Share Cash Purchase Price is Fair to Stockholders According to Investment Banker Prairie Capital. . . 8
     Vote Required -- 50.1% of Outstanding Common
         Stock is Required to Approve the Merger . . . . . . 13
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . 13
     Description of the Merger . . . . . . . . . . . . . . . 14
     Treatment of Outstanding Stock Options. . . . . . . . . 14
     Exchange of Stock Certificates. . . . . . . . . . . . . 15
     Effective Time. . . . . . . . . . . . . . . . . . . . . 15
     Conditions to the Merger. . . . . . . . . . . . . . . . 15
     Conduct of Business Pending the Merger. . . . . . . . . 17
     No Solicitation. . . . . . . . . . . . . . . . . . . . .20
     Representations and Warranties of the

        Company and the Bank . . . . . . . . . . . . . . . . 20
     Representations and Warranties and Covenants

        of First Federal . . . . . . . . . . . . . . . . . . 20
     Termination of the Merger Agreement . . . . . . . . . . 21
     Additional Agreements of the Parties. . . . . . . . . . 23
     Waiver and Amendment. . . . . . . . . . . . . . . . . . 24
     Expenses. . . . . . . . . . . . . . . . . . . . . . . . 24
     Termination Fee . . . . . . . . . . . . . . . . . . . . 25
     Effect on Employees and Certain
        Employee Benefit Plans . . . . . . . . . . . . . . . 25
     Interests of Directors and Officers in the Merger . . . 26 Federal Income Tax Consequences -- The $15.00
         Per Share Purchase Price is Taxable to Company
         Stockholders. . . . . . . . . . . . . . . . . . . . 27
     Accounting Treatment. . . . . . . . . . . . . . . . . . 28
     Regulatory Approvals. . . . . . . . . . . . . . . . . . 28

                                                           Page
                                                           ----

PROPOSAL III -- ADJOURNMENT OF THE ANNUAL
  MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . 28
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS. . . . . . . . . . . . . . . . . . . . . 29
INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . 30
MARKET FOR THE COMMON STOCK  . . . . . . . . . . . . . . . . 30
BENEFICIAL OWNERSHIP REPORTS . . . . . . . . . . . . . . . . 30
STOCKHOLDER PROPOSALS  . . . . . . . . . . . . . . . . . . . 30
OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . 30
APPENDICES
     Appendix A - Agreement and Plan of Reorganization . . . A-1 Appendix B - Opinion of Prairie Capital Services, Inc...B-1 Appendix C - Section 262 of the Delaware General
        Corporation Law. . . . . . . . . . . . . . . . . . ..C-1
     Appendix D - Mid-Iowa Financial Corp.
        1998 Annual Report . . . . . . . (Furnished Separately)

                        SUMMARY

    The following is a brief summary of certain information regarding the Merger contained in this Proxy Statement, the Appendices hereto and the documents incorporated herein by reference. Each stockholder is urged to give careful consideration to all of the information contained herein before casting his or her vote.

INFORMATION RELATING TO THE ANNUAL MEETING

    The Annual Meeting of Stockholders of Mid-Iowa Financial Corp. ("Mid-Iowa" or the "Company") (the "Annual Meeting") will be held on Monday, March 22, 1999 at 5:00 p.m., local time, at the main office of Mid-Iowa Savings Bank, located at 123 West Second Street North, Newton, Iowa. At the Annual Meeting, stockholders will be asked to consider and vote upon proposals to: (i) the election of one director of the Company, (ii) approve an Agreement and Plan of Reorganization (the "Merger Agreement"), dated August 17, 1998 by and among Mid-Iowa and Mid-Iowa Savings Bank, FSB (the "Bank") on the one hand and First Federal Bankshares, M.H.C. ("Bancorp")and First Federal Savings Bank of Siouxland ("First Federal") on the other hand providing for the acquisition of the Company and Bank by First Federal, and (iii) the adjournment of the Annual Meeting to a later date in the event an insufficient number of shares is present in person or by proxy at the Annual Meeting to approve
the Merger Agreement.   A copy of the Merger Agreement is
attached to this Proxy Statement as Appendix A. Only stockholders of record as of the close of business on February 2, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. See "VOTING RIGHTS AND PROXY INFORMATION."

    APPROVAL OF THE MERGER AGREEMENT WILL REQUIRE THE
AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF ALL VOTES ENTITLED TO
BE CAST BY THE HOLDERS OF THE COMPANY'S COMMON STOCK, $0.01 PAR
VALUE PER SHARE (THE "COMMON STOCK").

THE MERGER, IN WHICH SHARES OF COMPANY COMMON STOCK WILL BE
CASHED OUT AT A PER SHARE PRICE OF $15.00

    The Merger Agreement provides for the acquisition of the Company by First Federal by means of merger of a to-be-formed Delaware Corporation (wholly owned by First Federal) with and into the Company (the "Company Merger"). Immediately following the Company Merger, the Company will liquidate with and into First Federal with the result that First Federal will acquire all of the assets and liabilities of the Company and the Company will cease to exist. Subsequent to the liquidation of the Company, the Bank will merge with and into First Federal with the result that First Federal will acquire all of the assets and liabilities of the Bank and the Bank will cease to exist. The foregoing transactions are referred to collectively herein as the "Merger." At the effective time of the Company Merger (the "Effective Time"), each share of Common Stock outstanding immediately prior thereto, other than dissenting shares, will be canceled and converted into the right to receive a cash payment from First Federal equal to $15.00, subject to possible upward adjustment as provided in the Merger Agreement (the "Merger Consideration"). As a result of the Merger, stockholders of the Company will no longer have an equity interest in the Company, and the separate existence of the Company and the Bank shall cease with First Federal continuing as the surviving institution. The Merger Agreement has been approved and adopted by the Board of Directors of the Company and the Bank and by Bancorp and First Federal. See "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Description of the Merger."

    The Merger Consideration was determined in negotiations between the Company and First Federal. For a general discussion of these negotiations, the factors considered by the Board of Directors of the Company in evaluating the Merger and the basis for the opinion of the Company's financial advisor that the Merger Consideration is fair to Company stockholders from a financial point of view, see "Proposal II -- APPROVAL OF THE $15.00 PER SHARE


                             (i)

CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Background of the Merger," " -- Recommendation of the Board of Directors -- The Board of Directors Believes that the $15.00 Per Share Cash Price is Fair to Stockholders" and " -- Opinion of Financial Advisor -- The $15.00 Per Share Cash Purchase Price is Fair to Stockholders According to Investment Banker Prairie Capital."

FEDERAL INCOME TAX CONSEQUENCES -- THE $15.00 PER SHARE PURCHASE
PRICE IS TAXABLE TO COMPANY STOCKHOLDERS

    The receipt of cash by a stockholder of the Company in exchange for shares of the Common Stock pursuant to the Merger will be a taxable transaction to such stockholder for federal income tax purposes. In general, a stockholder who receives cash in the Merger in exchange for such stockholder's shares of Common Stock will recognize gain or loss equal to the difference, if any, between (i) the sum of the cash payment of $15.00 per share, subject to a possible adjustment in the Merger Agreement, received from First Federal in exchange for the shares of the Common Stock and (ii) the stockholder's tax basis in such shares of Common Stock. See "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Federal Income Tax Consequences --The $15.00 Per Share Purchase Price is Taxable to Company Stockholders."

    All stockholders should read carefully the discussion in "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Federal Income Tax Consequences --The $15.00 Per Share Purchase Price is Taxable to Company Stockholders" and other sections of this Proxy Statement. Stockholders are urged to consult their own tax advisors as to the specific consequences to them of the Merger under applicable tax laws.

THE PARTIES TO THE MERGER AGREEMENT

    Mid-Iowa Financial Corp. The Company was incorporated under the laws of the State of Delaware in 1992 to become a savings and loan holding company for the Bank, which is its sole subsidiary. The Company acquired all of the capital stock of the Bank issued in connection with the Bank's conversion from mutual to stock form on October 13, 1992. The Company's principal business is the business of the Bank and its subsidiary. The Company is classified as a unitary savings and loan holding company subject to regulation by the Office of Thrift Supervision ("OTS"). At September 30, 1998, the Company and the Bank on a consolidated basis, had assets of $147.5 million, deposits of $96.4 million and stockholders' equity of $13.8 million.

    Mid-Iowa Savings Bank, FSB. The Bank is a federally chartered stock savings bank headquartered in Newton, Iowa. The
Bank's primary market area of Jasper County and West Des Moines,
Iowa is serviced by its two offices in Newton and offices in Baxter, Colfax, Monroe, Prairie City and West Des Moines.

    The Bank offers a variety of financial services to meet the needs of the families in the communities it serves. It attracts retail deposits from the general public and uses such deposits, together with borrowings and other funds, to invest in primarily one- to four-family residential mortgage loans and mortgage-backed and related securities, and to a lesser extent, consumer, commercial real estate, and commercial business loans. Most loans are presently originated in the Company's primary market area, Jasper County and West Des Moines, Iowa; and to a lesser extent loans are also originated in other parts of Iowa. The Bank also invests in U.S. Government and agency obligations and other permissible investments and occasionally purchases loan participations. The Bank, through its wholly-owned subsidiary, Center of Iowa Investments, Limited, also offers mutual funds, annuities, discount securities brokerage services, credit reporting and collection services.

    First Federal Bankshares, M.H.C. Bancorp is a federally chartered mutual holding company formed in 1992, which owns ___% of First Federal, its sole subsidiary. Bancorp's principal business is the business of First Federal. In connection with and prior to the Merger, and in order to raise capital to facilitate the Merger, Bancorp will effect a full conversion from a thrift mutual holding company to a thrift stock holding company (the "Conversion") and will offer shares (the "Conversion Shares") of its common stock, par value $.01 per share ("Bancorp Common Stock"), in
                             (ii)
a subscription and community offering at $10.00 per share and in an exchange offering to the existing public stockholders of First Federal.

    First Federal Savings Bank of Siouxland. First Federal is a federally-chartered stock savings bank headquartered in Sioux City, Iowa. First Federal's deposits have been federally insured since 1935. First Federal has been a member of the Federal Home Loan Bank ("FHLB") of Des Moines since 1935. At September 30, 1998, First Federal had total assets of $569.6 million, total deposits of $392.7 million, and total stockholders' equity of $43.2 million.

    First Federal is a community-oriented financial institution offering traditional financial services to its local community. First Federal's primary lending area includes northwest Iowa, contiguous portions of Nebraska and South Dakota and central Iowa. First Federal's primary lending activity involves the origination of fixed rate and adjustable rate mortgage (ARM) loans secured by single family residential real estate. Fixed rate mortgage loans with terms longer than fifteen years are originated primarily for sale in the secondary market on a servicing released basis, while ARM loans are retained in First Federal's portfolio. To a lesser extent, First Federal makes second mortgage loans secured by the borrower's principal residence and other types of consumer loans, such as auto loans and home improvement loans. In addition, First Federal makes commercial and multi-family loans and First Federal anticipates an increase in its commercial and multi-family loan portfolios in the future. In addition, First Federal invests in mortgage-backed securities and in securities issued by the United States Government and its agencies.

    First Federal conducts operations through its main office in Sioux City, Iowa, and its 12 branch offices.

    The principal executive offices of Bancorp and First
Federal are located at 329 Pierce Street, Sioux City, Iowa
51101.  Their telephone number at that address is (712)
277-0200.

RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD OF
DIRECTORS BELIEVES THAT THE $15.00 PER SHARE CASH PRICE IS FAIR
TO STOCKHOLDERS

    The Board of Directors of the Company has unanimously approved the Merger Agreement and determined that the Merger is in the best interests of the Company and its stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. See "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Recommendation of The Board of Directors-- The Board of Directors Believes that the $15.00 Per Share Cash Price is Fair to Stockholders -."

VOTE REQUIRED -- 50.1% OF OUTSTANDING COMMON STOCK IS REQUIRED
TO APPROVE THE MERGER

    Approval of the Merger Agreement requires the affirmative vote of at least a majority of the shares of Common Stock outstanding. As of the Record Date, directors and executive officers of the Company and their affiliates were the beneficial owners of 367,592 shares, or 19.74%, excluding options, of the Common Stock outstanding at that date. As of the date hereof, the Company believes that directors and executive officers and their affiliates will vote all their shares FOR approval of the Merger Agreement. See "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Vote Required--50.1% of Outstanding Common Stock is Required to Approve the Merger."

CONDITIONS TO THE MERGER

    The Merger Agreement sets forth a number of conditions which must be satisfied before the Merger may be consummated, including the approval of the Merger Agreement by the requisite vote of the stockholders of the Company, the receipt of all governmental approvals required by the Merger Agreement and the Conversion of Bancorp from mutual to stock form. Applications for approval of the Merger and the Conversion of Bancorp to stock form have
                             (iii)
been submitted to the OTS. No assurance can be given that such applications will be approved or that they will not be approved on terms or conditions that may require an amendment to the Merger Agreement. No amendment to the Merger Agreement may be made after the Company's stockholders have approved the Merger Agreement unless, in the opinion of the Company's Board of Directors, the amendment will not have a material adverse effect on the benefits intended under the Merger Agreement for the Company's stockholders and will not require resolicitation of proxies from such stockholders.

    If stockholder approval of the Merger Agreement is not obtained, or the Conversion is not completed, none of the transactions contemplated thereby, including the Merger, will be consummated. While no definitive plans have been formulated as to what course of action would be pursued in this event, the Board of Directors presently believes that it would continue the operation of the Company as an independent entity.

    The Merger is also subject to a number of other conditions set forth in the Merger Agreement. See "Proposal II -- APPROVAL
OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER
AGREEMENT -- Conditions to the Merger."

EXCHANGE OF STOCK CERTIFICATES

    As soon as practicable after the Effective Time, First Federal will appoint an Exchange Agent (the "Exchange Agent") who will send a notice and a form of letter of transmittal to each holder of certificate(s) which immediately prior to the Effective Time represented shares of Common Stock, advising the holders of the terms of the exchange and the procedure for surrendering such certificate(s) in exchange for the Merger Consideration. Upon receipt of the certificate(s) and properly completed transmittal forms or letters, the Exchange Agent will make the appropriate cash payment. See "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Exchange of Stock Certificates."

    PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

OPINION OF FINANCIAL ADVISOR -- THE $15.00 PER SHARE CASH
PURCHASE PRICE IS FAIR TO STOCKHOLDERS ACCORDING TO INVESTMENT
BANKER PRAIRIE CAPITAL

    The Board of Directors retained Prairie Capital Services, Inc. ("Prairie Capital") to render its opinion with respect to the fairness of the consideration, from a financial perspective, to be paid by First Federal to the Company's stockholders in the Merger. Prairie Capital rendered its opinion to the Board as of August 17, 1998, that, from a financial perspective, the consideration to be offered in the Merger was fair to the stockholders of the Company. This opinion has been updated and confirmed as of the date of this Proxy Statement. (Such opinion, as updated, is hereinafter referred to as the "Opinion"). The Opinion sets forth a description of the assumptions made and matters considered by Prairie Capital and contains certain limitations and qualifications. For its services in connection with rendering its fairness opinion, Prairie Capital received a fee of $15,000. Prairie Capital also received reimbursement for certain out-of-pocket expenses and the Company agreed to indemnify Prairie Capital against certain liabilities, including liabilities which may arise under the securities laws. A copy of the Opinion is attached as Appendix B hereto, and the description set forth herein is qualified in its entirety by reference to the attached Opinion. For additional information, see "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Opinion of Financial Advisor -- The $15.00 Per Share Cash Purchase Price is Fair to Stockholders According to Investment Banker Prairie Capital " and the Opinion attached hereto as Appendix B.

NO SOLICITATION

    The Merger Agreement provides that the Company and the Bank will not initiate, solicit, or encourage, or take any other action to facilitate any inquiries or the making of any proposal which constitutes a "Superior Proposal," as defined in the Merger Agreement, except with respect to negotiations regarding, and the endorsement of a Superior

                          (iv)

Proposal, as legally required by the fiduciary duties of the Company's Board of Directors under applicable law and as advised by counsel to the Company's Board of Directors. The Company must promptly notify First Federal of all the relevant details relating to all inquiries or proposals received by, or any such negotiations or discussions are sought to be initiated with, the Company or any subsidiary. These provisions will have the effect of discouraging competing offers to acquire or merge with the Company. See "Proposal II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- No Solicitation."

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE

    The Merger Agreement is subject to termination by the mutual agreement of the parties thereto or, in case of certain breaches of the representations, warranties, covenants and agreements contained in the Merger Agreement, by notice of termination given by the non-breaching party. In addition, the Merger Agreement may be terminated (i) if stockholders of the Corporation fail to approve the Merger Agreement, (ii) if all regulatory approvals required for consummation of the Merger are not received, (iii) if the Boards of Directors of Bancorp and First Federal determine, in their sole discretion exercised in good faith, that the Conversion has become inadvisable for certain reasons or cannot otherwise be completed, and (iv) under certain circumstances, if the Merger is not consummated by August 31, 1999.

    Upon termination under certain circumstances, including those involving the Company's receipt of a Superior Proposal, the Company entering into an agreement to be acquired by another entity and the Company's failure to receive stockholder approval of the Merger Agreement under certain facts, First Federal will be entitled to a termination fee of $1.4 million. See "Proposal II -- APPROVAL OF $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Termination of the Merger Agreement" and " -- Termination Fee."

DISSENTERS' RIGHTS

    Under Delaware law, dissenters' rights of appraisal are available to stockholders of the Company who comply with the statutory procedures for requesting appraisal in connection with the Merger. AMONG OTHER REQUIREMENTS, STOCKHOLDERS WISHING TO EXERCISE THEIR RIGHTS OF APPRAISAL MUST MAKE A WRITTEN DEMAND FOR APPRAISAL BEFORE THE TAKING OF A VOTE ON THE MERGER. A VOTE AGAINST THE MERGER DOES NOT CONSTITUTE SUCH A WRITTEN DEMAND. STOCKHOLDERS WHO RETURN AN EXECUTED BLANK PROXY WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AND THEREBY TO HAVE WAIVED
THEIR DISSENTERS' RIGHTS OF APPRAISAL.   See "Proposal II --
APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Dissenters' Rights" and the copy of Section 262 of the Delaware General Business Corporation Law ("DGCL") attached as Appendix C hereto.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

    Certain members of the Company's and the Bank's Boards of Directors and their officers and employees have interests in the Merger in addition to their interests as stockholders of the Company generally. These interests include, among others, provisions in the Merger Agreement relating to liability insurance and indemnification, severance payments to Mr. Kevin
D. Ulmer and Mr. Gary R. Hill for approximately $390,000 and $271,000, respectively, a non-competition agreement with Mr. Ulmer for $50,000 and other employee benefit matters. It is also currently anticipated that three directors of the Company will be entitled to serve as advisory directors of First Federal for at least one year, and such advisory directors will receive an annual fee of at least $2,000 plus $200 per meeting attended. See "Proposal II --APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Effect on Employees and Certain Employee Benefit Plans" and " -- Interests of Directors and Officers in the Merger."

                            (v)

               MID-IOWA FINANCIAL CORP.

         SELECTED CONSOLIDATED FINANCIAL DATA

    The following tables present selected consolidated financial information for the Company at the dates and for the periods indicated. This information is derived from and should be read in conjunction with the Company's consolidated financial statements and the notes thereto contained in the Company's 1998 Annual Report to Stockholders (the "Annual Report") which accompany this Proxy Statement, and are incorporated herein by reference. In the opinion of management of the Company, such information reflects all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of the selected financial information and other data.

                                                      AT SEPTEMBER 30,
                                    -----------------------------------------------------
                                       1998       1997       1996       1995       1994
                                    -----------------------------------------------------
                                                     (DOLLARS IN THOUSANDS)
Selected Financial Condition Data:
---------------------------------
Total assets . . . . . . . . . . .  $147,517   $128,017   $115,804   $108,221   $100,562
Loans receivable, net. . . . . . .    71,436     66,418     62,123     57,847     54,269
Securities available for sale. . .     4,994      4,983      4,974        837        851
Mortgage-backed and related
 securities held for investment. .    25,862     26,180     23,974     28,139     29,497
Investment securities. . . . . . .    23,932     21,587     20,258     16,787     11,310
Deposits . . . . . . . . . . . . .    96,353     89,378     82,872     78,671     78,883
Total borrowings . . . . . . . . .    36,000     25,000     20,500     18,000     10,750
Stockholder's equity - partially
  restricted . . . . . . . . . . .    13,760     12,061     10,601     10,261      9,770


                                                 YEAR ENDED SEPTEMBER 30,
                                    -----------------------------------------------------
                                       1998       1997       1996       1995       1994
                                    -----------------------------------------------------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Selected Operations Data:
------------------------
Total interest income. . . . . . .  $9,806      $8,963     $8,227     $7,330     $6,211
Total interest expense . . . . . .   6,081       5,345      4,939      4,492      3,347
                                    ------      ------     ------     ------     ------
   Net interest income . . . . . .   3,725       3,618      3,288      2,838      2,864
Provision for losses on loans. . .      60          81         36         33         46
                                    ------      ------     ------     ------     ------
   Net interest income after
     provision for losses on
     loans . . . . . . . . . . . .   3,665       3,537      3,252      2,805      2,818
Fees and service charges . . . . .     395         365        325        314        428
Gain on loans, mortgage-backed
  and investment securities. . . .      25          24         33         14         25
Other noninterest income . . . . .     928       1,073        741        650        449
Total noninterest expense. . . . .   3,082       2,658      3,115      2,394      2,247
                                    ------      ------     ------     ------     ------
Income before taxes on income and
  cumulative effect of accounting
  changes. . . . . . . . . . . . .   1,931       2,341      1,236      1,389      1,473
Taxes on income. . . . . . . . . .     599         791        411        462        470
Cumulative effect of accounting
  changes. . . . . . . . . . . . .      --          --         --         --         64
                                    ------      ------     ------     ------     ------
Net income . . . . . . . . . . . .  $1,332      $1,550     $  825     $  927     $1,067
                                    ======      ======     ======     ======     ======

Earnings per common share-
  diluted (1). . . . . . . . . . .  $  .73      $  .89     $  .47     $  .52     $  .58
Cash dividends per common
  share(1) . . . . . . . . . . . .  $  .08      $  .08     $  .08     $  .08     $  .07

                                 (vi)

                                                 YEAR ENDED SEPTEMBER 30,
                                    -----------------------------------------------------
                                       1998       1997       1996       1995       1994
                                    -----------------------------------------------------
                                                   (DOLLARS IN THOUSANDS)
Other Data:
----------
Average interest rate spread . . . .  2.38%       2.63%      2.54%     2.32%       2.72%
Net interest margin(2) . . . . . . .  2.77        3.04       2.97      2.74        3.07
Ratio of operating expense to
 average total assets(3) . . . . . .  1.62        1.57       2.16      1.79        1.97

Average interest-earning assets to
 average interest-bearing
 liabilities . . . . . . . . . . . .108.51      108.95     109.55    109.61      109.81

Non-performing assets to total
 assets at end of period . . . . . .   .15         .01        .13       .13         .03

Stockholder's equity to total
 assets at end of period . . . . . .  9.33        9.42       9.15      9.48        9.72
Return on assets (net income to
 average total assets) . . . . . . .   .96        1.27        .73       .88        1.14
Return on stockholder's equity
 (net income to average
 stockholder's equity) . . . . . . . 10.26       13.70       7.79      9.25       11.38
Stockholder's equity-to-assets ratio
 (average stockholder's equity to
 average total assets) . . . . . . .  9.37        9.27       9.36      9.61        9.98
Number of full-service offices . . .     7           7          6         6           6

____________________
(1)  As adjusted for Mid-Iowa Financial Corp.'s 100% stock dividends paid on February 24,
     1995 and January 25, 1996.
(2)  Net interest income divided by average interest-earning assets.
(3)  Excludes the expenses of the subsidiaries of Mid-Iowa Savings Bank, F.S.B.  Such ratios, including such expenses would be 2.22%, 2.18%, 2.76%, 2.30% and 2.39% for the years ended September 30, 1998, 1997, 1996, 1995, and 1994, respectively.

                                 (vii)

        FIRST FEDERAL SAVINGS BANK OF SIOUXLAND

         SELECTED CONSOLIDATED FINANCIAL DATA


     The following tables set forth selected consolidated historical financial and other data of First Federal (including its subsidiaries) for the periods and the dates indicated. The selected consolidated financial condition and operating data at and for the three month periods ended September 30, 1998 and 1997 are derived from unaudited consolidated financial statements and, in the opinion of management of First Federal, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for the unaudited periods have been made. The result of operations data presented below for the three months ended September 30, 1998, are not necessarily indicative of the results of First Federal that may be expected for the entire year.

                                 AT                      AT JUNE 30,
                            SEPTEMBER 30, -------------------------------------------
                                1998       1998(8)  1997      1996      1995     1994
                            ------------   ----     ----      ----      ----     ----
                                                       (IN THOUSANDS)
Total assets . . . . . . . . $569,612   $551,450   $468,568  $443,516  $434,122  $391,166
Loans receivable, net. . . .  407,455    404,800    341,254   320,408   311,775   264,616
Securities held in maturity.   32,108     32,023     29,758    22,459    96,802   101,322
Securities available for
  sale . . . . . . . . . . .   87,457     65,195     64,098    74,498        --        --
FHLB stock, at cost. . . . .    6,270      5,671      5,000     4,769     4,675     4,675
Office property and
 equipment,  net . . . . . .   11,071     10,845      9,638     8,697     7,559     7,549
Excess of cost over fair
  value of assets acquired .    8,080      8,158        318       355       190       204
Deposits . . . . . . . . . .  392,677    392,425    326,734   335,223   339,426   343,588
FHLB advances. . . . . . . .  124,885    107,901     96,500    66,000    54,500    10,000
Stockholders' equity . . . .   43,167     42,020     38,865    36,857    34,864    33,029

______________________
(footnotes on next succeeding page)
                                    (viii)

                                   THREE MONTHS
                                      ENDED
                                   SEPTEMBER 30,               YEAR ENDED JUNE 30,
                                  ---------------    --------------------------------------
                                  1998       1997    1998(8)  1997     1996    1995    1994
                                  -----      ----    ----     ----     ----    ----    ----
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA

Total interest income. . . . . . $10,056     $8,510  $35,364  $33,691  $31,686  $29,007 $27,460
Total interest expense . . . . .   6,283      5,172   21,377   20,328   19,645   17,707  15,642
                                  ------     ------   ------   ------   ------   ------  ------
  Net interest income. . . . . .   3,773      3,338   13,987   13,363   12,041   11,300  11,818
Provision for loan losses. . . .      75         70      345      258      233      142     100
                                  ------     ------   ------   ------   ------   ------  ------
Net interest income after
  provision for
  loan losses. . . . . . . . . .   3,698      3,268   13,642   13,105   11,808   11,158  11,718
                                  ------     ------   ------   ------   ------   ------  ------
Noninterest income
  Fees and service charges . . .     449        287    1,392    1,143    1,092      771     800
  Gain on sale of real estate
  owned  . . . . . . . . . . . .      --         --       --       --       --        3     870
  Gain on sale of loans held
    for sale . . . . . . . . . .      87         49      242      207      290      160     261
  Other income . . . . . . . . .     366        339    1,544    1,201    1,124      689     862
                                  ------     ------   ------   ------   ------   ------  ------
  Total noninterest income . . .     902        675    3,178    2,551    2,506    1,623   2,793
                                  ------     ------   ------   ------   ------   ------  ------
Noninterest expense:
  Compensation and benefits. . .   1,452      1,466    6,702    5,655    5,150    4,615   4,225
  Office property and equipment.     447        334    1,500    1,293    1,159    1,064   1,063
  Special deposit insurance
    assessment . . . . . . . . .      --         --       --    2,233       --       --      --
  Other noninterest expense. . .   1,063        839    3,326    3,512    3,410    3,327   3,590
                                  ------     ------   ------   ------   ------   ------  ------
  Total noninterest expense. . .   2,962      2,639   11,528   12,693    9,719    9,006   8,878
                                  ------     ------   ------   ------   ------   ------  ------
  Earnings before income taxes
    and cumulative effect of
    accounting change. . . . . .   1,638      1,304    5,292    2,963    4,595    3,775   5,633
                                  ------     ------   ------   ------   ------   ------  ------
Income taxes . . . . . . . . . .     620        463    1,874    1,024    1,543    1,259   1,556
Net earnings before cumulative
  effect of accounting change. .   1,018        841    3,418    1,939    3,052    2,516   4,077
Cumulative effect of accounting
  change . . . . . . . . . . . .      --         --       --       --       --       --     732
                                  ------     ------   ------   ------   ------   ------  ------
Net earnings . . . . . . . . . .  $1,018     $  841   $3,418   $1,939   $3,052   $2,516  $4,809
                                  ======     ======   ======   ======   ======   ======  ======
Earnings per share (1)
  Net earnings before cumulative
    effect of accounting change. .$  .36     $  .30   $ 1.21   $  .69   $ 1.08   $   90  $ 1.46
  Cumulative effect of accounting
    change . . . . . . . . . . . .$  --      $   --   $   --   $   --   $   --   $   --  $  .26
                                  ------     ------   ------   ------   ------   ------  ------
  Basic earnings per share . . . .$  .36     $  .30   $ 1.21   $  .69   $ 1.08   $  .90  $ 1.72
                                  ======     ======   ======   ======   ======   ======  ======
  Diluted earnings per share . . .$  .35     $  .29   $ 1.19   $  .67   $ 1.06   $  .88  $ 1.70
                                  ======     ======   ======   ======   ======   ======  ======
Cash dividends declared per
  common share . . . . . . . . . .$  .12     $  .12   $  .48   $  .47   $  .44   $  .36  $  .34
                                  ======     ======   ======   ======   ======   ======  ======

_____________________________
(1) Adjusted for stock distributions.

  (footnotes on next page)
                                     (ix)

                                   THREE MONTHS
                                      ENDED
                                  SEPTEMBER 30,(9)     AT OR FOR THE YEAR ENDED JUNE 30,
                                  ---------------    --------------------------------------
                                  1998       1997    1998(8)  1997     1996    1995    1994
                                  -----      ----    -------  ----     ----    ----    ----
                                                         (DOLLARS IN THOUSANDS)
SELECTED OPERATING RATIOS
AND OTHER DATA(2)
PERFORMANCE RATIOS:
Return on assets (net income
  divided by average total
  assets) (1) (2). . . . . . . .   .73%       .73%     .71%    .43%     .70%    .60%   1.22%
Return on equity (net income
  divided by average
  equity) (1) (2). . . . . . . .  9.57       8.51     8.39    5.20     8.44    7.42   15.49
Stockholder's equity to assets
  ratio (average (equity divided
  by average total assets) . . .  7.53       8.61     8.46    8.20     8.32    8.14    7.86
Net interest rate spread (3) . .  2.58       2.67     2.74    2.71     2.52    2.49    2.88
Net yield on average interest-
  earning assets (4) . . . . . .  2.87       3.05     3.07    3.07     2.88    2.82    3.13
Net interest income after
  provisions for loan losses to
  total other expenses (1) . . .106.07     108.04   118.34  103.25   121.50  123.90  132.00

ASSET QUALITY RATIOS:
Nonperforming loans to total
  loans. . . . . . . . . . . . .   .30        .28      .33     .15      .22     .22     .35
Nonperforming loans to total
  assets. . . . . . .  . . . . .   .21        .21      .24     .11      .16     .16     .24
Nonperforming assets as a
  percentage of total
  assets (5).  . . . . . . . .     .34        .22      .34     .11      .17     .17     .26
Nonperforming loans and real
  estate owned to total loans
  and real estate owned. . . .     .47        .29      .47     .15      .24     .23     .38
Average interest-earning assets
  to average interest-bearing
  liabilities. . . . . . . . .  106.07     108.04   107.14  107.69   107.74  107.27  105.98

CAPITAL, EQUITY AND DIVIDEND
RATIOS:
Tangible capital (6) . . . . .    6.17      8.62      6.20    8.24     8.37    7.99    8.39
Core capital (6) . . . . . . .    6.17      8.62      6.20    8.24     8.37    7.99    8.77
Risk-based capital (6) . . . .   12.33     17.10     12.51   17.00    18.45   18.02   21.02
Average equity to average
  assets ratio . . . . . . . .    7.58      8.61      8.46    8.20     8.32    8.14    7.86
Dividend payout ratio (7). . .   33.33     40.00     39.67   68.12    40.74   40.00   19.77

PER SHARE DATA:
Book value per share (7) . . .   15.17     14.08   $ 14.80  $13.74   $13.08  $12.42  $11.81
Earnings per share (basic) . .     .36       .30      1.21     .69     1.08     .90    1.72

OTHER DATA:
Full-service offices . . . . .      15        13        15      13       13      12      12

___________________________
(1)  Excluding the SAIF assessments, the Bank's return on assets, return on equity, and net interest income after provision for loan losses to total other expenses would have been
     .73%, 8.95% and 125.29%, respectively, for the year ended June 30, 1997.
(2)  Includes the cumulative effect of change in the method of accounting for income taxes of
     $732,000 for the year ended June 30, 1994, representing .19% return on assets and 2.36%
     return on equity.
(3)  Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)  Represents net interest income as a percentage of average interest-earning assets.
(5)  Nonperforming assets include nonaccruing loans, accruing loans delinquent 90 days or more, and foreclosed assets but do not include restructured loans.
(6)  End of period ratio.
(7)  Adjusted for stock distributions
(8)  Data includes the effect of First Federal's acquisition of GFS Bancorp, Inc. for periods subsequent to March 31, 1998.
(9)  Annualized where appropriate.

                              (x)

          PROPOSAL I -- ELECTION OF DIRECTORS
GENERAL

     The Company's Board of Directors is currently composed of five members, each of whom is also a director of the Bank. Directors are generally elected to serve for three-year terms or until their respective successors are elected and qualified.
The directors are divided into three classes, and approximately one-third of the directors are elected annually. In September 1998, Mr. John Switzer, a director with the Bank since 1972, passed away, and as a result, the number of directors on the Board of Directors was reduced from six to five directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved Mr. Gary R. Hill as a nominee for director of the Bank and Company for a term of three years to expire in January 2002 or until consummation of the Merger. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Annual Meeting FOR the election of the nominee. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which the nominee was selected.


                                                                                      SHARES OF
                                                                                    COMMON STOCK
                                                                                     BENEFICIALLY
                                                              DIRECTOR   TERM TO       OWNED AT       PERCENT OF
NAME            AGE(1)   POSITION(S) HELD IN THE COMPANY      SINCE(2)   EXPIRE  FEBRUARY 2, 1999(3)   CLASS(3)
----            ------   -------------------------------      --------   ------  -------------------- ----------
                           NOMINEES FOR THREE-YEAR TERMS
                           -----------------------------

Gary R. Hill     51      Director, Executive Vice President,   1986      1999(4)     122,558 (5)       6.82%
                         Secretary and Treasurer of the
                         Company and the Bank

                          DIRECTORS CURRENTLY IN OFFICE
                          -----------------------------

Carney D. Loucks 48      Director of the Company and the Bank  1997      2000          8,000            .44

Kevin D. Ulmer   47      Director, President and Chief         1990      2000        169,136 (5)       9.29
                         Executive Officer of the Company
                         and the Bank

John E. Carl     57      Director of the Company and the Bank  1984      2001         29,250           1.62

David E. Sandeen 54      Director of the Company and the Bank  1985      2001         77,048 (5)       4.24

________________
(1)  As of September 30, 1998.
(2)  Includes service as a director of the Bank.
(3)  Amount includes shares held directly and jointly with certain family members or held by trusts of which the named individual is a trustee, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power.  This amount also includes options to purchase 24,000, 12,896, 0, 8,000 and 20,792 shares of Common Stock held by Messrs. Ulmer, Carl, Hill, Loucks and Sandeen, respectively, which options are currently exercisable.  The amount reported above excludes shares held by family members that do not live in the same household as such officers and directors, with respect to which beneficial ownership is expressly disclaimed.
(4)  Assuming the individual is elected at the Annual Meeting.
(5)  This amount includes 9,600 shares held by the Bank's Profit Sharing Plan and 9,600 shares held by the Bank's Retirement Plan for which Directors Ulmer, Hill and Sandeen, as trustees, are deemed to have shared voting and investment power.


     The principal occupation of each director of the Company is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

     Gary R. Hill has been a Director of the Bank since 1986, and of the Company since its formation. He presently serves the Bank and the Company as Executive Vice President, Secretary and
Treasurer.  Mr. Hill has been with the Bank since 1981.

     Carney D. Loucks has been a self-employed orthodontist in Newton and Grinnell, Iowa for the past 15 years. He has been a Director since 199.

     Kevin D. Ulmer is President and Chief Executive Officer of the Bank and the Company, positions he has held with the Bank since January of 1990 and with the Company since its formation. He joined the Bank in September of 1989 as Executive Vice President. Prior to joining the Bank, Mr. Ulmer served as President of First Federal Savings and Loan Association of York, Nebraska from 1986 to 1989.

     John E. Carl has served as a Director of the Bank since
1984, and of the Company since its formation. He is the majority owner of Central Iowa Broadcasting, a company operating a radio station located in Newton.

     David E. Sandeen has been a Director of the Bank since 1985, and of the Company since its formation. He is the President of Midwest Manufacturing Co., a manufacturer of auto parts, headquartered in Kellogg, Iowa, and President of CREST Engineering Co., a specialty machining shop, located in Brookland Park, Minnesota.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 21 times during the fiscal year ended September 30, 1998. During the 1998 fiscal year, no incumbent directors of the Company attended fewer than 75% of the total number of Board meetings and committee meeting held by the committees of the Board of Directors on which they served. The Company's directors are not paid a fee for serving on the Company's Board.

     The Company has standing Executive, Audit and Stock Option
Committees.

     The Executive Committee is composed of Directors Ulmer, Carl and Sandeen. The Executive Committee meets, as necessary, to consider matters of general importance to Mid-Iowa. All decisions of the Executive Committee are ratified by the Board of Directors. The Executive Committee did not meet during fiscal 1998, as the full Board met sufficiently often to conduct Company business.

     The Audit Committee is composed of all non-employee directors. The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. This committee met two times during fiscal 1998.

     The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting.


EXECUTIVE COMPENSATION

     The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons.

     Summary Compensation Table. The following table sets forth information regarding compensation paid by the Bank to its Chief Executive Officer. No other executive officer was paid in excess of $100,000 during this period.

                                                                     LONG-TERM COMPENSATION
                                                              ------------------------------
                                 ANNUAL COMPENSATION               AWARDS           PAYOUTS
                            -------------------------------   -------------------   --------
NAME AND                                           OTHER      RESTRICTED  SECURITIES
PRINCIPAL              FISCAL                      ANNUAL      STOCK      UNDERLYING  LTIP      ALL OTHER
POSITION               YEAR  SALARY     BONUS   COMPENSATION   AWARDS    OPTIONS(#)  PAYOUTS COMPENSATION(1)
------------------------------------------------------------------------------------------------------------
Kevin D. Ulmer         1998  $89,125   $ 43,762   $          $                      $          $  16,078
President and Chief    1997   85,808     36,842                           65,000        --        14,921
Executive Officer      1996   82,980     22,426        --         --          --        --        12,739

(1) Includes the Bank's contribution of $3,908, $3,671 and $3,095 under the Bank's Profit
    Sharing Plan and $11,724, $10,856 and $9,284 under the Bank's Retirement Plan for Mr. Ulmer for fiscal 1998, 1997 and 1996, respectively.  Also includes $446 and $453 in term life insurance premiums paid by the Company during fiscal 1998 and 1997 on behalf of Mr. Ulmer.

    Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values. The following table provides information regarding options exercised and the value of the options held by the Company's Chief Executive Officer on September 30, 1998.
Mr. Ulmer did not receive a grant of options during fiscal year
1998.

                                             NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS
                                                    YEAR-END            AT FISCAL YEAR-END
                 SHARES ACQUIRED   VALUE        (ALL IMMEDIATELY         (ALL IMMEDIATELY
NAME               ON EXERCISE    REALIZED       EXERCISABLE)            EXERCISABLE) (1)
----             ---------------  --------    -------------------      --------------------
Kevin D. Ulmer       12,000        $42,750         53,000                   $318,000

_______________
(1)  Based on the difference between the fair market value of the underlying Common Stock of $
     11.31 as quoted on the  NASDAQ Small Cap exchange on September 30, 1998 and the exercise price of $7.75 per share.

EMPLOYMENT AGREEMENT

     In October 1992, the Bank entered into an employment agreement with Kevin D. Ulmer for a three year term. The employment agreement provides for an annual base salary as determined by the Board of Directors, but not less than Mr. Ulmer's salary immediately preceding the conversion of the Bank from mutual to stock form. Salary increases are reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment contract provides for an automatic extension for one additional year upon authorization by the Board of Directors at the end of each year. On September 21, 1998, the employment agreement was extended for one additional year, to renew the three-year contract. The contract provides for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision regulations. The employment contract is terminable by the employee upon 90 days' notice to the Bank. The employment contract provides for payment to the employee in the event there is a change in control of the Company or the Bank, as defined in such agreement, where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the employee's salary through the end of the contract and an additional amount representing the employee's salary for the immediately

preceding year, provided that payments under the agreement may not exceed an aggregate of 2.99 times the employee's average taxable income for the five years preceding the change in control. Such termination payment is also provided on a similar basis in the event of a voluntary termination of employment in connection with a change in control that was at any time opposed by the Bank's or the Company's Board of Directors. Assuming a change in control were to take place as of the date hereof, the aggregate amount payable to Mr. Ulmer pursuant to this change in control provision would be approximately $390,000. The contract provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. See " -- PROPOSAL II -- APPROVAL OF THE $15.00 PER SHARE CASH PURCHASE PRICE AND THE MERGER AGREEMENT -- Interest of Directors and Officers in the Merger."

CERTAIN TRANSACTIONS

     The Bank's current loan policy provides that no loans will be made to officers and directors. Prior to the current loan policy, the Bank did offer loans to its directors, officers, and employees. During fiscal 1998, there was one outstanding loan to a director that exceeded $60,000. The outstanding loan was made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and did not involve more than the normal risk of collectibility or present other unfavorable features.

   PROPOSAL II -- APPROVAL OF THE $15.00 PER SHARE
     CASH PURCHASE PRICE AND THE MERGER AGREEMENT

     The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Appendix A. The material terms and provisions of the Merger are discussed in this Proxy Statement. Stockholders are urged to read this document carefully.

GENERAL

     On August 17, 1998, the Company, Bank, Bancorp and First Federal entered into the Merger Agreement, which provides for the acquisition of the Company and the Bank by First Federal by means of the Merger, with First Federal surviving the Merger. The Merger Agreement provides that the Merger is subject to the receipt of all required regulatory approvals, the approval by the holders of the Common Stock, completion of the Conversion and the satisfaction or waiver of a number of other conditions and that each outstanding share of the Common Stock, by virtue of the Merger and without any further action by the holder thereof, will be converted into the right to receive $15.00 in cash. See " -- Description of the Merger."

     The aggregate purchase price to be paid by First Federal for the Common Stock in the Merger is approximately $28.1 million (including payment for issued options). First Federal has represented that it will have sufficient funds at the Effective Time of the Merger (the "Effective Time") to pay for shares of the Common Stock pursuant to the Merger Agreement.

     APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE
VOTE OF AT LEAST A MAJORITY OF ALL VOTES ENTITLED TO BE CAST BY
THE HOLDERS OF THE COMMON STOCK.

THE PARTIES TO THE MERGER AGREEMENT

     Mid-Iowa Financial Corp. The Company was incorporated under the laws of the State of Delaware in 1992 to become a savings and loan holding company with the Bank as its sole subsidiary. The Company's principal business is to act as the holding company of the Bank.

     The Company is classified as a unitary savings and loan holding company subject to regulation by the OTS. Prior to its acquisition of the capital stock of the Bank, the Company had no assets and no liabilities and engaged in

no business activities. Since the acquisition of the Bank's capital stock, the primary business activities of the Company has been acting as the holding company of the Bank. The Company, through its wholly-owned subsidiary, Mid-Iowa Security Corporation also offers real estate brokerage services and is involved in the development of a residential subdivision located in Newton, Iowa.

     Mid-Iowa Savings Bank, FSB. The Bank is a federally chartered stock savings bank headquartered in Newton, Iowa. The Bank's primary market area of Jasper County and West Des Moines, Iowa is serviced by its two offices in Newton and offices in Baxter, Colfax, Monroe, Prairie City and West Des Moines. At September 30, 1998, Mid-Iowa and the Bank on a consolidated basis had assets of $147.5 million, deposits of $96.4 million and stockholders' equity of $13.8 million.

     The Bank offers a variety of financial services to meet the needs of the families in the communities it serves. It attracts retail deposits from the general public and uses such deposits, together with borrowings and other funds, to invest in primarily one- to four-family residential mortgage loans and mortgage-backed and related securities, and to a lesser extent, consumer, commercial real estate, and commercial business loans. Most loans are presently originated in the Company's primary market area, Jasper County and West Des Moines, Iowa; to a lesser extent loans are also originated in other parts of Iowa. The Bank also invests in U.S. Government and agency obligations and other permissible investments and occasionally purchases loan participations. The Bank, through its wholly-owned subsidiary, Center of Iowa Investments, Limited, also offers mutual funds, annuities, discount securities brokerage services, credit reporting and collection services.

     First Federal Bankshares, MHC. Bancorp is the federally-chartered mutual holding company of First Federal. Bancorp was formed in July 1992 as a result of the reorganization of First Federal into a federally-chartered mutual holding company structure. Bancorp's sole business activity is holding 1,524,600 shares of First Federal's common stock, which represents 53.6% of the outstanding shares, as well as $310,000 in cash or cash equivalents and other assets of $1.5 million as of September 30, 1998. As part of the conversion, Bancorp will merge into First Federal, with First Federal as the surviving entity.

     In connection with and prior to the Merger, and in order to raise capital to facilitate the Merger, Bancorp will effect a full conversion from a thrift mutual holding company to a thrift stock holding company (the "Conversion") and will offer shares (the "Conversion Shares") of its common stock, par value $.01 per share ("Bancorp Common Stock"), in a subscription and community offering at $10.00 per share and in an exchange offering to the existing public stockholders of First Federal.

     First Federal Savings Bank of Siouxland. First Federal is a federally-chartered stock savings bank headquartered in Sioux City, Iowa. First Federal's deposits have been federally insured since 1935. First Federal has been a member of the Federal Home Loan Bank ("FHLB") of Des Moines since 1935. At September 30, 1998, First Federal had total assets of $569.6 million, total deposits of $392.7 million, and total stockholders' equity of $43.2 million.

     First Federal is a community-oriented financial institution offering traditional financial services to its local community. First Federal's primary lending area includes northwest Iowa, contiguous portions of Nebraska and South Dakota and central Iowa. First Federal's primary lending activity involves the origination of fixed rate and adjustable rate mortgage (ARM) loans secured by single family residential real estate. Fixed rate mortgage loans with terms longer than fifteen years are originated primarily for sale in the secondary market on a servicing released basis, while ARM loans are retained in First Federal's portfolio. To a lesser extent, First Federal makes second mortgage loans secured by the borrower's principal residence and other types of consumer loans, such as auto loans and home improvement loans. In addition, First Federal makes commercial and multi-family loans and First Federal anticipates an increase in its commercial and multi-family loan portfolios in the future. In addition, First Federal invests in mortgage-backed securities and in securities issued by the United States Government and its agencies.

     First Federal conducts operations through its main office in Sioux City, Iowa, and its 12 branch offices.

     The principal executive offices of Bancorp and First
Federal are located at 329 Pierce Street, Sioux City, Iowa
51101.  Their telephone number at that address is (712) 277-
0200.

BACKGROUND OF THE MERGER

     During mid to late 1997, management was aware of numerous business combinations occurring in the banking and thrift industry and the solid premiums being paid in those business combinations. Indications from financial advisors further verified these observations. This led management and the Board of Directors to begin evaluating strategic alternatives. Specifically noted were the strong prices which had been achieved in several mid-western business combinations.

     In September 1997, the Chairman of the Board and the President of the Company met with a representative of a financial advisory firm to evaluate the Company's strategic alternatives.

     The results of this research were shared with the Board of Directors on October 20, 1997 and resulted in the Company engaging a financial advisory firm in November 1997 to, among other services, contact potential acquirers to determine their interest in pursuing a business combination with the Company, evaluate proposals received, and assist in structuring and negotiating a possible business combination with the Company.

     During the months of December 1997 and January 1998 this firm contacted approximately 12 companies believed most likely to be interested in acquiring the Company at a price acceptable to the Company. First Federal was not included in the group of companies contacted. In response to these contacts, three parties, all bank holding companies, submitted formal indications of interest indicating preliminary prices ranging from $12.00 to $15.00 per share and involving both cash and stock transactions. A fourth party verbally indicated a preliminary indication of interest at $12.00 per share.

     Following this analysis, the Board of the Company authorized the Company's financial advisor to invite four parties to conduct a due diligence examination of the Company. One of the companies did not complete due diligence because subsequent to its original proposal, it discovered it had an accounting issue which would prevent pooling. Following completion of due diligence, the parties submitted revised indications of interest at prices of $12.00, $14.08 and $14.55, respectively. The latter two expressions of interest contemplated stock-for-stock exchanges.

     The Board of Directors then met with the financial advisor to review the preliminary proposals. The Board of Directors considered the $14.55 offer to be the most favorable proposal considering the following factors: (i) it represented the highest price offered; (ii) it represented an all stock transaction; and (iii) represented a stock which appeared to have adequate liquidity in the market.

     On the basis of the foregoing, the Board then authorized management to proceed with negotiations with the company that had submitted a preliminary indication of interest in acquiring the company in a tax free exchange of stock at a per share price of $14.55. In the several weeks which followed, management engaged in negotiations with this bank holding company but the parties were never able to reach an agreement over final pricing terms, specifically including the mechanisms for protecting the Company's stockholders in the event of a decline in the prospective acquiror's stock price. On May 18, 1998, the Company's Board, at the recommendation of the Chairman and President, voted to suspend negotiations with the bank holding company and to discuss a transaction with other potential inquirers. During these May 18th deliberations and before taking this action, the Board of Directors noted that in addition to disagreement over the appropriate level of risk to the Company resulting from a decline in the acquiror's stock price, other issues included unacceptable restrictions on lending and investment operations of Mid-Iowa. Therefore, the Chairman of the Board and President were authorized to pursue other prospects.

     On June 29, 1998, the Company terminated its agreement with the financial advisor.

     Between July 1, 1998 and July 31, 1998, management pursued contacts with the party that had submitted an expression of interest of $14.08 per share as well as with First Federal. The company which had submitted the $14.08 per share offer, since it was not publically traded, could not demonstrate that the stock would have either adequate liquidity or a stable market price.

     During the week of July 6, 1998, Kevin D. Ulmer, President of the Company, was contacted by Steven L. Opsal, Executive Vice President of First Federal, to discuss the Company's interest in a possible business combination. On July 16, 1998, Mr. Ulmer met with Barry Backhaus, Chairman and Chief Executive Officer of First Federal, and Mr. Opsal. Mr. Backhaus expressed to Mr. Ulmer the strong interest on the part of First Federal to pursue an acquisition with Mid-Iowa. On July 17, 1998, Mr. Backhaus met with both Chairman of the Board, David Sandeen and President, Kevin Ulmer to discuss this matter further and again indicated strong interest on the part of First Federal in pursuing the acquisition.

     First Federal submitted a written indication of interest in a cash acquisition at a per share price of $15.00. At a meeting of July 27, 1998, the Board authorized management to proceed with negotiations of a definitive agreement with First Federal. During its deliberations, the Directors noted that during 1998 the Board has conducted extensive research on the value of the Company and looked at a variety of potential acquirers and the $15.00 price discussed was not only the best price offered, but also was a cash offer, thereby eliminating any uncertainties which existed in the financial markets.

     On August 17, 1998, the Board of Directors of the Company held a special meeting attended (telephonically) by representatives of Prairie Capital and the Company's legal counsel. The Prairie Capital representative provided detailed information concerning the financial terms of the Merger. After reviewing the information and certain other data regarding, among other things, the valuation of the Company and the values received in comparable transactions, the Prairie Capital representative responded to questions from the directors. The Prairie Capital representative then advised the Board that it was the opinion of Prairie Capital that the proposed Merger was fair to holders of the Common Stock from a financial point of view. Following such presentation, legal counsel provided an overview of the Merger Agreement. Legal counsel then conducted an analysis of the Merger Agreement, responded to several questions concerning the terms of the proposal, and discussed certain procedural aspects of the Merger. After discussions and further questions and answers, the Merger Agreement was unanimously approved by the Board of Directors.

     For a period following the adoption of its plan of conversion, First Federal in its discretion, was willing to furnish depositors of the Bank with a preference in the community offering phase of the conversion stock offering. The preference for depositors of the Bank was not the subject of negotiations between the Company and First Federal nor was it part of the Merger Agreement. The decision to provide Bank depositors with this preference was a decision made by First Federal after the execution of the Merger Agreement. As a result of comments received from the staff of the SEC in its review of First Federal's offering prospectus, First Federal decided to remove this preference.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE MERGER
AGREEMENT.

RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD OF
DIRECTORS BELIEVES THAT THE $15.00 PER SHARE CASH PRICE IS FAIR
TO STOCKHOLDERS

     The Board of Directors of the Company considered the following factors in evaluating the Merger: (i) the value being offered the Company's stockholders by First Federal in relation to the market value (approximately 18.3% premium over August 16, 1998 market value), book value (205.3% price to book value ratio), and earnings per share of Common Stock (price to earnings multiple of 20.1); (ii) information concerning the financial condition, results of operations and prospects of First Federal and the Company; (iii) the competitive environment for financial institutions generally; (iv) the ability of First Federal to provide comprehensive financial services in relevant markets; (v) the financial terms of other recent business combinations in the local financial services industry; (vi) the fact that First Federal has the financial resources to serve the lending and deposit needs of the Company's customer base; (vii) the opinion of the Company's financial advisor, Prairie Capital, that the consideration to be received by the Company's stockholders is fair to such stockholders from a financial point of view; and (viii) the financial effect of the Company's continued operation as an independent financial institution on stockholders' value.


     With the understanding that the Merger is a cash transaction, the Board of Directors considered that the receipt of cash in connection with the Merger would be a recognition event for federal income tax purposes, and that the amount of cash received by a stockholder in excess of such stockholder's original investment in the Common Stock (adjusted for stock splits, stock dividends or other such transactions which may have effected the value of the Common Stock) or for holders of stock options in excess of the exercise price, would be taxable at the capital gains rate.

     The Board of Directors did not quantify or otherwise attempt to assign relative weights to the foregoing factors considered in making its determination and does not believe that any single factor discussed above was given greater weight than any other factor. Having considered all of the foregoing, however, the Board of Directors determined that the Merger is in the best interest of stockholders and unanimously recommends that stockholders vote for the Merger.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE MERGER
AGREEMENT.

OPINION OF FINANCIAL ADVISOR -- THE $15.00 PER SHARE CASH
PURCHASE PRICE IS FAIR TO STOCKHOLDERS ACCORDING TO INVESTMENT
BANKER PRAIRIE CAPITAL

     General. The Mid-Iowa Board entered into an agreement with Prairie Capital on August 5, 1998, to review the terms of the proposed Merger and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Mid-Iowa.

     There were no limitations placed on the scope of Prairie Capital's activities in obtaining and reviewing data, holding discussions with Mid-Iowa and with First Federal and its financial advisor, performing such analyses as it deemed necessary in order to render a fairness opinion to the Mid-Iowa Board. Prior to the proposed Merger, Prairie Capital has had no financial advisory or other business relationship with Mid-Iowa or the Bank in the last two years. Also, Prairie Capital did not determine, or play any role in determining, the Merger Consideration.

     Background of Prairie Capital and Fee Arrangement.
Prairie Capital, as part of its investment banking business, is engaged in the valuation of businesses, including banks and thrifts, and securities in connection with mergers and acquisitions, stock conversions, other public and private financings and valuations for estate, corporate and other purposes. Mid-Iowa selected Prairie Capital on the basis of the reputations of its principals and their experience in evaluating Midwestern financial institutions such as Mid-Iowa and First Federal and Midwestern merger and acquisition transactions such as the proposed Merger.

     For its services in connection with rendering the fairness opinion, Prairie Capital received a fee of $15,000. Prairie Capital also received reimbursement for certain out-of-pocket expenses and Mid-Iowa agreed to indemnify Prairie Capital against certain liabilities, including liabilities which may arise under the securities laws.

     Fairness Opinion. On August 17, 1998, prior to the Mid-Iowa Board approving the Merger Agreement, Prairie Capital met with the Mid-Iowa Board, made an oral presentation of its written report and provided the Mid-Iowa Board with a written opinion, stating that the terms of the proposed Merger are fair, from a financial point of view, to the Mid-Iowa stockholders.
On February 10, 1999, Prairie Capital delivered an updated opinion to the Mid-Iowa Board to the same effect as the August 17, 1998 opinion. The full text of such opinion of Prairie Capital, which sets forth certain assumptions made, matters considered and specific reviews that were not undertaken, is attached as Appendix B to this Proxy Statement and should be read in its entirety in connection with this Proxy Statement. The summary of the opinion of Prairie Capital set forth in this Proxy Statement is qualified in its entirety by references to the opinion.

     Assumptions and Due Diligence Review by Prairie Capital. Prairie Capital assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. Prairie Capital did not make any independent valuation or appraisal of the assets or liabilities of Mid-Iowa and First Federal, nor was Prairie Capital furnished with any such appraisals. Prairie Capital assumed, without independent verification, that the aggregate allowances and reserves for loan and lease losses of Mid-Iowa and First Federal were adequate to cover such losses. Prairie Capital's opinion was necessarily based on economic, market and other conditions in effect on, and the information made available to it as of, the date of the opinion.

     In arriving at its opinion as updated on February 10, 1999, Prairie Capital reviewed and analyzed, among other data: (i) the annual reports and audited financial statements of Mid-Iowa for the fiscal years ended September 30, 1993 through 1998; (ii) the annual report and Form 10-K for First Federal for the fiscal years ended June 30, 1997-1998; (iii) First Federal's Form 10-Q as of and for the nine months ended March 31, 1998 and its quarterly reports to stockholders for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998; (iv) copies of the Agreement and Plan of Reorganization; (v) draft copies of this Proxy Statement; (vi) other information Prairie Capital deemed relevant; and (vii) other internal financial and operating information which was provided to Prairie Capital by Mid-Iowa. The internal and operating information relied upon by Prairie Capital included the following: (i) details on investment securities portfolios; (ii) discussions and information related to the loan portfolio (including review of and information on loan watch lists and information related to nonperforming loans and loan concentrations); (iii) discussions and information on asset/liability structure; (iv) discussions and information on deposits and borrowings; (v) discussions and information on facilities including the new branch in West Des Moines; (vi) regulatory reports; and (vii) discussions on any current and potential litigation, environmental issues, Year 2000 preparations and any other regulatory issues.

     Analysis of Iowa Bank and Thrift Mergers and Acquisition Transactions. To assess the fairness of the Merger terms to Mid-Iowa's stockholders, Prairie Capital gathered information on nine bank and thrift merger and acquisition transactions announced in 1997 and 1998 involving Iowa institutions as sellers. These transactions are summarized in the following table:

   IOWA BANK AND THRIFT MERGER AND ACQUISITION TRANSACTIONS
                          1997-1998



                                                                                                        Seller
ANN.                                DEAL               PRICE/  PRICE/TANGIBLE   PRICE/         EQUITY/
DATE      SELLER/BUYER (1)        AMOUNT  CURRENCY   BOOK VALUE  BOOK VALUE   EARNINGS  ASSETS ASSETS   ROA
----      ----------------        ------  --------   ----------  ----------   --------  ------ ------   ----
                                                         (Dollars in millions)

          Mid-Iowa Financial        $27.7  cash        205.3%       205.3%       20.1x    $135  9.9%    1.06%
          Newton (T)
_____________________________________________________________________________________________________________

May-98    First Financial Bancorp  $167.2  stock       274.0%       286.9%       23.7x    $568 10.6%    1.24%
          Iowa City (B)/
          Mercantile, St. Louis
Feb-98    AmerUs Bank,             $200.6  cash, notes 193.1%       196.7%       13.7x  $1,369   7.6%   1.14%
          Des Moines (T)/                  & stock
          Commercial Federal
Dec-97    Perpetual Midwest,        $60.5  stock       166.9%       166.9%       37.1x    $402   8.5%   0.55%
          Cedar Rapids (T)/
          Commercial Federal
Dec-97    BancSecurity Corp.,      $145.0  stock       261.9%       263.3%       20.5x    $537  10.3%   1.37%
          Marshalltown (B)/
          F&M Bancorp, Wisc.
Oct-97    GFS Bancorp, Inc.         $19.2  cash        165.6%       165.6%       20.8x     $92  11.5%   0.99%
          Grinnell (T)/
          First FSB-Siouxland
Sep-97    Valley Financial          $14.7  cash        192.7%       192.7%       20.5x    $107   7.1%   1.11%
          Burlington (B)/
          North Central Bancshares
Aug -97   Liberty Financail,       $108.6  stock       280.7%       284.3%        NMF    $604   6.4%    1.34%
          West Des Moines (B)/
          Commercial Federal
Jul-97    Rubio Savings Bank,        $4.6  cash        152.4%       152.4%       18.0x    $22  13.7%    1.18%
          Brighton (T)/
          Washington Bancorp,
Jul-97    Marshalltown              $25.9  cash        124.5%       124.5%       60.4x   $127  15.6%    0.73%
          Financial (T)/
          HMN Financial

__________
(1)  T= thrift/thrift holding company
     B=bank holding company/Buyer

     Of the nine transactions, four involved bank holding companies and five involved thrifts as sellers. Four transactions had stock as the consideration, four were for cash and one involved a combination of cash, notes and stock.


     Three of the four stock transactions had bank holding companies (First Financial, BancSecurity and Liberty Financial) as sellers and were among the larger transactions. These three transactions were also the highest valued in terms of price/book value ratios at over 2 1/2 times. In Prairie Capital's opinion, banks tend to command higher values generally because of their lower cost of funds, more diversified and higher yielding assets, higher amounts of noninterest income and resulting higher profitability. That appeared to be the case in these three transactions. Also, stock transactions will often command higher market values because the common stocks used in the transactions are valued high in relation to earnings and book values. In addition, the buyer can often use "pooling-of-interests" accounting and avoid the reduction in reported earnings caused by amortization of goodwill incurred in transactions accounted for as a purchase. The fourth transaction with a bank as a seller (Valley Financial, Burlington) was for cash. The price/book value ratio for this transaction was slightly below the ratio for the proposed Mid-Iowa transaction while the price/earnings ratio was just about that for the Mid-Iowa transaction.

     Five of the nine transactions had thrifts as sellers. The sellers in these transactions were AmerUs Bank, Perpetual Midwest, GFS Bancorp, Rubio Savings and Marshalltown Financial. Three of the transactions had cash as the consideration, one had stock and one was a combination of cash, stock and notes. Prairie Capital calculated the average and median price/book value ratios and average and median price/earnings ratios for the five transactions. The average and median price/book value ratios were 160.5% and 165.5% compared to 205.3% for the proposed Mid-Iowa transaction. The median price/earnings ratio was 20.8 times compared to 20.1 times for the proposed Merger. (The average price/earnings ratio at 30.0 times was unduly affected by two high price/earnings ratios for Perpetual Midwest and Marshalltown Financial transactions which reflected depressed earnings and below average profitability more than high prices.)

     Prairie Capital noted that in four of the five thrift transactions the sellers - GFS Bancorp, Marshalltown Financial, Rubio Savings and Perpetual Midwest -- had excess capital as did
the Company.   Acquirers will often not pay  a premium for
capital in excess of regulatory requirements in the acquired company unless that premium is justified by earnings or other factors. For the four transactions and for the proposed Merger, Prairie Capital assumed that any capital in excess of an amount equal to 7% of assets was excess capital. The excess capital was deducted from the purchase price and from book value and then the price/book value ratio was calculated. The resulting price/book value ratios are usually higher because the excess capital on which an acquiror would likely pay only dollar-for-dollar is removed from the calculation. The four transactions mentioned above had adjusted price/book value ratios that ranged from 163.8% to 242.2% compared to an adjusted ratio of 255.0% for the proposed Merger.

     For all nine Iowa transactions, the average and median price/book value ratios were 201.3% and 192.7%, respectively, compared to 205.3% for the proposed Mid-Iowa transaction. The average and median price/earnings ratios were 28.9 times and
20.7 times, compared to 20.1 times for Mid-Iowa.

     Discounted Cash Flow Analysis. In this analysis, which is set out in the table on the following page, Prairie Capital assumed that Mid-Iowa would operate independently for five years and then be sold at the end of the fifth year. Mid-Iowa stockholders would receive cash dividends for five years and cash from the sale at the end of the fifth year. Average assets were assumed to grow 8% the first year, 7% the second year, 6% the third year and 5% each year the fourth and fifth years. These growth rates compare to Mid-Iowa's annual asset growth of 8.6% from fiscal 1993 through fiscal 1997. While the West Des Moines branch will provide some growth, the overall growth rate could slow down as it becomes more difficult to maintain the growth rate from a larger base. In Prairie Capital's experience, as financial institutions grow, it often becomes more difficult to maintain a consistent percentage growth rate over time because of increased competition in growth markets. The return on average assets was assumed to be 1.05% in the first year, 1.10% in the second year and 1.15% in the third through fifth years. Over the five fiscal years through fiscal 1997, the highest return on average assets was 1.14%, adjusted to exclude extraordinary items.


     The projected cash dividends for the five years were assumed to be 50% of net income which was significantly above the modest dividend payouts in the past. Prairie Capital noted that in its projections Mid-Iowa would have an equity to assets ratio at the end of five years of 10.1% compared to 9.9% as of June 30, 1998, even after a 50% dividend payout. The projected cash dividends were discounted back to present value at discount rates of 10% and 12%. The sale price at the end of the fifth year was assumed to be 2X book value, roughly a similar ratio to the current sale price in relation to book value. The sale price was also discounted back to present value at 10% and 12% discount rates. The resulting values of cash dividends and sale price were about $23.8 million and $25.9 million compared to the $27.7 million of cash consideration in the proposed Mid-Iowa Merger.

         Summary of Per Share Present Values of
         Dividends and Sale Price Compared to the
              Merger Consideration Per Share
                                                               Per Share
                                                               ---------
1. Present Value - Per Share                                   $14.07
                   Aggregate value - $25,925,000
                   Assumptions:      cash dividend payout 50%
                                     Sale price      2X book value
                                     (5th year)
                                     Discount rate             10%

II. Present Value -Per Share                                   $12.97
                   Aggregate value   $23,790,000
                   Assumptions:      cash dividend payout 50%
                   Assumptions:      Sale price      2X book value
                                     Discount rate              12%

III. Proposed Merger Consideration - Per Share                 $15.00
                     Aggregate value - $27,720,000

     First Federal Second Step Conversion and Public Offering. As a condition of the Merger, First Federal must simultaneous with the Merger complete a second step conversion from a mutual holding company to a stock holding company and effect a public offering. To be assured of regulatory approval, First Federal should have adequate tangible equity after the Merger, second step conversion and public offering. Based on an offering price 25% below First Federal's recent stock price, Prairie Capital noted that First Federal would raise in the public offering more than double the amount of capital required under federal regulatory requirements to have a leverage capital ratio after the Merger of 5.5%.

     Contacts and Discussions with prospective purchasers. Prairie Capital also considered the fact that since October, 1997, Mid-Iowa management has had contacts with eleven financial institutions in addition to First Federal regarding their interest in negotiating a transaction with Mid-Iowa. Several of these institutions conducted due diligence. Of the expressions of interest received by Mid-Iowa, First Federal's was the strongest.

     Conclusion. Based on the foregoing, Prairie Capital concluded that the terms of the proposed Merger are fair, from a financial point of view, to the stockholders of Mid-Iowa.

     The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Prairie Capital believes that its analyses must be considered as a whole. Prairie Capital may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions.

     In performing its analyses, Prairie Capital made various assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mid-Iowa and First Federal. Such analyses were prepared solely as part of Prairie Capital's analysis of the fairness, from a financial

point of view, of the consideration to be received by the stockholders of Mid-Iowa in connection with the proposed Merger and were provided to the Mid-Iowa Board in connection with the delivery of Prairie Capital's opinion. The term "fair from a financial point of view" is a standard phrase contained in the fairness opinions of investment banks and refers to the fact that Prairie Capital's opinion as to the fairness of the terms of the Merger Agreement is addressed solely to the financial attributes of the Merger Agreement.

VOTE REQUIRED -- 50.1% OF OUTSTANDING COMMON STOCK IS REQUIRED
TO APPROVE THE MERGER

     Under Delaware law and the Company's Certificate of Incorporation, approval of the Merger Agreement requires the affirmative vote of at least a majority of the outstanding shares of Common Stock of the Company. As of the Record Date, directors and executive officers of the Company and their affiliates were the beneficial owners of 367,592 shares, or 19.74% of the Common Stock outstanding at that date, including 301,904 shares, or 16.80%, of the Common Stock outstanding, which directors of the Company had the power to vote. As of the date hereof, the Company believes that directors and executive officers and their affiliates will vote all their shares FOR approval of the Merger Agreement.

DISSENTERS' RIGHTS

     Section 262 of the DGCL (the "Appraisal Statute") entitles any stockholder of record of the Company to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of Common Stock if he or she: (i) held shares of Common Stock on the date of his or her demand for appraisal rights;
(ii) continuously held the shares through the effective date of the Merger; (iii) has complied with all of the requirements to obtain appraisal rights under the statute; and (iv) has not voted in favor of the Merger nor consented to the Merger in writing. A person having a beneficial interest in shares of the Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have. The following is a discussion of the material information regarding dissenters rights under the Appraisal Statute, but the discussion is not a complete statement of the law pertaining to appraisal rights and is qualified in its entirety by the full text of the Appraisal Statute which is reprinted in its entirety as Appendix
C to this Proxy Statement.

     A DISSENTING STOCKHOLDER ELECTING TO DEMAND THE APPRAISAL OF HIS OR HER SHARES MUST DELIVER TO GARY R. HILL, SECRETARY OF THE COMPANY, BEFORE THE TAKING OF THE VOTE ON THE MERGER, A WRITTEN DEMAND FOR APPRAISAL OF HIS OR HER SHARES. The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends to demand the appraisal of his or her shares. In addition, the stockholder must be the record holder of those shares on the date the written demand is made and must hold the shares continuously through the Effective Time and must not vote in favor of the Merger Agreement. A STOCKHOLDER WHO RETURNS AN EXECUTED BLANK PROXY WILL BE DEEMED TO HAVE VOTE IN FAVOR OF THE MERGER AND, THEREFORE, TO HAVE WAIVED HIS OR HER DISSENTER'S RIGHTS OF APPRAISAL. A proxy or vote against the Merger does not constitute the written demand. Within 10 days after the Effective Time of the Merger, the Company must notify each stockholder who has complied with the provisions of the Appraisal Statute and has not voted in favor of or consented to the Merger that the Merger has become effective.

     Within 120 days after the Effective Time, the Company or any stockholder who has complied with the above requirements may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock. At any time within 60 days after the Effective Time, any stockholder has the right to withdraw his demand for appraisal and accept the offer in the Merger Agreement. Within 120 days after the Effective Time, any stockholder who has complied with the above requirements, upon written request, will be entitled to receive from the Company, within 10 days of receipt of this request, a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.


     At the hearing on a petition by a stockholder to determine the value of the stock, the Delaware Court of Chancery will determine the stockholders who have complied with the above provisions and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     After determining the stockholders entitled to an appraisal, the Court will appraise the shares, determining their fair value exclusive of any element of value arising out of the Merger, together with a rate of interest. In determining fair value, the Court of Chancery will take into account all relevant factors. The fair value determined by the Court of Chancery may be more or less than the Merger Consideration. Any stockholder whose name appears on a list containing the names and addresses of all stockholders who have demanded payment for their shares, which must be filed by the Company in the office of the Register in Chancery, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights.

     The Court will direct payment of the fair value of the shares, together with interest, if any, by the Company to the stockholder entitled thereto. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceedings, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to an appraisal.

     From and after the Effective Time, no stockholder who has demanded appraisal rights is entitled to vote such stock for any purpose or to receive payment of any dividends or other distributions on the stock; provided, however, that if no petition for an appraisal is filed with the allotted time or if such stockholder withdraws his demand for appraisal within 60 days of the Effective Time or, thereafter, with written approval of the Company, then the right of appraisal shall cease.

DESCRIPTION OF THE MERGER

     Subject to the terms of the Merger Agreement, First Federal will acquire the Company through the Merger in accordance with the Merger Agreement and applicable provisions of Delaware law. First Federal shall be the surviving entity resulting from the Merger. The Merger will become effective and the separate corporate existence of the Company shall cease at the Effective Time. Each share of the Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof, be canceled and converted into and represent the right to receive $15.00 in cash, subject to a possible increase in the event the closing of the Merger ( the "Closing") does not occur on or before April 15, 1999 (the "Merger Consideration"). The possible increase in the Merger Consideration will be equal to $3,700 for each day from April 16, 1999 until the date immediately preceding the Closing, divided by the number of shares of Common Stock outstanding immediately prior to the Effective Time, rounded to the nearest $.01. Following the Effective Time, there shall be no further registration or transfer on the records of the Company of shares of Common Stock which were outstanding immediately prior to the Effective Time.

TREATMENT OF OUTSTANDING STOCK OPTIONS

     The Merger Agreement provides that at the Effective Time, the Company will terminate its 1992 and 1997 Stock Option Plans (the "Company Option Plans") and each option outstanding thereunder shall be converted into the right to receive the amount by which the $15.00 purchase price (or such adjusted purchase price as may result in the event the Closing does not occur on or before April 15, 1999) exceeds the exercise price per share of Common Stock under such option, reduced by any applicable taxes that First Federal is required to withhold.


EXCHANGE OF STOCK CERTIFICATES

     At least twenty (20) days before the Effective Time, First Federal will appoint an exchange agent (the "Exchange Agent"), to make payment of the Merger Consideration to each holder of shares of Common Stock who surrenders the certificate or certificates representing such shares to the Exchange Agent, together with a duly executed letter of transmittal (which the Exchange Agent will mail not later than ten (10) business days after the Effective Time to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented issued and outstanding shares of Common Stock). At the Effective Time, First Federal shall cause to be deposited with the Exchange Agent an amount of immediately available funds equal to the aggregate total Merger Consideration.

     Any shares of Common Stock as to which the holder has duly demanded payment of the fair value pursuant to Section 262 of the DGCL shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal. See " -- Dissenters' Rights." However, any shares of Common Stock held by a stockholder who subsequently fails to perfect or withdraws or otherwise loses such right of appraisal, shall thereafter be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration.

     After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Common Stock outstanding immediately prior to the Effective Time and any such shares presented for transfer after the Effective Time shall be canceled and exchanged for the Merger Consideration. No interest shall accrue on the Merger Consideration for the benefit of any holder of shares of Common Stock after the Effective Time. In addition, all shares of Common Stock which are held in the treasury of the Company or the Bank by any direct or indirect wholly-owned subsidiary of the Company and any shares of Common Stock owned by First Federal or any direct or indirect wholly-owned subsidiary or parent of First Federal shall be canceled and no consideration shall be paid or delivered in exchange.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

EFFECTIVE TIME

     The Effective Time shall be on the date and at the time when the articles of combination of the Merger are endorsed by the OTS pursuant to applicable regulations. Assuming that the Merger Agreement is approved by the Company's stockholders, the Merger will remain subject to a number of conditions, including
the receipt of required regulatory approvals.   See " --
Regulatory Approvals."

CONDITIONS TO THE MERGER

     The obligations of the Company and the Bank and First Federal to consummate the Merger are subject to the satisfaction of a number of conditions on or before the Closing, including the following (as used herein, the term "Party" shall mean the Company and the Bank on the one hand and First Federal on the other hand, and the term "Parties" shall mean the Company, the Bank and First Federal): (i) the approval and adoption of the Merger Agreement by the stockholders of the Company; (ii) the approval of the OTS and any other regulatory agency having authority to review and approve the transactions contemplated by the Merger Agreement to the Merger and the transactions contemplated by the Merger Agreement, the expiration of all mandatory waiting periods, and the receipt of all appropriate orders, consents, approvals and clearances required by law for the consummation of the transactions contemplated by the Merger Agreement in form and substance reasonably satisfactory to First Federal and the Company, the terms of which permit the effectuation of the Merger; (iii) no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Merger and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;
(iv) prior to or on the date of the Closing,

each Party shall have in all material respects performed all material obligations and complied with all material covenants required to be performed by it by the Closing and each Party shall have delivered to the other certificates, signed by each party's Chief Executive Officer and Chief Financial Officer, dated as of the Closing; and (v) each Party shall have received from counsel for the other Party the required legal opinion in the form specified in the Merger Agreement. All action required to be taken by, or on the part of the Parties to the Merger Agreement, and the consummation of the transactions contemplated thereby, shall have been duly and validly taken by the Parties.

     In addition, the obligations of the Company and the Bank are contingent on: (i) each of the representations and warranties of First Federal contained in this Merger Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of the Merger Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing date, except as otherwise contemplated or permitted by the Merger Agreement); and (ii) all action required to be taken by, or on the part of First Federal and its holding company to authorize the execution, delivery and performance of this Merger Agreement and the consummation of the transactions contemplated by this Merger Agreement shall have been duly and validly taken by them.

     The obligations of First Federal are contingent upon: (i) the Conversion and the offering of shares of Bancorp common stock related thereto (the "Offering") shall have been completed by Bancorp and First Federal; (ii) Each of the representations and warranties of the Company contained in this Merger Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of the Merger Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing date, except as otherwise contemplated or permitted by the Merger Agreement); (iii) the absence of any material adverse change in the financial condition, results of operations, or business of the Company or the Bank and the Company's subsidiaries, taken as a whole, from September 30, 1997, to the Closing date of the Merger, except for general changes in generally accepted accounting principles; changes in economic, financial, or market conditions, changes in market interest rates; payments due under any employment agreements or benefit plans; and the transactions contemplated by the Merger Agreement, costs and expenses relating to and contemplated by the Merger Agreement; (iv) on the Closing date, no suit, action or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against the Company, the Bank or any Company Subsidiary involving any of the assets, properties, business or operations of the Company, the Bank or any Company Subsidiary that would reasonably be expected to have a material adverse effect; (v) First Federal shall have received the consent or approval of each person or entity whose consent or approval shall be required in order to permit consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which the Company or the Bank is a party or to which its respective property is subject, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on First Federal, whether prior to (if applicable) or following the consummation of the transactions contemplated by the Merger Agreement; (vi) neither the Board of Directors of the Company nor the Bank nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board of Directors with respect to this Merger Agreement or shall have adopted any other resolutions in connection with the Merger Agreement and the transactions contemplated thereby which are inconsistent with such resolutions, except resolutions adopted consistent with the express rights of the Bank under the Merger Agreement; and (vii) immediately prior to the Closing, the Company's total stockholders' equity account determined in accordance with generally accepted accounting principles on a basis consistent with the Company's audited financial statements, shall not be less than $13.5 million, as reasonably determined by First Federal's independent public accountant, in consultation with the Company's independent public accountant (provided, however, that for purposes of calculating total stockholders' equity, the Company's expense associated with the severance payments due under the employment agreements between the Bank and Messrs. Kevin D. Ulmer and Gary Hill dated as of October 19, 1992, will not be counted).

CONDUCT OF BUSINESS PENDING THE MERGER

     Under the Merger Agreement, the Company and the Bank have agreed that unless the prior written consent of First Federal shall have been obtained (which First Federal may not unreasonably withhold) and except as otherwise contemplated by the Merger Agreement, the Company and the Bank will:

     (a) operate their business in the ordinary course in accordance with past business practices;

     (b) use their best efforts to (i) preserve intact their business organization and assets, maintain their rights and franchises, retain the services of their officers and key employees (except that they shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and (ii) maintain their relationships with customers;

     (c) maintain their corporate existence in good standing and file all reports required with regulatory authorities;

     (d) use their best efforts to maintain and keep their properties in as good repair and condition as at present, except for ordinary wear and tear;

     (e) use their best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by them and, in the event that the Bank is unable to keep such insurance and bonds in full force and effect, to provide prompt notice of such failure to First Federal;

     (f) perform all obligations required to be performed by them under all material contracts, leases, and documents relating to or materially affecting their assets, properties, and business;

     (g) use their best efforts to comply with and perform in all material respects all obligations and duties imposed upon them by all applicable laws and regulations; and

     (h)  as soon as reasonably practicable, furnish First
Federal copies of all of reports and documents provided to Company stockholders or filed with the OTS subsequent to the date of the Merger Agreement.

     The Merger Agreement also provides that except as specifically contemplated thereby, from the date of the Merger
Agreement until the Effective Time, neither the Company nor the Bank nor any Company subsidiary shall, without the prior written consent of First Federal (which may not be unreasonably withheld), do any of the following:

     (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past business practices or in connection with the transactions contemplated and permitted by the Merger Agreement;

     (b) (i) except as disclosed by the Company in the disclosure schedule accompanying the Merger Agreement, grant any bonus or increase in compensation to its directors or grant any bonus or any increase in compensation to its officers and employees, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change is required by applicable law) that would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any benefit plan except as required by law, (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers (exclusive of renewals in the ordinary course of business), (v) make any additional awards under any stock bonus plan or stock option plan, or (vi) make any additional contributions to any Company benefit plans;


     (c) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for regular, quarterly cash dividends, paid on normal dividend payment dates, in an amount no greater than the dividend rate as of the date of the Merger Agreement;

     (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, savings institution or bank, permit any other corporation, savings institution or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets, or shares of any class of stock, of any corporation, savings institution, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (e) except pursuant to the exercise of outstanding stock options, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any debt instrument having a right to vote or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities;

     (f) initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes a Superior Proposal, as defined in the Merger Agreement, take any action in furtherance of such inquiries or to obtain a Superior Proposal, or negotiate with any person in, or agree to or endorse any Superior Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, accountant or other representative retained by it or any Company Subsidiary to take any such action, except with respect to negotiations regarding, and the endorsement of a Superior Proposal, as legally required by the fiduciary duties of the Company's Board of Directors under applicable law and as advised by counsel to the Company's Board of Directors, and the Company shall promptly notify First Federal orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters;

     (g) propose or adopt any amendments to its charter or by-laws, except such amendments as may be required to consummate the transactions contemplated by the Merger Agreement;

     (h) enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

     (i) except in its fiduciary capacity, purchase any shares of capital stock of First Federal;

     (j) subject to the provisions of paragraph (f) above regarding a Superior Proposal, willfully take action which would or is reasonably likely to (i) adversely affect the ability of either of First Federal, the Company or the Bank to obtain any necessary approvals of governmental authorities required for the transactions contemplated by the Merger Agreement; (ii) adversely affect the Bank's or the Company's ability to perform its covenants and agreements under the Merger Agreement; or
(iii) result in any of the conditions to the Merger not being satisfied;

     (k) change in any material respect the lending, investment, deposit, asset and liability management and other material policies concerning the business of the Bank or the Company, unless required by law or regulation or, with respect to lending or depository activities;

     (l) file any applications or make any contract with respect to branching by the Bank (whether de novo or by purchase, sale or relocation);


     (m) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company subsidiary or make additional material investments in subsidiaries or enter into or invest in any partnership, joint venture or other business enterprise;

     (n) purchase any derivative securities including CMO or REMIC products;

     (o)  purchase any equity securities other than Federal Home
Loan Bank Stock;

     (p) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

     (q) sell or otherwise dispose of any loan, mortgage-backed security or investment security except in the ordinary course of business consistent with past practices and policies;

     (r) modify or restructure the terms of any loan except in the ordinary course of business consistent with prudent banking practices and policies;

     (s) make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

     (t) change its method of accounting in effect prior to the Effective Time, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and the Company's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the Company's last full taxable year, except as required by changes in laws or regulations;

     (u) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

     (v) make, renew, increase, extend or purchase any loan secured by commercial real estate or multifamily real estate, any land acquisition or development loan, any commercial business loan, or any residential loan in an amount in excess of $300,000, except to the extent that the Bank is contractually obligated to do so as of the date of the Merger Agreement;

     (w) fail to keep in full force and effect its insurance and bonds as now carried;

     (x) fail to notify First Federal promptly of its receipt of any letter, notice or other communication, whether written or oral, from any regulatory authority advising that it is contemplating issuing, requiring or requesting any agreement, memoranda, understanding or similar undertaking, or order, directive, or extraordinary supervisory letter;

     (y) agree in writing or otherwise to do any of the foregoing.

     For purposes of the Merger Agreement, "Superior Proposal" is defined as a bona fide proposal to acquire the entire equity interest in the Company or the Bank or substantially all of the assets of the Company or the Bank, which is expressly conditioned upon the termination of the Merger Agreement and is made by a third party on terms which a majority of the Board of Directors of the Company determines pursuant to the exercise of its fiduciary duty after consultation with legal counsel, to be more favorable (from a financial point of view) to the holders of Company Common Stock than the Merger and for which financing is either then committed or not a condition precedent to the consummation thereof.

     The Company and the Bank have also agreed: (a) to use their best efforts to keep First Federal fully informed concerning all developments of which they become aware that may have a material effect upon the business, any properties or condition (either financial or otherwise) of the Company (other than developments affecting financial institutions generally); (b) in the event they become aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of the Merger Agreement) of any of their representations or agreements contained or referred to in the Merger Agreement, give prompt written notice thereof to First Federal and use their best efforts to prevent or promptly remedy the same; (c) to promptly supplement or amend the Company disclosure schedule with respect to any matter arising after the date of the Merger Agreement that, if existing or occurring at the date of the Merger Agreement, would have been required to be set forth or described in such disclosure schedule; (d) use their best efforts to assist First Federal in obtaining the consents and approvals necessary to complete the Merger; (e) to pay the expenses of First Federal under the circumstances enumerated in the Merger Agreement. See " -- Expenses" and " -- Termination Fee."

NO SOLICITATION

     By the terms of the Merger Agreement, the Company and the Bank may not initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes a Superior Proposal, take any action in furtherance of such inquiries or to obtain a Superior Proposal, or negotiate with any person in, or agree to or endorse any Superior Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, accountant or other representative retained by it or any Company subsidiary to take any such action, except with respect to negotiations regarding, and the endorsement of a Superior Proposal, as legally required by the fiduciary duties of the Company's Board of Directors under applicable law and as advised by counsel to the Company's Board of Directors, and the Company shall promptly notify First Federal orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE BANK

     The Company and the Bank have made certain representations and warranties to First Federal with respect to, among other things, their organization and qualification, capitalization, authority with respect to the Merger Agreement, reports and financial statements, the absence of certain changes or events, taxes, properties and assets, environmental hazards, litigation, pending proceedings and compliance with laws, regulatory compliance, employee benefit plans, insurance policies, material agreements, breaches of agreements, allowances for loan losses and real estate owned, agreements with insiders, affiliated persons and affiliates, full disclosure and absence of misrepresentations and information with respect to the Company and the Bank contained in this Proxy Statement.

REPRESENTATIONS AND WARRANTIES AND COVENANTS OF FIRST FEDERAL

     First Federal has made certain representations and warranties to the Company and the Bank with respect to, among other things, its organization and qualification, authority with respect to the Merger Agreement, regulatory approvals, the absence of certain material adverse changes in the financial condition, results of operations, business or capitalization of First Federal, First Federal's possession of sufficient funds to pay the Merger Consideration; and the truth and accuracy of its representations and warranties and the information and documents furnished or to be furnished to the Company by First Federal in connection with the Merger Agreement and for inclusion in this Proxy Statement.


     First Federal has also agreed that it will:

     (a) from the date of the Merger Agreement until the Effective Time, furnish the Bank with copies of all of First Federal's periodic reports on Forms 10-K, 10-Q and 8-K, all proxy statements and all call reports filed with the OTS, or provided to the stockholders of First Federal, subsequent to the date of the Merger Agreement;

     (b) in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of the Merger Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same;

     (c) use its best efforts promptly to and, in any event, no later than December 31, 1998, prepare, submit, publish and file (I) an application to the OTS seeking approval for its acquisition of the Company and the Bank in connection with the Merger; and (ii) any other applications, notices or statements required to be filed in connection with the transactions contemplated hereby;

     (d) promptly supplement or amend its disclosure schedule with respect to any matter hereafter arising after the date of the Merger Agreement that, if existing or occurring at the date of the Merger Agreement, would have been required to be set forth or described in such disclosure schedule; and

     (e) pay the expenses of the Company and the Bank under the circumstances enumerated in the Merger Agreement (see
" -- Expenses" and " -- Termination Fee").

     Further, First Federal has agreed that except as specifically contemplated by the Merger Agreement, it will not, and will not agree to, without the prior written consent of the Bank, take action which would or is reasonably likely to (i) adversely affect the ability of either First Federal or the Company and the Bank to obtain any necessary approvals of governmental authorities required for the transactions contemplated by the Merger Agreement; (ii) adversely affect First Federal's ability to perform its covenants and agreements under the Merger Agreement; or (iii) result in any of the conditions to the Merger not being satisfied.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement will terminate on August 31, 1999 if the Merger has not been consummated on or before that date, and may be terminated at any time prior to the earlier of that date or the Effective Time:

     (a) by mutual written consent of the Board of Directors of First Federal and the Board of Directors of the Company;

     (b) by written notice from First Federal to the Company if:

          (i) any condition to First Federal's obligations under the Merger Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

          (ii) any condition to all Parties' obligations under the Merger Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing, provided, however, First Federal shall not have the right to terminate the Merger Agreement on this basis if any such condition was not met due to the failure of First Federal to perform or observe the covenants and agreements set forth in the Merger Agreement; or

          (iii) any warranty or representation made by the Company or the Bank shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by the Company or the Bank of notice of such discovery; or


          (iv) the Company or the Bank shall have breached one or more provisions of the Merger Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by the Company or the Bank of notice of such breach; or

          (v) the Board of Directors of Bancorp and First Federal shall have determined in their sole discretion, exercised in good faith, that the Conversion has become inadvisable or impractical by reason of (A) the issuance of any order, decree or letter of a regulatory authority containing conditions or requirements reasonably deemed objectionable to Bancorp or First Federal or (B) unfavorable market conditions (in the event of termination on this basis, then the Company shall be reimbursed for its reasonable out-of-pocket expenses incurred by it or on its behalf in connection with the consummation of the transactions contemplated by the Merger Agreement, in an amount not to exceed $250,000); or

     (c) by written notice from the Company to First Federal, if:

          (i) any condition to the Company's obligations under the Merger Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

          (ii) any condition to all Parties' obligations under the Merger Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; provided, however, the Company shall not have the right to terminate the Merger Agreement on this basis if any such condition was not met due to the failure of the Company or the Bank to perform or observe the covenants and agreements set forth in the Merger Agreement; or

          (iii) any warranty or representation made by First Federal shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by First Federal of notice of such discovery; or

          (iv) First Federal shall have breached one or more provisions of the Merger Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by First Federal of notice of such breach.

     (d) by the Board of Directors of First Federal if the Board of Directors of the Company shall not recommend, or shall withdraw or modify in a manner adverse to First Federal, its recommendation to the holders of Common Stock to approve the Merger Agreement;

     (e) by the Board of Directors of First Federal or the Company at any time after the Annual Meeting if the stockholders of the Company have not approved the Merger Agreement by the requisite affirmative vote;

     (f) by the Board of Directors of First Federal or the Company if the Merger has not been consummated on or before August 31, 1999.

     In the event of termination of the Merger Agreement, the Merger Agreement will become void and have no further effect except for certain specified sections of the Merger Agreement dealing with expenses, access to records and confidentiality, and payment of termination fees. Upon termination, there shall be no further liability by reason of the Merger Agreement, or the termination thereof, on the part of any of the Parties or their respective directors, officers, employees, agents or stockholders except that: (i) the obligation of the Company and the Bank to pay to First Federal certain specified expenses and damages under the circumstances described in " -- Expenses" and " -- Termination Fee" herein will survive the termination of the Merger Agreement; and (ii) the mutual covenants with respect to the confidentiality and use of non-public information will survive the termination of the Merger Agreement.

ADDITIONAL AGREEMENTS OF THE PARTIES

     The Parties have also agreed that:

     (i) the Company shall call the Annual Meeting and take certain actions in connection therewith, including using its best efforts to obtain stockholder approval of the Merger
Agreement;

     (ii) the Company will prepare a proxy statement satisfying all requirements under the federal securities laws;

     (iii) each Party will cooperate in the preparation and submission of such applications, petitions, and other documents and materials as either Party deem necessary or desirable to the OTS, the FDIC, the Department of Justice, other regulatory authorities, and other persons for purposes of obtaining approvals or consents necessary to consummate the Merger Agreement, as well as each Party having the right to review and comment and receive a copy of such applications, petitions and other filings of the other Party;

     (iv) the Company and the Bank, prior to the Effective Time of the Merger, will prepare and file all required Bank's regulatory reports, that will comply with all applicable statutes, rules, and regulatory requirements, with such report containing the Company Financial Statements which are prepared in accordance with generally accepted accounting principals and practices utilized by the Company on a consistent basis, and the reports fairly present the consolidated financial condition and the consolidated results of operations and cash flows for the specified periods; and in the case of interim fiscal periods, all adjustments consisting of only normal recurring items;

     (v) all of the Parties agree to use all reasonable efforts to take, or cause to be taken, all action necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including the period of time following the Effective Date if any further action is necessary or desirable to carry out the purposes of the Merger Agreement or to vest First Federal with full title to all properties, assets, rights, approvals, immunities, and franchises of the Company or the Bank;

     (vi) each Party will consult with the other prior to making any public announcement with respect to the transactions contemplated by the Merger Agreement, and will use its best efforts to either agree upon the text of a proposed joint announcement by both parties or to obtain the other's approval (which approval shall not be unreasonably withheld) of the text of an announcement to be made solely on behalf of such party;

     (vii) Messrs. David E. Sandeen, John E. Carol and Carney D. Loucks, each a current director of the Company, shall be entitled to serve on the Central Iowa Advisory Board to the Board of Directors of First Federal for a period of one year following the Effective Time, subject to reappointment at the discretion of First Federal;

     (viii) the Company and the Bank will permit First
Federal and its representatives, including its financial advisors, reasonable access to properties, and will disclose and make available to them all necessary documentation as indicated in the Merger Agreement;

     (ix) all information furnished in connection with the transactions contemplated by the Merger Agreement will be treated as the sole property of the Party furnishing the information until consummation of the Merger, and if the Merger does not occur, the Party receiving the information shall, upon request, return to the other Party which furnished the information all documentation and other materials; then, each Party will use its best efforts to keep confidential and not take competitive or commercial advantage of all such information for a period of one year from the date the Merger was abandoned, except for (A) that information already in possession of the Party before it was furnished, information generally known to the public or became known to the public by no fault of the receiving party; and (B) any disclosures pursuant to legal requirement or in accordance with a court order of competent jurisdiction; and

     (x) at the request of First Federal and prior to the Effective Time, the Company shall, (A) establish and take such reserves and accruals as First Federal shall reasonably request to conform, on a mutually satisfactory basis, the Company's loan, real estate, accrual and reserve policies to First Federal's policies, and (B) establish and take such accruals, reserves and charges in order to implement such policies in respect of severance costs, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses incurred in connection with the Reorganization, provided that such action by the Bank shall not be taken until First Federal specifies its request in writing delivered to the Company , and acknowledges that all conditions to the obligations of First Federal to consummate the Reorganization set forth in the Merger Agreement have been waived or satisfied and the Company and the Bank acknowledge that the conditions to its obligation to consummate the Merger set forth in the Merger Agreement have been waived or satisfied (the representations, warranties and covenants of the Company and the Bank contained the Merger Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any action undertaken on account of this provision of the Merger Agreement and shall not constitute grounds for termination of the Merger Agreement by First Federal).

WAIVER AND AMENDMENT

     Each Party to the Merger Agreement may in writing waive the obligations to it of any other Party under the Merger Agreement. In addition, the Merger Agreement may be amended by a written document signed by all parties to the Merger Agreement.
However, after the Company's stockholders have approved the Merger Agreement, the Merger Agreement may only be amended if, in the opinion of the Company's Board of Directors, such amendment would not have a material adverse effect on the benefits intended to be conferred under the Merger Agreement for the Company's stockholders and would not require resolicitation of the proxies sought thereby.

EXPENSES

     Generally, all expenses incurred by First Federal and the Company in connection with or related to the authorization, preparation and execution of the Merger Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated thereby will be borne by the Party that has incurred them. The Parties have agreed, however, to pay the other Party's reasonable out-of-pocket expenses, in an amount not to exceed $250,000, in the event the Merger Agreement is terminated as a result of a willful breach in which (i) any warranty or representation of the breaching Party becomes untrue or incorrect in any material respect and such breach is not cured within thirty (30) days following receipt of notice of the breach, or (ii) one or more provisions of the Merger Agreement is breached in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt of notice of the breach.

     First Federal has also agreed to reimburse the Company and the Bank for their reasonable out-of-pocket expenses, in an amount not to exceed $250,000, in the event the Merger Agreement is terminated by Bancorp and First Federal based on their determination that the Conversion has become inadvisable or impracticable by reason of (A) the issuance of any order, decree or letter of a regulatory authority containing conditions or requirements reasonably deemed objectionable to Bancorp or First Federal or (B) unfavorable market conditions.


TERMINATION FEE

     In order to induce First Federal to enter into the Merger Agreement and as a means of compensating First Federal for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with the Merger Agreement and the transactions contemplated thereby, the Company and the Bank have agreed pursuant to the Merger Agreement that the Bank shall pay to First Federal a fee of $1.4 million upon the occurrence of any of the following events on or before the earlier of the date the Merger Agreement is terminated or August 31, 1999:

          (i) if the Board of Directors of the Company recommends a Superior Proposal and thereafter (A) the Annual Meeting shall not have been held or shall have been postponed, delayed or enjoined prior to termination of the Merger Agreement or (B) the Company's stockholders do not approve the Merger Agreement;

          (ii) if the Board of Directors of the Company withdraws or modifies its recommendation of approval of the Merger Agreement, and thereafter (A) the Annual Meeting shall not have been held or shall have been postponed, delayed or enjoined prior to termination of the Merger Agreement or (B) the Company's stockholders do not approve the Merger Agreement;

          (iii) if the Company's stockholders do not approve the Merger Agreement after a Superior Proposal is made and within twelve (12) months thereafter the Company enters into a definitive agreement to be merged into or acquired by another entity (provided, however, that the Bank shall pay all reasonable out-of-pocket expenses of First Federal incurred by it in connection with the Merger Agreement, in an amount not to exceed $250,000, within five business days following rejection of the Merger Agreement by Company stockholders);

          (iv) if the Company or the Bank enters into an agreement to be acquired by any other party; or

          (v) if the Company both (1) fails to receive the opinion of its financial advisor that the Merger is fair to the Company's stockholders from a financial point of view, and such failure occurs after a Superior Proposal is made, and (2) the Merger is not consummated.

          With the exception of the payment under subparagraph
(iii) above, which shall be paid within five business days following the Company's execution of a definitive agreement of merger or acquisition (except that the expenses of First Federal shall be paid as provided in (iii) above), such payment shall be made to First Federal in immediately available funds within five business days after the occurrence of an event set forth above.

EFFECT ON EMPLOYEES AND CERTAIN EMPLOYEE BENEFIT PLANS

     Employment Arrangements. The Merger Agreement provides that, to the extent practicable, First Federal will give consideration to the retention after the Closing of employees of the Bank in their current or comparable positions within First Federal (provided that the Merger Agreement shall not, except as otherwise provided therein, provide any contractual right to employees of such employment).

     Employee Benefit Plans. Employees of the Bank who continue employment with First Federal on or after the Effective Time ("Continuing Employees") shall be eligible to participate in such employee benefit plans as may be in effect generally for employees of First Federal from time to time (the "First Federal Plans"), if such Continuing Employee shall be eligible or selected for participation therein. Generally, Continuing Employees will be entitled to participate on the same basis as similarly situated employees of First Federal, except that Continuing Employees shall be entitled to full credit for each year of prior service (in which 1,000 hours of service are performed) with the Bank for purposes of determining eligibility for participation and vesting, but not for benefit accruals, in the First Federal Plans, subject to applicable break in service rules. Notwithstanding the foregoing, First Federal may determine to continue any of the Bank's benefit plans for Continuing Employees in lieu of offering participation in one or more First Federal plans providing similar benefits (e.g., medical and hospitalization benefits or 401(k) or defined

contribution plan benefits), to terminate any of the Bank's benefit plans or to merge any such plans with similar First Federal plans. The Bank shall have the right, however, on or before the Effective Time (i) to terminate both its Defined Contribution Plan and Trust and its 401(k) Profit Sharing Plan and Trust (together, the "Plans and Trusts") as of any date before the Effective Time, (ii) to apply to the Internal Revenue Service for a determination letter on the tax-qualified status of the Plans and Trusts on termination and on any amendments made to them in connection with the termination (provided that any amendments so made, other than amendments required by law, shall first be approved by First Federal), and (iii) to distribute the assets of the Plans and Trusts only after receipt of such determination letter.

     Participation by Continuing Employees in employee benefit plans of First Federal with respect to which eligibility and participation is at the discretion of the employer, such as non-qualified deferred compensation plans, stock option plans, stock bonus plans, restricted stock plans, and other such similar plans, (but not including employee benefit plans generally available to all full-time employees of First Federal) shall be discretionary with First Federal.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

     Certain members of the Board of Directors and management of the Company and the Bank may be deemed to have certain interests in the Merger in addition to their interests as stockholders of the Company generally. The Board of Directors of the Company was aware of these interests and considered them, among other matters, in unanimously approving the Merger Agreement and the transactions contemplated thereby. See " -- Recommendation of the Board of Directors -- The Board of Directors Believes that the $15.00 Per Share Cash Price is Fair to Stockholders."

     Change in Control Payments. Messrs. Kevin D. Ulmer and Gary R. Hill are parties to employment and severance agreements with the Bank that provide for severance upon the occurrence of certain events, including termination of their employment under such agreements following a change in control of the Company or the Bank. It is currently anticipated that in connection with the Merger, Messrs. Ulmer and Hill will receive approximately $390,000 and $271,000, respectively, as of the Effective Time in connection with their separation of employment in the Merger. The payments received by Messrs. Ulmer and Hill may be reduced in order to comply with certain regulations of the Internal Revenue Service, if such payments under the severance agreements exceed the aggregate of 2.99 times the employee's average taxable income for the five years preceding the change in control.


     Stock Options. For a discussion of the treatment of outstanding Company stock options under the Merger Agreement, see " -- Treatment of Outstanding Stock Options." Set forth below are the number and value of stock options currently held by the Company's executive officers and directors.


                                                NUMBER OF           NET REALIZABLE
                                            SHARES UNDERLYING          VALUE OF
NAME             POSITION                    ISSUED OPTIONS       ISSUED OPTIONS(1)
----             --------                   --------------       -----------------
John E. Carl     Director                        12,896               $121,256
Gary R. Hill     Executive Vice President
                 and Director                         0                      0
Carney Loucks    Director                         8,000                 58,000
David E. Sandeen Director                        20,792                206,263
Kevin D. Ulmer   President and Chief
                   Executive Officer
                   and Director                  24,000                174,000

___________
(1) The dollar value in this column also reflects the amount that each director will receive upon the cancellation and cash-out of their options as a result of the Merger. The dollar value excludes amounts withheld for applicable taxes.

     Insurance; Indemnification.   First Federal has agreed
that, for a period of four (4) years following the Effective Time, it will indemnify the employees, agents, directors or officers of the Company and the Bank to the extent they are indemnified under the Company's Certificate of Incorporation and Bylaws in the form in effect at the date of the Merger Agreement or arising by operation of law. First Federal has also agreed to use its best efforts to cause the Company's directors and officers to be covered under individual directors' and officers' liability insurance policies for the duration of any applicable statute of limitations.

     Advisory Board. Pursuant to the Merger Agreement, Company Directors David E. Sandeen, John E. Carol and Carney D. Loucks shall be entitled to serve on the Central Iowa Advisory Board to the Board of Directors of First Federal for a period of one year following the Effective Time, subject to reappointment at the
discretion of First Federal.   Such advisory board members shall
receive an annual fee of at least $2,000 plus $200 per meeting attended.

FEDERAL INCOME TAX CONSEQUENCES -- THE $15.00 PER SHARE PURCHASE
PRICE IS TAXABLE TO COMPANY STOCKHOLDERS

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS OF THE COMPANY. THE TAX DISCUSSION SET FORTH BELOW DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES OF THE SITUATION OF EACH OF THE COMPANY'S STOCKHOLDERS. EACH STOCKHOLDER OF THE COMPANY IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE MATTERS DESCRIBED HEREIN AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

     For federal income tax purposes, the receipt of cash by a stockholder of the Company in exchange for shares of the Common Stock pursuant to the Merger will constitute a taxable transaction to such stockholder. In general, a stockholder who receives cash in the Merger in exchange for such stockholder's shares of Common Stock will recognize gain or loss equal to the difference, if any, between (i) the sum of the cash payment of $15.00 per share received from First Federal in exchange for the shares of the Common Stock and (ii) the stockholder's tax basis in such Common Stock. Any gain or loss will be treated as capital gain or loss if the Common Stock exchanged was held as a capital asset in the hands of the stockholder.

     The cash payments due to the holders of the Common Stock upon the exchange thereof pursuant to the Merger (other than certain exempt entities and persons), will be subject to a backup withholding tax at the rate of 31% unless certain requirements are met. Generally, the Exchange Agent will be required to deduct and withhold the tax if: (i) the stockholder fails to furnish a taxpayer identification number ("TIN") to the Exchange Agent or fails to certify under

penalty of perjury that such TIN is correct; (ii) the Internal Revenue Service ("IRS") notifies the Exchange Agent that the TIN furnished by the stockholder is incorrect; (iii) the IRS notifies the Exchange Agent that the stockholder has failed to report interest, dividends or original issue discount in the past; or (iv) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to the backup withholding tax. Any amounts withheld by the Exchange Agent in collection of the backup withholding tax will reduce the federal income tax liability of the stockholders from whom such tax was withheld. The TIN of an individual stockholder is that stockholder's Social Security number.

     No ruling has been or will be requested from the IRS as to any of the tax effects of any of the transactions discussed in this Proxy Statement to stockholders of the Company, and no opinion of counsel has been or will be rendered to the Company's stockholders with respect to any of the tax effects of the Merger to the Company's stockholders.

ACCOUNTING TREATMENT

     The Company has been advised by First Federal that the transaction will be accounted for utilizing purchase accounting as required by Accounting Principles Board Opinion No. 16
Business Combinations.

REGULATORY APPROVALS

     The Merger is subject to the approval of the OTS. First Federal has filed an application with the OTS for approval of the Merger. First Federal has also filed application with the OTS for approval of the Conversion. As of the date of this Proxy Statement, the approvals of the OTS have not been received. There can be no assurance as to the timing of such approvals, if given, or as to the conditions, if any, on which the approvals will be given. In addition, the approvals, if and when granted, may contain conditions which First Federal may find unduly burdensome. When such approvals are received, material changes to the Merger Agreement, material conditions, or other changes of a material nature may be imposed by regulatory authorities in connection therewith which could require a resolicitation of the Company's stockholders for approval. Following OTS approval of the Merger, the U.S. Department of Justice may review the Merger and raise objections on antitrust grounds, though objections on such grounds are not expected. If the required regulatory approvals are not obtained, the Merger Agreement will be terminated, and the Merger will not occur.

      PROPOSAL III - ADJOURNMENT OF THE ANNUAL MEETING

    Approval of the Merger Agreement requires the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Common Stock. In the event there is an insufficient number of shares present in person or by proxy at the Annual Meeting to approve the Merger Agreement, the Board of Directors intends to adjourn the Annual Meeting to a later date. The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting, but would in no event be more than 30 days after the date of the Annual Meeting.

    The effect of any such adjournment would be to permit the Company to solicit additional proxies for approval of the Merger Agreement. While such an adjournment would not invalidate any proxies previously filed, including those filed by stockholders voting against the Merger Agreement, it would give the Company the opportunity to solicit additional proxies in favor of the Merger Agreement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
THE ADJOURNMENT UNDER THE CIRCUMSTANCES DESCRIBED HEREIN.
APPROVAL OF THE ADJOURNMENT REQUIRES THE AFFIRMATIVE VOTE OF THE
HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN
PERSON OR BY PROXY AT THE ANNUAL MEETING.


 STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of the Record Date, certain information as to those persons who were beneficial owners of more than five percent (5%) of the Common Stock and as to the shares of the Common Stock beneficially owned by each of the Company's directors and executive officers required to be named in a summary compensation table and by all executive officers and directors of the Company as a group. Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Exchange Act. Based upon such reports, management knows of no persons, other than those set forth below, who owned more than 5% of the outstanding shares of the Common Stock as of the Record Date.

                                     Shares Beneficially        Percent of
Beneficial Owner                            Owned                 Class
----------------                     -------------------        ----------
Kevin D. Ulmer
123 West Second Street North
Newton, Iowa  50208(1)                  169,136                   9.29%

Gary R. Hill
123 West Second Street North
Newton, Iowa 50208(2)                   122,558                   6.82%

I.S.B. Bancorporation, Inc.
L.B.T. Bancorporation
First Liberty Bancorp
Winnebago County Bancorporation
4201 Westown Parkway, Suite 320
West Des Moines, Iowa  50266(3)         121,000                   6.73%

Directors and executive officers
 of Mid-Iowa and the Bank
 as a group (5 persons)(4)              367,592                  19.74%

______________
(1) Includes 117,976 shares held directly, 4,844 shares held by Mr. Ulmer's spouse and 3,616 shares held by Mr. Ulmer's minor children, with respect to which shares Mr. Ulmer may be deemed to have sole or shared voting and investment power.  The amount includes 24,000 shares underlying immediately exercisable options granted under the Company's 1997 Stock Option Plan (the
    "1997 Option Plan") at an exercise price of $7.75.  The amount reported also includes 9,600 shares of Common Stock held by the Bank's Profit Sharing Plan and
    9,600 shares of Common Stock held by the Bank's Retirement Plan.
    Mr. Ulmer is one of three trustees for both plans.
(2) Includes 73,511 shares held directly, 27,447 shares held by Mr. Hill's spouse and 2,400 shares held by Mr. Hill's children, with respect to which Mr. Hill may be deemed to have sole or shared voting and investment power.  The amount reported also includes 9,600 shares of Common Stock held by the Bank's
    Profit Sharing Plan and 9,600 shares of Common Stock held by the Bank's
    Retirement Plan.  Mr. Hill is one of three trustees for both plans.
(3) Beneficial owners represent four one-bank holding companies which beneficially own 83,000, 2,000, 30,000 and 6,000 shares, respectively.  The companies report joint ownership of these shares due to their existing management and ownership structures.
(4) Includes shares held directly, as well as jointly with family members or held by trust, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment powers.  This amount includes 9,600 shares held by the Bank's Profit Sharing Plan and 9,600 shares held by the Bank's Retirement Plan over which each of three directors are deemed to have shared voting and investment power as a result of their positions as trustees of both plans.  The amount reported above also includes options to purchase 9,600 shares of Common Stock granted to directors and executive officers under the 1992 Option Plan at an exercise price of $2.08 and 1997
    Option Plan at an exercise price of $7.75, which options are currently exercisable.  The amount reflected above excludes shares held by family members that do not live in the same household as such officers and directors, with respect to which beneficial ownership is expressly disclaimed.


                 INDEPENDENT AUDITORS

  The Board of Directors has renewed the Company's arrangement for KPMG Peat Marwick LLP to be its auditors for the 1999 fiscal year. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

              MARKET FOR THE COMMON STOCK

  The Common Stock is traded over-the-counter and is listed on the Nasdaq "Small Cap" Market under the symbol "MIFC." At February 2, 1999, there were 1,796,732 shares of Common Stock issued and outstanding and there were approximately 200 holders of record and approximately 600 beneficial holders. The sale price of the Common Stock on August 16, 1998, the last trading date on which the Common Stock was traded before the Agreement was signed, was $12.25 per share. Upon consummation of the Merger, the Common Stock will no longer be traded over-the-counter market or quoted on Nasdaq.

             BENEFICIAL OWNERSHIP REPORTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


                 STOCKHOLDER PROPOSALS

  Under the Company's Bylaws, stockholder proposals must be submitted in writing to the Secretary of the Company and delivered or mailed to and received at the address stated in the following sentence not less than 30 days prior to the date of the annual meeting; provided, however, that if less than 40 days' notice prior public disclosure of the meeting is given or made to stockholders, such written notice by the stockholder shall be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office, 123 West Second Street North, Newton, Iowa no later than August 15, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                     OTHER MATTERS

       The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.


       The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without
additional compensation.    The Company will reimburse brokerage
firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


                          BY ORDER OF THE BOARD OF DIRECTORS



                          Kevin D. Ulmer
                          President and Chief Executive Officer

Newton, Iowa
February 10, 1999

                      APPENDIX A

         AGREEMENT AND PLAN OF REORGANIZATION

                     BY AND AMONG

           FIRST FEDERAL BANKSHARES, M.H.C.

        FIRST FEDERAL SAVINGS BANK OF SIOUXLAND

              MID-IOWA FINANCIAL CORP.

                          AND

             MID-IOWA SAVINGS BANK, FSB









               Dated: August 17, 1998

                   TABLE OF CONTENTS
                                             Page No.

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . 2
  THE REORGANIZATION . . . . . . . . . . . . . . . . 2
     1.1.  THE  REORGANIZATION.. . . . . . . . . . . 2
     1.2.  ADOPTION AND EXECUTION AND DELIVERY
             OF DOCUMENTS PROVIDING FOR
             THE REORGANIZATION. . . . . . . . . . . 3
     1.3.  EFFECTIVE TIME AND CLOSING OF THE
             REORGANIZATION. . . . . . . . . . . . . 3
     1.4.  MODIFICATION OF STRUCTURE.. . . . . . . . 3

ARTICLE II.. . . . . . . . . . . . . . . . . . . . . 4
  EFFECT OF THE REORGANIZATION; CERTAIN ACTIONS
    IN CONNECTION THEREWITH. . . . . . . . . . . . . 4
     2.1.  EFFECT OF THE REORGANIZATION. . . . . . . 4
     2.2.  EFFECT ON COMMON STOCK OF THE COMPANY
            AND FIRST FEDERAL. . . . . . . . . . . . 4
     2.3.  FIRST FEDERAL TO MAKE CASH AVAILABLE. . . 5
     2.4.  PAYMENT OF CASH.. . . . . . . . . . . . . 5
     2.5.  RECAPITALIZATION OR STOCK DIVIDENDS.. . . 6
     2.6.  COMPANY STOCK OPTIONS . . . . . . . . . . 6

ARTICLE III. . . . . . . . . . . . . . . . . . . . . 7
  REPRESENTATIONS AND WARRANTIES OF MID-IOWA
    AND THE COMPANY. . . . . . . . . . . . . . . . . 7
     3.1.  CORPORATE ORGANIZATION. . . . . . . . . . 7
     3.2.  CAPITALIZATION. . . . . . . . . . . . . . 8
     3.3.  AUTHORIZATION.. . . . . . . . . . . . . . 9
     3.4.  NO VIOLATION. . . . . . . . . . . . . . . 9
     3.5.  REPORTS AND CONSOLIDATED FINANCIAL
             STATEMENTS. . . . . . . . . . . . . . .10
     3.6.  CONSENTS AND APPROVALS. . . . . . . . . .11
     3.7.  ABSENCE OF CERTAIN CHANGES. . . . . . . .11
     3.8.  EMPLOYEE AND EMPLOYEE BENEFITS MATTERS. .12
     3.9.  LITIGATION. . . . . . . . . . . . . . . .14
     3.10. TAX MATTERS.. . . . . . . . . . . . . . .14
     3.11. INFORMATION IN THE COMPANY PROXY
              STATEMENT. . . . . . . . . . . . . . .15
     3.12. ENVIRONMENTAL MATTERS.. . . . . . . . . .16
     3.13. INSURANCE.. . . . . . . . . . . . . . . .17
     3.14. COMPLIANCE WITH LAWS AND ORDERS.. . . . .18
     3.15. GOVERNMENTAL REGULATION.. . . . . . . . .18
     3.16. CONTRACTS AND COMMITMENTS.. . . . . . . .18
     3.17. AGREEMENTS WITH DIRECTORS, OFFICERS AND
           STOCKHOLDERS. . . . . . . . . . . . . . .19
     3.18. ACCURACY OF INFORMATION.. . . . . . . . .19
     3.19. ALLOWANCES FOR LOSSES AND REAL ESTATE
             OWNED . . . . . . . . . . . . . . . . .19
     3.20. TITLE TO ASSETS; LEASES . . . . . . . . .20
     3.21. BUSINESS OF MID-IOWA. . . . . . . . . . .20
     3.22. TAX MATTERS.. . . . . . . . . . . . . . .21

     3.23  CERTAIN INFORMATION.. . . . . . . . . . .21

ARTICLE IV.. . . . . . . . . . . . . . . . . . . . .21
  REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL. .21
     4.1.  CORPORATE ORGANIZATION. . . . . . . . . .21
     4.2.  AUTHORIZATION.. . . . . . . . . . . . . .21
     4.3.  NO VIOLATION. . . . . . . . . . . . . . .22
     4.4.  CONSENTS AND APPROVALS. . . . . . . . . .22
     4.5.  INFORMATION SUPPLIED FOR INCLUSION IN
             THE COMPANY PROXY STATEMENT.. . . . . .22
     4.6.  ACCURACY OF INFORMATION.. . . . . . . . .22
     4.7.  REGULATORY APPROVALS AND NO ADVERSE
             CHANGE. . . . . . . . . . . . . . . . .22

ARTICLE V. . . . . . . . . . . . . . . . . . . . . .23
  COVENANTS OF FIRST FEDERAL . . . . . . . . . . . .23
     5.1.  AFFIRMATIVE COVENANTS.. . . . . . . . . .23
     5.2.  NEGATIVE COVENANTS. . . . . . . . . . . .23
     5.3.  BREACHES. . . . . . . . . . . . . . . . .23
     5.4.  FILING OF APPLICATIONS. . . . . . . . . .23
     5.5.  SUPPLEMENT TO FIRST FEDERAL DISCLOSURE
             SCHEDULE. . . . . . . . . . . . . . . .24
     5.6.  EXPENSES. . . . . . . . . . . . . . . . .24

ARTICLE VI.. . . . . . . . . . . . . . . . . . . . .24
  COVENANTS OF THE COMPANY AND MID-IOWA. . . . . . .24
     6.1.  AFFIRMATIVE COVENANTS.. . . . . . . . . .24
     6.2.  NEGATIVE COVENANTS. . . . . . . . . . . .25
     6.3.  REPORT TO FIRST FEDERAL.. . . . . . . . .28
     6.4.  BREACHES. . . . . . . . . . . . . . . . .28
     6.5.  SUPPLEMENT TO DISCLOSURE SCHEDULE.. . . .28
     6.6.  CONSENTS AND APPROVALS. . . . . . . . . .28
     6.7.  EXPENSES. . . . . . . . . . . . . . . . .28

ARTICLE VII. . . . . . . . . . . . . . . . . . . . .29
  ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . .29
     7.1.  COMPANY SHAREHOLDERS' MEETING.. . . . . .29
     7.2.  PROXY STATEMENT FOR COMPANY
             SHAREHOLDERS' MEETING . . . . . . . . .29
     7.3.  COOPERATION; REGULATORY APPROVALS.. . . .29
     7.4.  REPORTS.. . . . . . . . . . . . . . . . .30
     7.5.  BROKERS OR FINDERS. . . . . . . . . . . .30
     7.6.  ADDITIONAL AGREEMENTS; REASONABLE
             EFFORTS . . . . . . . . . . . . . . . .30
     7.7.  RELEASE OF INFORMATION. . . . . . . . . .30
     7.8.  ADVISORY DIRECTORS. . . . . . . . . . . .31
     7.9.  ACCESS TO PROPERTIES AND RECORDS;
             CONFIDENTIALITY . . . . . . . . . . . .31
     7.10. CERTAIN POLICIES. . . . . . . . . . . . .32
     7.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT
             ARRANGEMENTS. . . . . . . . . . . . . .32
     7.12. D&O INDEMNIFICATION AND INSURANCE . . . .33

     7.13  CONVERSION AND OFFERING . . . . . . . . .34

ARTICLE VIII.. . . . . . . . . . . . . . . . . . . .35
  CONDITIONS TO THE OBLIGATIONS OF FIRST FEDERAL . .35
     8.1.  NO MATERIAL ADVERSE CHANGE. . . . . . . .35
     8.2.  REPRESENTATIONS AND WARRANTIES. . . . . .35
     8.3.  PERFORMANCE AND COMPLIANCE. . . . . . . .35
     8.4.  NO PROCEEDING OR LITIGATION.. . . . . . .35
     8.5.  CONSENTS UNDER AGREEMENTS.. . . . . . . .36
     8.6.  NO AMENDMENTS TO RESOLUTIONS. . . . . . .36
     8.7.  CERTIFICATE OF MID-IOWA OFFICERS. . . . .36
     8.8.  CORPORATE PROCEEDINGS.. . . . . . . . . .36
     8.9.  LEGAL OPINION.. . . . . . . . . . . . . .36
     8.10. CLOSING BOOK VALUE. . . . . . . . . . . .36
     8.11. CONVERSION. . . . . . . . . . . . . . . .36
     8.12  NON-COMPETITION AGREEMENTS. . . . . . . .37

ARTICLE IX.. . . . . . . . . . . . . . . . . . . . .37
  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
    AND MID-IOWA37
     9.1.  REPRESENTATIONS AND WARRANTIES. . . . . .37
     9.2.  PERFORMANCE AND COMPLIANCE. . . . . . . .37
     9.3   CORPORATE PROCEEDINGS.. . . . . . . . . .37
     9.4.  CERTIFICATE OF FIRST FEDERAL OFFICERS.. .37
     9.5.  LEGAL OPINION . . . . . . . . . . . . . .37
     9.6.  OPINION OF FINANCIAL ADVISOR. . . . . . .37

ARTICLE X. . . . . . . . . . . . . . . . . . . . . .38
  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES . . .38
     10.1. GOVERNMENTAL APPROVALS. . . . . . . . . .38
     10.2. NO INJUNCTIONS OR RESTRAINTS. . . . . . .38
     10.3. STOCKHOLDER APPROVAL. . . . . . . . . . .38
     10.4  CORPORATE PROCEEDINGS.. . . . . . . . . .38

ARTICLE XI.. . . . . . . . . . . . . . . . . . . . .39
  TERMINATION. . . . . . . . . . . . . . . . . . . .39
     11.1. REASONS FOR TERMINATION.. . . . . . . . .39
     11.2. EFFECT OF TERMINATION.. . . . . . . . . .41

ARTICLE XII. . . . . . . . . . . . . . . . . . . . .41
  MISCELLANEOUS. . . . . . . . . . . . . . . . . . .41
     12.1. NONSURVIVAL OF REPRESENTATIONS,
              WARRANTIES AND AGREEMENTS. . . . . . .41
     12.2. EXPENSES AND TERMINATION FEE. . . . . . .41
     12.3. WAIVERS; AMENDMENTS.. . . . . . . . . . .42
     12.4. ASSIGNMENT; PARTIES IN INTEREST.. . . . .42
     12.5. ENTIRE AGREEMENT. . . . . . . . . . . . .42

     12.6. CAPTIONS AND COUNTERPARTS.. . . . . . . .43
     12.7. CERTAIN DEFINITIONS.. . . . . . . . . . .43
     12.8. ENFORCEMENT OF THIS AGREEMENT.. . . . . .43
     12.9. GOVERNING LAW.. . . . . . . . . . . . . .44
     12.10.NOTICES . . . . . . . . . . . . . . . . .44

                       SCHEDULES

Schedule 2.6
Schedule 3.1(a)
Schedule 3.2(c)
Schedule 3.2(d)
Schedule 3.4
Schedule 3.5
Schedule 3.6
Schedule 3.7
Schedule 3.8(a)
Schedule 3.8(b)
Schedule 3.8(c)
Schedule 3.8(e)
Schedule 3.9
Schedule 3.10
Schedule 3.12(f)
Schedule 3.13
Schedule 3.14
Schedule 3.15
Schedule 3.16
Schedule 3.17
Schedule 3.20(b)
Schedule 3.21(b)
Schedule 6.2(b)
Schedule 7.5
Schedule 7.11(c)
Schedule 7.11(f)
Schedule 7.12

         AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization, dated as of August 17, 1998 (the "Agreement"), is entered into by and among First Federal Bankshares, M.H.C. ("Bancorp"), First Federal Savings Bank of Siouxland ("First Federal"), Mid-Iowa Financial Corp. (the "Company") and Mid-Iowa Savings Bank, FSB ("Mid-Iowa").

                   R E C I T A L S:

     WHEREAS, First Federal is a federally-chartered stock savings bank headquartered in Sioux City, Iowa, 53.8% of the issued and outstanding capital stock of which is owned by Bancorp, a federally-chartered mutual holding company;

     WHEREAS, the Company is a company organized under the laws of the State of Delaware, is registered with the Office of Thrift Supervision as a unitary savings and loan holding company, and owns 100% of the issued and outstanding common stock of Mid-Iowa;

     WHEREAS, Mid-Iowa is a federally-chartered savings bank headquartered in Newton, Iowa;

     WHEREAS, the parties desire to provide for First Federal's acquisition of Mid-Iowa pursuant to the transactions set forth in this Agreement on or after the Effective Time (as defined in Section 1.3 hereof);

     WHEREAS, in connection with the Reorganization, as defined herein, the outstanding capital stock of the Company will be converted into the right to receive cash;

     WHEREAS, it is intended that First Federal and Mid-Iowa will be merged such that First Federal will be the surviving bank and that the resulting savings institution will expand its market area and achieve certain economies of scale and efficiencies as a result of the Reorganization, as defined herein;

     WHEREAS, in connection with the Reorganization, it is intended that Bancorp will convert from a mutual holding company to a stock holding company (the "Conversion") and conduct an offering of shares of its common stock in a subscription and community offering, and in an exchange offering to the existing public shareholders of First Federal (the "Offering").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties, and agreements herein contained, and in order to set forth the conditions upon which the foregoing Reorganization, as defined herein, will be carried out, the parties, intending to be legally bound, hereby agree as follows:

                      ARTICLE I.

                  THE REORGANIZATION


          1.1. THE REORGANIZATION. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of Section 18(c) of the Federal Deposit Insurance Act (12 U.S.C. 1828(c)), as amended (the "Bank Merger Act"), the Home Owners' Loan Act (the "HOLA"), and the rules and regulations promulgated thereunder including 12 C.F.R. 563.22 and 574.3(a) (the "Thrift Regulations"), at the Effective Time, the parties hereby agree that the following corporate transactions (collectively referred to herein as the "Reorganization") shall occur substantially concurrently in the order set forth below in accordance with applicable laws and regulations and the provisions of this Agreement:

     (a) Pursuant to the Agreement of Merger, attached hereto as Exhibit A, among First Federal, the Company, and a to-be-formed Delaware corporation which is to be wholly owned by First Federal, such to-be-formed corporation shall be merged with and into the Company (the "Company Merger") and, in connection therewith, and subject to the rights of dissenting stockholders which have been asserted and duly perfected in accordance with the provisions of Section 262 of the Delaware General Corporation Law, each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") and each option to purchase such stock granted pursuant to the Company's stock option plans, as identified herein, outstanding immediately prior to the effective time of the Company Merger shall be canceled in exchange for the right to receive the cash payments specified in such Agreement of Merger, with the result that the Company will become a wholly owned subsidiary of First Federal.

     (b) Pursuant to the Plan of Complete Liquidation and Dissolution (the "Plan"), attached hereto as Exhibit B, the Company shall be liquidated into First Federal, immediately following consummation of the transactions referred to in
Section 1.1(a) hereof, with the result that First Federal will acquire all of the assets and liabilities of the Company and the Company shall cease to exist.

     (c) Pursuant to the Agreement of Merger, attached hereto as Exhibit C, between Mid-Iowa and First Federal, Mid-Iowa shall merge with and into First Federal (the "Bank Merger") immediately following consummation of the transactions referred to in Section 1.1(b) hereof, with the result that First Federal will acquire all of the assets and liabilities of Mid-Iowa and Mid-Iowa shall cease to exist.

     (d) Upon the consummation of the Reorganization, the separate existence of the Company and Mid-Iowa shall cease, and First Federal shall continue as the surviving institution in the Bank Merger.

          1.2  ADOPTION AND EXECUTION AND DELIVERY OF
DOCUMENTS PROVIDING FOR THE REORGANIZATION. Promptly following the formation of the to-be-formed corporation referred to in
Section 1.1(a) hereof, the Company shall execute and deliver the Agreement of Merger included as Exhibit A hereto and First Federal and such to-be-formed corporation shall execute and deliver such Agreement of Merger, as applicable. Promptly upon consummation of the transactions contemplated in Section 1.1(a) hereof, First Federal shall adopt the Plan included as Exhibit B hereto in its capacity as sole stockholder of the Company. Promptly upon consummation of the transactions contemplated by Sections 1.1(a) and (b) hereof, First Federal and Mid-Iowa shall execute and deliver the Agreement of Merger included as Exhibit C hereto and First Federal shall adopt such agreement in its capacity as the sole stockholder of Mid-Iowa.

          1.3. EFFECTIVE TIME AND CLOSING OF THE
REORGANIZATION. As soon as practicable after each of the conditions set forth in Articles VIII, IX and X hereof have been satisfied or waived, First Federal and Mid-Iowa will file, or cause to be filed, articles of combination with the Office of Thrift Supervision (the "OTS"), which articles of combination shall be in the form required by and executed in accordance with the Thrift Regulations. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS pursuant to Section 552.13(k) of the Thrift Regulations (the "Effective Time"). If (a) this Agreement and the transactions contemplated hereby have been duly approved as required by the stockholders of the Company, and (b) all relevant conditions of this Agreement have been satisfied or waived and all applicable waiting periods have expired, the closing (the "Closing") shall take place within thirty (30) business days thereafter, on such date as First Federal and Mid-Iowa shall agree, at the executive offices of First Federal or at such other time and at such other location mutually acceptable to First Federal and Mid-Iowa. At the Closing, the parties hereto will exchange certificates, letters and other documents as required hereby and will cause the filing described in this Section 1.3 with respect to the Bank Merger to be made. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          1.4 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, First Federal may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as
(i) there are no material adverse federal income tax consequences to the stockholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of Company Common Stock under this Agreement is not thereby changed in kind or reduced in amount because of such modification, and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals required hereunder, or otherwise impede the consummation of the transactions contemplated hereby.

                      ARTICLE II.

EFFECT OF THE REORGANIZATION; CERTAIN ACTIONS IN CONNECTION
                      THEREWITH

          2.1. EFFECT OF THE REORGANIZATION.

          (a) First Federal, as the surviving institution in the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Mid-Iowa, all as more fully described in the Merger Agreement and the Thrift Regulations. The name of First Federal, as the surviving institution in the Bank Merger, will be "First Federal Savings Bank of Siouxland" or such other name as determined by the Board of Directors of First Federal, subject to any required regulatory approval.

          (b) At the Effective Time, each share of capital stock of the Company issued and outstanding immediately prior thereto (except shares as to which the holders have perfected dissenters' rights in accordance with Section 262 of the Delaware General Corporation Law) shall, by virtue of the Reorganization, be canceled. No new shares of the capital stock or other securities or obligations of First Federal shall be issued or be deemed issued with respect to or in exchange for such canceled shares, and such canceled shares of capital stock shall not be converted into any shares or other securities or obligations of First Federal.

          (c) The Charter and Bylaws of First Federal, as in effect immediately prior to the Effective Time, shall be the Charter and Bylaws of First Federal, as the surviving institution of the Bank Merger.

          (d) Except as otherwise contemplated hereby, the directors and officers of First Federal immediately prior to the Effective Time shall be the directors and officers of First Federal, as the surviving institution of the Bank Merger, and shall continue in office until their successors are duly elected or otherwise duly selected.

          (e) All deposit accounts of Mid-Iowa existing immediately prior to the Bank Merger shall, upon consummation of the Bank Merger, remain insured by the Federal Deposit Insurance
Corporation ("FDIC") to the fullest extent permitted by law and regulation.

          2.2. EFFECT ON COMMON STOCK OF THE COMPANY AND FIRST
FEDERAL.

          (a) As of the Effective Time, by virtue of the Reorganization and without any action except as specified herein on the part of the holders of shares of common stock, $.01 par value, of the Company, each issued and outstanding share of Company Common Stock (except with respect to the rights of dissenting shareholders of the Company) shall be converted into the right to receive $15.00 in cash (the "Purchase Price"), and all outstanding certificates representing Company Common Stock shall thereafter represent solely the right to receive the Purchase Price. Any holders of dissenting shares

shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of Section 262 of the Delaware General Corporation Law, with funds provided by First Federal. The Company shall give First Federal prompt notice of any written demand for the payment of the fair value of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the Delaware General Corporation Law and received by the Company. The Company shall give First Federal the opportunity to participate in all negotiations and proceedings with respect to such demands, and shall not voluntarily make any payment with respect to any demands for payment of fair value or settle or offer to settle any such demands. All shares of Company Common Stock which are held in the treasury of the Company or Mid-Iowa or by any direct or indirect wholly-owned subsidiary of the Company and any shares of Company Common Stock owned by First Federal or any direct or indirect wholly-owned subsidiary or parent of First Federal shall be canceled and no consideration shall be paid or delivered in exchange therefor. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock by any holder thereof shall thereafter be made or recognized.

          (b) In the event the Closing has not occurred by April 15, 1999, then the aggregate Purchase Price payable under
Section 2.2(a) shall be increased by $3,700 per day for each day from April 16, 1999 to the date immediately preceding the Closing (the "Purchase Price Adjustment"). The per share Purchase Price shall be increased by an amount equal to the Purchase Price adjustment divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, rounded to the nearest $.01.

          2.3. FIRST FEDERAL TO MAKE CASH AVAILABLE.  At the
Effective Time, First Federal shall make available to the
Exchange Agent (as defined in Section 2.4(a) hereof) hereof, the aggregate amount of cash payable pursuant to Section  2.2
hereof.

          2.4. PAYMENT OF CASH.

          (a) At least twenty (20) days before the Effective Time, First Federal shall designate an exchange agent (the "Exchange Agent") in connection with the Reorganization. As soon as practicable after the Effective Time, but in no event later than ten (10) days thereafter, the Exchange Agent shall send a notice and form of letter of transmittal to each holder of record of Company Common Stock at the Effective Time advising such stockholder of the effectiveness of the Reorganization and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing shares of Company Common Stock. Each holder of shares of Company Common Stock who thereafter delivers his or her certificate or certificates representing such shares to the Exchange Agent shall be mailed a check for an amount, without interest, equal to the number of shares represented by the certificate or certificates so surrendered to the Exchange Agent multiplied by the Purchase Price. Upon surrender, each certificate evidencing Company Common Stock shall be canceled. Until so surrendered, each outstanding certificate which prior to the Effective Time evidenced shares of Company Common Stock will be deemed for all purposes (except as otherwise provided in Section 2.2 hereof) to evidence the right to receive cash, without interest, equal to number of shares represented by the certificate or certificates multiplied by the Purchase Price. After the

Effective Time, there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock and, if a certificate evidencing such shares is presented for transfer, it shall be canceled in exchange for a check (except as otherwise provided in Section 2.2 hereof) in the appropriate amount as calculated above. Notwithstanding any provision of this Agreement, neither the Exchange Agent nor any person, firm or entity shall be liable or obligated to any former holder of any share of Company Common Stock (or to anyone claiming through any such former holder) with respect to amounts to which any such holder would have been entitled as a consequence of the Reorganization, if such amounts have been paid, or are payable, to any public official pursuant to any abandoned property, escheat or similar laws.

          (b) If delivery of all or any part of the cash to be paid in connection with the Reorganization is to be paid to a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to such delivery that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such a delivery pay to the Exchange Agent any transfer or other taxes required by reason of such delivery in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (c) In the event any certificate for Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.2 hereof) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the cash to be paid in the Reorganization as provided for herein; provided, however, that First Federal may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as First Federal may direct as indemnity against any claim that may be made against First Federal, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

          2.5. RECAPITALIZATION OR STOCK DIVIDENDS. If between the date of this Agreement and the Effective Time, a share of Company Common Stock shall be changed into a different number of shares of Company Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend shall be declared with a record date within such period, then the Purchase Price shall be appropriately and proportionately adjusted.

          2.6. COMPANY STOCK OPTIONS. Effective as of the Effective Time, the Company shall terminate its 1992 and 1997 Stock Option Plans (the "Company Option Plans") and each of the 200,296 outstanding options (individually, an "Option") granted under the Company Option Plan shall be converted to the right to receive the amount by which the Purchase Price exceeds the exercise price per share of Company Common Stock under such Option. The amount received by each option holder will be reduced by any applicable taxes that First Federal is required to withhold. The Company shall use its best efforts to receive, by no later than the Effective Time, a cancellation agreement from each holder (the "Cancellation Agreements") acknowledging such cancellation and termination of the Option


as of the Effective Time. In consideration of the foregoing, First Federal or the Company shall make such cash payment to the holder of each Option at the later of: (i) the receipt from such holder of a Cancellation Agreement, or (ii) the Effective Time. The number of shares of Company Common Stock which are issuable upon exercise of Options and the holders thereof as of the date hereof are set forth in Schedule 2.6 of the Company Disclosure Schedules which are attached hereto and incorporated herein (the "Company Disclosure Schedule"). The terms of each Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Company Common Stock subsequent to the date hereof.

                     ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF MID-IOWA AND THE COMPANY


          Mid-Iowa and the Company hereby represent and warrant to First Federal as follows:

          3.1. CORPORATE ORGANIZATION.

     (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the operations, assets, or financial condition of the Company and its subsidiaries taken as a whole. The Company is duly registered with the OTS under the HOLA as a unitary savings and loan holding company. Other than as set forth in Company Disclosure Schedule 3.1(a) and shares of capital stock in Mid-Iowa and its subsidiaries, as identified below (collectively, the "Company Subsidiaries") the Company does not own or control or have the right to acquire, directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.

     (b) Mid-Iowa is a stock savings bank organized, validly existing and in good standing under the laws of the United States, has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the operations, assets, or financial condition of the Company and the Company Subsidiaries taken as a whole. All eligible accounts of depositors in Mid-Iowa are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC


to the fullest extent permitted by law. Mid-Iowa is a member of the Federal Home Loan Bank of Des Moines.

     (c) The Company has heretofore delivered to First Federal true and complete copies of the certificate of incorporation, charter, organization certificate or other chartering instrument and bylaws of the Company, Mid-Iowa, and each Company Subsidiary in effect on the date hereof. The minute books of the Company and each Company Subsidiary contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the stockholder(s) of the Company and each Company Subsidiary recorded therein, and as of the Effective Time such minute books will contain accurate minutes of all such meetings and such consents in lieu of meetings respectively held or executed prior thereto. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the stockholder(s) and boards of directors of the Company and the Company Subsidiaries and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the boards of directors (or any committee thereof) or of the stockholder(s) of the Company or any Company Subsidiary.

          3.2. CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock, par value $.01 per share and 500,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement, there were issued and outstanding 1,734,548 shares of Company Common Stock and no shares of preferred stock. On such date, there were no shares of Company Common Stock held by the Company as treasury stock. All of such issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. As of the date hereof, no shares of serial preferred stock were issued and outstanding. Except pursuant to its stock option plans, the Company does not have any arrangements or commitments obligating it to issue or sell or otherwise dispose of, or to purchase or redeem, shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock. There are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of shares of the capital stock or other ownership interests of any subsidiary of the Company.

          (b) All of the outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company or Mid-Iowa, as the case may be, free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Mid-Iowa does not have any arrangements or commitments obligating it to issue or sell or otherwise dispose of, or to purchase or redeem, shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock. There are no agreements, understandings or commitments relating to the right or obligation of Mid-Iowa to issue, to vote or to dispose of shares of its capital stock or the shares of capital stock of any Company Subsidiary.


          (c)  Schedule 3.2(c) of the Company Disclosure
Schedule sets forth a complete and accurate list of all options to purchase Company Common Stock that have been granted and which remain unexercised, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant.

          (d) To the best of the Company's knowledge, no person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than as set forth at Schedule 3.2(d) of the Company Disclosure
Schedule, is the beneficial owner of more than 5% of the outstanding Company Common Stock.

          3.3. AUTHORIZATION.

     (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger included as Exhibit A hereto and, subject to the consents and approvals of federal and state regulatory authorities referred to in Section 3.6 hereof and the approval of the stockholders of the Company, to consummate the Company Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Agreement of Merger included as Exhibit A hereto and the consummation of the Reorganization by the Company have been duly authorized by the board of directors of the Company and, except for the approval of the stockholders of the Company, no other corporate proceedings on the part of the Company are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

     (b) Promptly following formation of the to-be-formed corporation referred to in Section 1.1(a) hereof, the Agreement of Merger included as Exhibit A hereto will be duly and validly executed by the Company and, upon such execution and delivery and the execution and delivery thereof by the other parties thereto, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

          3.4. NO VIOLATION. None of the execution and delivery of this Agreement and the agreements included as Exhibits A and B hereto by the Company and Mid-Iowa, as applicable, nor the consummation by the Company and Mid-Iowa of the transactions contemplated hereby and thereby and the Plan in accordance with their respective terms, as applicable, nor compliance by the Company or Mid-Iowa with any of their respective terms, as applicable, will (i) violate any provision of the Company's or Mid-Iowa's certificate of incorporation, charter or other chartering instrument or bylaws, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction


applicable to the Company, Mid-Iowa, or any Company Subsidiary or any of their properties or assets, or (iii) except as set forth at Schedule 3.4, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination or cancellation of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company, Mid-Iowa, or any Company Subsidiary under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, Mid-Iowa, or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clause (iii) above, such as individually or in the aggregate will not have a material adverse effect on the operations, assets, or financial condition of the Company and the Company Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated by this Agreement.

          3.5. REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS.
(a) The Company and Mid-Iowa have previously furnished First Federal with true and complete copies of (a) all annual reports, quarterly reports, proxy statements, financial statements, or any other documents or material provided by the Company to its stockholders since January 1, 1994, (b) all call reports and other reports filed by Mid-Iowa with the OTS since January 1, 1994, and (c) the audited financial statements of the Company for the fiscal years ended September 30, 1995, 1996 and 1997.
As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company, including any financial statements included in such reports or otherwise delivered to First Federal (collectively referred to herein as the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company or Mid-Iowa, as the case may be, as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein, and the absence of certain footnotes. Except as set forth in Schedule
3.5 to the Company Disclosure Schedule, since September
30, 1997   neither the Company or Mid-Iowa, or any Company
Subsidiary, has suffered a Material Adverse Effect (as that term is defined in Section 12.7 hereof) and the Company is not aware of any event or circumstance, or series of events and circumstances, which is reasonably likely to result in a Material Adverse Effect to the Company or Mid-Iowa. The books and records of the Company and Mid-Iowa have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions. Except and to the extent reflected, disclosed or provided for in the Company Financial Statements, neither the Company, nor Mid-Iowa nor any Company Subsidiary had, as of the date of the Company Financial Statements, any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of the Company.


     (b) Mid-Iowa has filed all reports, together with any amendments required to be made with respect thereto, that were required to be filed since January 1, 1994 to the date of this Agreement with (i) the OTS; (ii) the FDIC; and (iii) any state banking commission or other banking authority, and has paid all fees and assessments due and payable in connection therewith.

          3.6. Consents and Approvals. Other than as set forth in Schedule 3.6 to the Company Disclosure Schedule and other than the receipt of approvals required by the HOLA, the Bank Merger Act, the Thrift Regulations, and applicable federal securities and state laws, and the approval of the holders of Company Common Stock as described in Section 7.1 hereof, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by the Company or Mid-Iowa of the transactions contemplated by this Agreement, except where the failure to make such filing or obtain such permit, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. The Company knows of no reason (including those relating to fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals should not be obtained, and is aware of no reason to believe that such approvals would include any term, condition or requirement that, individually or in the aggregate, would have a Material Adverse Effect on the results, business, operations, assets, or financial condition of the Company.

          3.7. ABSENCE OF CERTAIN CHANGES.  Since September 30,
1997,   and except as otherwise permitted by this Agreement,
neither the Company, Mid-Iowa or any Company Subsidiary has, except as set forth in Schedule 3.7 to the Company Disclosure Schedule, (a) issued or sold any corporate debt securities; (b) granted any option for the purchase of its capital stock; (c) declared or set aside or paid any dividend or other distribution in respect of its capital stock; (d) incurred any material obligation or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business consistent with past practices; (e) mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent and landlord liens) any of its material assets or properties except pledges to secure government or other deposits and in connection with repurchase or reverse repurchase agreements; (f) discharged or satisfied any material lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Company's consolidated balance sheet as of September 30, 1997, and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practices; (g) sold, exchanged or otherwise disposed of any of its material capital assets other than in the ordinary course of business consistent with past practices; (h) made any wage or salary increase or entered into or modified any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit sharing, retirement or similar plan or arrangement, whether tax-qualified or non tax-qualified (other than salary increases reflected in the salary schedule set forth at Schedule 3.7); (i) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (j) except in the ordinary course of business consistent with past practices, entered, or agreed to enter, into any agreement or


arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer or assignment of any such assets, properties or rights; (k) entered into any material transaction outside the ordinary course of its business consistent with past practices, except as expressly contemplated by this Agreement; or (1) except in the ordinary course of business consistent with past practices or as reflected in the Company Financial Statements, sold or otherwise disposed of any of its material investment securities.

          3.8. EMPLOYEE AND EMPLOYEE BENEFITS MATTERS.  (a)
Schedule 3.8(a) to the Company Disclosure Schedule lists (i) each pension, profit sharing, stock bonus, thrift, savings, employee stock ownership or other plan, program or arrangement, which constitutes an "employee pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Company, Mid-Iowa or any Company Subsidiary or to which the Company, Mid-Iowa or any Company Subsidiary contributes or is maintained for the benefit of any current or former employee, officer, director, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by the Company, Mid-Iowa or any Company Subsidiary or to which the Company or any Company Subsidiary contributes for the benefit of any current or former employee, officer, director, consultant or agent or dependent of any such person; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, stock option plan, stock purchase plan, stock bonus plan or stock grant plan, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which the Company, Mid-Iowa or any Company Subsidiary provides benefits for or on behalf of any current or former employee, officer, director, consultant or agent. The plans, programs or arrangements described in this Section 3.8 or listed in Schedule 3.8(a) of the Company Disclosure Schedule are hereinafter referred to as the "Mid-Iowa Benefit Plans." Mid-Iowa has delivered or made available to First Federal a true and correct copy of (a) each Mid-Iowa Benefit Plan, including amendments thereto, (b) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS") with respect to each Mid-Iowa Benefit Plan, if applicable, (c) each trust agreement and group annuity contract, if any, relating to such Mid-Iowa Benefit Plan, (d) the most recent actuarial report or valuation relating to a Mid-Iowa Benefit Plan subject to Title IV of ERISA and (e) all rulings and determination letters and any open requests for rulings or letters that pertain to any Mid-Iowa Benefit Plan.

          (b) All of the Mid-Iowa Benefit Plans that are subject to ERISA and the Internal Revenue Code (the "Code") are in compliance with all applicable requirements of ERISA and the Code and all other applicable federal and state laws, including, without limitation, the reporting and disclosure requirements of
Part I of Title I of ERISA. Each of the Mid-Iowa Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code satisfies the applicable requirements of such provision and there exist no circumstances that would adversely affect the qualified status of any such plan under that section, except with respect to any required retroactive amendment for which the remedial

amendment period has not yet expired.  Except as set forth in
Schedule 3.8(b) to the Company Disclosure Schedule, there is no pending or, to the best knowledge of Mid-Iowa, threatened litigation, claim, action, governmental proceeding or investigation against or relating to any Mid-Iowa Benefit Plan which could give rise to any material liability, and there is no reasonable basis for any material litigation, claims, actions or proceedings against any such Mid-Iowa Benefit Plan, and there are not any facts that could give rise to any material liability in the event of such litigation, claim, action, investigation, or proceeding. No Mid-Iowa Benefit Plan (or Mid-Iowa Benefit Plan fiduciary) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such plan. There have been no acts or omissions by the Company, Mid-Iowa or any Company Subsidiary that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which the Company, Mid-Iowa or any Company Subsidiary may be liable. No liability under Title IV of ERISA has been incurred by the Company, Mid-Iowa, any Company Subsidiary, any former Affiliate (as such term is defined in Section 12.7 hereof) of the Company, Mid-Iowa or the Mid-Iowa Benefit Plans since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been made or will be made when due. With respect to each of the Mid-Iowa Benefit Plans which is subject to Title IV of ERISA, the present value of accrued benefits under such plan or plans, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits and Mid-Iowa is not aware of any facts or circumstances that would materially change the funded status of any such ERISA plan.
None of the Mid-Iowa Benefit Plans is a "multiemployer pension plan" as such term is defined in section 3(37) of ERISA. None of the Company, Mid-Iowa or any Company Subsidiary has participated in or agreed to participate in a multiemployer plan as defined in Section 3(37) of ERISA. Except as listed on
Schedule 3.8(b) to the Company Disclosure Schedule, no employee of the Company, Mid-Iowa or any Company Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Mid-Iowa Benefit Plan as a result of the transactions contemplated by this Agreement. Other than current or contingent liabilities previously disclosed on Schedule 3.8(b) to the Company Disclosure Schedule, neither the Company, Mid-Iowa or any Company Subsidiary or any Mid-Iowa Benefit Plan will have any material current or contingent liability with respect to any plan. The funding under each Mid-Iowa Benefit Plan which is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. All group health plans of the Company, Mid-Iowa and any Company Subsidiary, including any plans of current and former Affiliates of the Company, Mid-Iowa or any Company Subsidiary that must be taken into account under Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any Mid-Iowa Benefit Plan (or from the Company, Mid-Iowa or any Company Subsidiary with respect to any Mid-Iowa Benefit Plan) have been made, and all amounts properly

accrued to date as liabilities of the Company, Mid-Iowa or any Company Subsidiary that have not yet been paid have been properly recorded on the books of the Company, Mid- Iowa or any Company Subsidiary.

          (c) Except in all cases as set forth on Schedule 3.8(c), none of Company, Mid-Iowa or any Company Subsidiary is a party to any employment contract, management or consulting agreement not terminable at the option of Company, Mid- Iowa or said Company Subsidiary without liability.

          (d) No amounts payable under the Mid-Iowa Benefit Plans, or any employment, severance or termination agreement between or among the Company, Mid-Iowa, any Company Subsidiary and any employee, officer or shareholder will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. No compensation payable by the Company, Mid-Iowa or any Company Subsidiary to any of their employees under any existing contract, plan or other employment arrangement (including by reason of the transactions contemplated hereby) will be subject to disallowance under section 162(m) of the Code.

          (e) Schedule 3.8(e) identifies each corporate owned life insurance policy, including any key man insurance policy and policy insuring the life of any director or employee of the Company, Mid-Iowa, or any Company Subsidiary, and indicates for each such policy, the face amount of coverage, cash surrender value, if any, and annual premiums.


          3.9. LITIGATION. Except as set forth in Schedule 3.9to the Company Disclosure Schedule, no claims have been asserted and no relief has been sought against the Company, Mid-Iowa or any Company Subsidiary in any pending litigation or governmental proceedings or otherwise that would be reasonably expected to result in damages or other relief which would have a Material Adverse Effect on the Company and Mid-Iowa, taken as a whole. To the best knowledge of the Company and Mid-Iowa, there are no circumstances, conditions, events or arrangements, contractual or otherwise, which may hereafter give rise to any proceedings, claims, actions or government investigations involving the Company, Mid-Iowa or any Company Subsidiary that would reasonably be expected to result in damages or other relief that would have a Material Adverse Effect, nor, to the knowledge of the Company and Mid-Iowa, are any such proceedings, claims, actions or government investigations threatened. Except as set forth in Schedule 3.9 to the Company Disclosure Schedule, neither the Company, Mid-Iowa or any Company Subsidiary is a party to any order, judgment or decree that would reasonably be expected to have a Material Adverse Effect on the Company and Mid-Iowa, taken as a whole, and neither the Company, Mid-Iowa or any Company Subsidiary (a) is the subject of any cease and desist order, or other formal or informal enforcement action by any regulatory authority or (b) has made any commitment to or entered into any agreement with any regulatory authority that restricts or adversely affects its operations or financial condition.

          3.10.     TAX MATTERS.  The Company, Mid-Iowa and the
Company Subsidiaries have timely filed (inclusive of applicable extension periods) with the appropriate governmental agencies all


material federal, state and local income, employment, franchise, excise, sales, use, real and personal property and other tax returns and reports (including information returns and reports) that are required to be filed, and neither the Company, Mid-Iowa or any Company Subsidiary is materially delinquent in the payment of any taxes shown on such returns or reports or on any assessments for any such taxes received by the Company, Mid-Iowa or any Company Subsidiary. There are included in the Company Financial Statements adequate reserves for the payment of all accrued but unpaid federal, state and local taxes of the Company, Mid-Iowa and each Company Subsidiary, including interest and penalties, whether or not disputed for such fiscal years as reflected therein and all fiscal years prior thereto. Neither the Company, Mid-Iowa or any Company Subsidiary has executed or filed with the Internal Revenue Service ("IRS") or any state tax authority any agreement extending the period for assessment and collection of any federal or state tax, nor is the Company, Mid-Iowa or any Company Subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, except tax liens or levies against customers of any Company Subsidiary. There is no outstanding material assessment or claim for collection of taxes against the Company, Mid-Iowa or any Company Subsidiary. Except as set forth in Schedule 3.10 to the Company Disclosure Schedule, the federal income tax returns of the Company, Mid-Iowa and each Company Subsidiary have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations that have not been resolved and paid in full or for which adequate reserves or accruals established in accordance with generally accepted accounting principles have been taken with respect thereto.

          Neither the Company, Mid-Iowa or any Company
Subsidiary has, during the past five (5) years, except as disclosed in Schedule 3.10 to the Company Disclosure Schedule, received any notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental agency, with respect to any federal, state, county or local taxes. No federal or state tax return of the Company, Mid-Iowa or any Company Subsidiary is currently the subject of any audit by the IRS or any other governmental agency. During the past five (5) years, no material deficiencies have been asserted in connection with the federal and state income tax returns of each of the Company, Mid-Iowa and the Company Subsidiaries and the Company has no reason to believe that any material deficiency would be asserted relating thereto. Except as disclosed in Schedule 3.10 to the Company Disclosure Schedule, neither the Company, Mid-Iowa or any Company Subsidiary is a party to any agreement providing for allocation or sharing of taxes. Neither the Company, Mid-Iowa or any Company Subsidiary has ever been a member of an "affiliated group of corporations" (within the meaning of Section 1504(a) of the Code) filing consolidated returns, other than the affiliated group of which the Company is or was the common parent.

          3.11. INFORMATION IN THE COMPANY PROXY STATEMENT. The Company represents and warrants that the Company Proxy Statement (as defined in Section 7.2 hereof) will not, either at the time it is mailed to the stockholders of the Company in connection with the Company Shareholders' Meeting (as defined in Section
7.1 hereof) or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this Section


3.11 shall apply to statements in or omissions from the Company
Proxy Statement made in reliance upon and in conformity with information about or furnished by Bancorp or First Federal for use in the Company Proxy Statement.

          3.12.  ENVIRONMENTAL MATTERS.  For purposes of this
Section 3.12, the following terms shall have the indicated meaning:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to
(1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation
(1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C.
Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C.
Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C.
Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental
Laws.

     "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by the Company, Mid-Iowa or any Company Subsidiary, including those properties serving as collateral for any loans made and retained by Mid-Iowa or any Company Subsidiary or for which Mid-Iowa or any Company Subsidiary serves in a trust relationship for the loans retained in portfolio.

          (a) To the knowledge of the Company and Mid-Iowa and each Company Subsidiary, the Company, Mid-Iowa and each Company Subsidiary is in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a material adverse effect on the operations, assets, or financial condition of the Company and the

Company Subsidiaries taken as a whole. Neither the Company, Mid-Iowa or any Company Subsidiary has received any communication alleging that the Company, Mid-Iowa or any Company Subsidiary is not in such compliance and, to the knowledge of the Company and Mid-Iowa, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

          (b) To the knowledge of the Company and Mid-Iowa and each Company Subsidiary, neither the Company, Mid-Iowa or any Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities that would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole.

          (c) To the knowledge of the Company, Mid-Iowa and each Company Subsidiary, none of the Loan Portfolio Properties and Other Properties Owned by them has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities that singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole.

          (d) To the knowledge of the Company, Mid-Iowa and each Company Subsidiary, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole.

          (e) To the knowledge of the Company, Mid-Iowa and each Company Subsidiary, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company, Mid-Iowa or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company, Mid-Iowa or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a material adverse effect on the operations, assets, or financial condition of the Company and the Company Subsidiaries taken as a whole.

          (f) The Company has set forth on Schedule 3.12(f) any environmental studies conducted by it, Mid-Iowa or any Company
Subsidiary during the past five years with respect to any properties owned by it as of the date hereof.

          3.13. INSURANCE. Mid-Iowa or the Company has delivered to First Federal as part of Schedule 3.13 to the Company Disclosure Schedule true, accurate and complete copies of all insurance policies and fidelity bonds of the Company, Mid-Iowa and the Company Subsidiaries. Each such

policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due. The Company, Mid-Iowa and the Company Subsidiaries have not been notified that their fidelity or insurance coverage will not be renewed by their carrier(s) on substantially the
same terms as their existing coverage.   All such policies (i)
are sufficient for compliance by the Company, Mid-Iowa and each Company Subsidiary with all requirements of law and all agreements to which the Company, Mid-Iowa or any Company Subsidiary is a party, and (ii) will not, due to action or inaction by the Company or Mid-Iowa, terminate or lapse prior to the Effective Time without similar policies being obtained that would continue until the Effective Time.

          3.14. COMPLIANCE WITH LAWS AND ORDERS. Except as set forth in Schedule 3.14 to the Company Disclosure Schedule, neither the Company, Mid-Iowa or any Company Subsidiary has received notice of any violation or alleged material violation of, or, to the knowledge of the Company or Mid-Iowa, is subject to any liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing material violations of, any law, statute or regulation. Neither the Company, Mid-Iowa or any Company Subsidiary is in default under, and no event has occurred that, with the lapse of time or the giving of notice by a third party or both, could result in a default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the failure to be in full compliance would reasonably be expected to result alone or in the aggregate in damages, which would be reasonably likely to have a Material Adverse Effect.

          3.15. GOVERNMENTAL REGULATION. Each of the Company, Mid-Iowa and the Company Subsidiaries holds all material licenses, certificates, permits, franchises and rights from all appropriate federal, state and other public authorities necessary for the conduct of its business; and, between the date hereof and the Closing Date, the Company and Mid-Iowa will, and the Company will cause each Company Subsidiary to maintain all such licenses, certificates, permits, franchises and rights in effect. Except as set forth in Schedule 3.15 to the Company Disclosure Schedule, neither the Company, Mid-Iowa or any Company Subsidiary is a party or subject to any agreements, directives, orders or similar arrangements between or involving the Company, Mid-Iowa or any Company Subsidiary and any federal savings institution regulatory authority.

          3.16. CONTRACTS AND COMMITMENTS. Except as set forth in Schedule 3.16 to the Company Disclosure Schedule, neither the Company, Mid-Iowa or any Company Subsidiary is a party to or bound by any (a) material lease or license with respect to any property, real or personal; (b) material contract or commitment for capital expenditures; (c) material contract or commitment for total expenses for the purchase of materials, supplies or for the performance of services by third parties for a period of more than 60 days from the date of this Agreement;
(d) material contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business; (e) agreement, arrangement or understanding relating to the employment, election, retention in office or severance of any present or former director or officer of the Company, Mid-Iowa or any Company Subsidiary; or (f) interest-rate swaps, caps, floors, and option agreements, or other similar interest
rate risk management agreements.   To their knowledge, the
Company, Mid-Iowa and the Company Subsidiaries have performed in all material respects all obligations required to be performed by them

to date and are not in default under, and no event has occurred which, with the lapse of time or action by a third party or both, could result in a default resulting in material damages or other material default under any outstanding mortgage, lease, contract, commitment or agreement to which the Company, Mid-Iowa or any Company Subsidiary is a party or by which the Company, Mid-Iowa or any Company Subsidiary is bound or under any provision of their respective charters or bylaws. Each such outstanding material mortgage, lease, contract, commitment or agreement is a valid and legally binding obligation of the Company, Mid-Iowa or the Company Subsidiary subject to (x) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally or the rights of creditors of savings institutions the accounts of which are insured by the FDIC, and (y) the application of equitable principles if equitable remedies are sought.

          3.17. AGREEMENTS WITH DIRECTORS, OFFICERS AND STOCKHOLDERS. Except as set forth in Schedule 3.17 to the Company Disclosure Schedule, no director, executive officer, or beneficial owner of five percent (5.0%) or more of the outstanding capital stock of the Company or any associate of any such person (hereinafter sometimes referred to as a "Company Principal") (a) is or has during the period subsequent to September 30, 1997, been a party (other than as a depositor) to any transaction with the Company or Mid-Iowa, whether as a borrower or otherwise, that (i) was made other than in the ordinary course of business, (ii) was made on other than substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, or (iii) involves more than the normal risk of collectability or presents other unfavorable features; or (b) is a party to any material loan or loan commitment, whether written or oral. Except as disclosed in
Schedule 3.17 to the Company Disclosure Schedule, no director, executive officer (or any associate of such person) and, to the knowledge of the Company, no beneficial owner of five percent (5.0%) or more of the outstanding capital stock of the Company or any associate of such person holds any position with or owns more than five percent (5.0%) of the outstanding shares of any class of voting stock of any depository organization, or holding company therefor, other than the Company. For the purposes of this Section 3.17, the term "depository organization" means a commercial bank (including a private bank), a savings bank, a trust company, a savings and loan association, a homestead association, a cooperative bank, an industrial bank, a credit union, or a depository holding company.

          3.18. ACCURACY OF INFORMATION. The statements made by the Company and Mid-Iowa in this Agreement and in any other written documents executed and/or delivered by or on behalf of the Company or Mid-Iowa pursuant to the terms of this Agreement are true and correct in all material respects. The statements contained in such other documents specifically referred to in this Agreement will be deemed to constitute representations and warranties of the Company and Mid-Iowa under this Agreement to the same extent as if set forth herein in full.

          3.19 ALLOWANCES FOR LOSSES AND REAL ESTATE OWNED. Each of the allowance for loan losses, and the reserve for losses on Real Estate Owned reflected on the consolidated balance sheets included in the Company's Financial Statements referred to in Section 3.5 hereof is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting
principles to provide for reasonably anticipated losses on outstanding loans net of recoveries and foreclosed real estate, respectively.

          3.20      TITLE TO ASSETS; LEASES

          (a)  Except for (i) liens and encumbrances
specifically disclosed in any of the Company Financial Statements referred to in Section 3.5 hereof, (ii) landlords' or statutory liens or other liens incurred in the ordinary course of business and not securing indebtedness for borrowed money and not yet delinquent, and (iii) liens and encumbrances which are not material in amount and do not materially impair the value of any property subject thereto or the use of such property for the purposes for which it is presently used or intended to be used, the Company, Mid-Iowa and each Company Subsidiary has good and marketable title, free and clear of all security interests, encumbrances, trust agreements, liens or other adverse claims, to all its assets and property, real and personal, reflected in the Company Financial Statements referred to in Section 3.5 hereof or acquired thereafter, which includes all property and assets used by the Company, Mid-Iowa and each Company Subsidiary that are material to the conduct of their respective businesses, except for assets and property disposed of in the ordinary course of business after September 30, 1997.

          (b) The Company, Mid-Iowa and each Company Subsidiary as lessee has the right under valid and existing leases to occupy, use, and possess all property leased by it in all material respects as presently occupied, used, and possessed by the Company, Mid-Iowa or any Company Subsidiary and such leases will not terminate or lapse prior to the Effective Time or be affected in any material respect by consummation of the transactions contemplated hereby. Schedule 3.20(b) contains an accurate listing of each lease pursuant to which the Company, Mid-Iowa or any Company Subsidiary acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same, as well as a listing of each material real property owned by the Company, Mid-Iowa or any Company Subsidiary and used in the conduct of its respective business.

          (c) All material real and personal property owned by the Company, Mid-Iowa or any Company Subsidiary or presently used by any of them are in an adequate condition (ordinary wear and tear excepted) and are in all material respects sufficient to carry on the business of the Company, Mid-Iowa and each Company Subsidiary in the manner conducted currently by them.

          3.21. BUSINESS OF MID-IOWA. Since September 30, 1997, Mid-Iowa has conducted its business in the ordinary course. For purposes of the foregoing, Mid-Iowa has not, since September 30, 1997, controlled expenses through the (i) elimination of employee benefits; (ii) deferral of routine maintenance of real property or leased premises; (iii) elimination of reserves where the liability related to such reserve has remained; (iv) reduction of capital improvements from previous levels; (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets no longer used in Mid-Iowa's business; (vi) capitalization of loan production expenses other than in accordance with SFAS No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.


          3.22. TAX MATTERS. Neither the Company or any Company Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, or
(ii) materially impede or delay receipt of any approval from any regulatory authority or the consummation of the transactions contemplated by this Agreement.

          3.23 CERTAIN INFORMATION. None of the information relating to the Company, Mid-Iowa or any Company Subsidiary supplied or to be supplied for inclusion or incorporation by reference in the Prospectus to be prepared by Bancorp and First Federal as described in Section 7.13 hereof, will, at the time the Prospectus is mailed to subscribers (and at the time the related Registration Statement on Form S-1 or, other applicable form, and any amendment thereto becomes effective under the Securities Act) up to and including the date of the closing of the offering, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      ARTICLE IV.

    REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL

          First Federal hereby represents and warrants to the Company and Mid-Iowa as follows:

          4.1. CORPORATE ORGANIZATION. First Federal is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States. As of the date hereof, Bancorp is a mutual holding company duly organized, validly existing and in good standing under the laws of the United States. Upon consummation of the Conversion, Bancorp will become a stock holding company, duly organized, validly existing and in good standing under the laws of the state of its incorporation. All eligible accounts issued by First Federal are insured by the FDIC to the maximum extent permitted under applicable law. Each of First Federal and Bancorp has all requisite corporate power and authority to own, operate and lease its properties as presently owned, operated and leased and to engage in the activities and business now being conducted by it.

          4.2. AUTHORIZATION. The Board of Directors of First Federal has approved this Agreement and the transactions contemplated hereby and has authorized the execution, delivery and performance by First Federal of this Agreement. No corporate proceeding on the part of First Federal is necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and First Federal has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby subject to the consents and approvals of federal and state regulatory authorities referred to in Section 4.4 hereof and the approval of the Conversion by the members of Bancorp and the stockholders of First Federal. This Agreement has been duly and validly executed and delivered by First Federal and constitutes the valid and binding obligation of First Federal, enforceable against it in accordance with its terms, subject to (a) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and
(b) the application of equitable principles if equitable remedies are sought.


          4.3. NO VIOLATION. Neither the execution and delivery of this Agreement or, subject to the receipt of the consents and approvals contemplated by Section 4.4 hereof and the member and shareholder approvals contemplated hereby, the consummation of the transactions contemplated herein will, (a) conflict with, result in the breach of, constitute a violation of, constitute a default under or accelerate the performance of the terms of any government regulation, judgment, order or decree of any court or other governmental agency to which First Federal or Bancorp may be subject, or any contract, agreement or instrument to which First Federal or Bancorp is a party or by which First Federal or Bancorp are bound or committed, or the Charter or Bylaws of First Federal or Bancorp, or any law, or any rule or regulation of any governmental agency or authority, or (b) constitute an event that with the lapse of time or action by a third party could result in a default under any of the foregoing, or (c) result in the creation of any lien, charge or encumbrance upon any of the assets or properties of First Federal or Bancorp.

          4.4. CONSENTS AND APPROVALS. Other than the receipt of approvals required by the HOLA, the Thrift Regulations, and the Bank Merger Act, in connection with the Reorganization, and other than the approvals required to accomplish the Conversion and the Offering from the OTS, the Securities and Exchange Commission and state securities authorities, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by First Federal of the transactions contemplated by this Agreement. First Federal knows of no reason (including those relating to fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals should not be obtained in a reasonably timely manner.

          4.5. INFORMATION SUPPLIED FOR INCLUSION IN THE COMPANY PROXY STATEMENT. Any information regarding First Federal, Bancorp or any subsidiary of First Federal supplied by First Federal or Bancorp to the Company specifically for inclusion in the Company Proxy Statement (as defined in Section 7.2 hereof) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          4.6. ACCURACY OF INFORMATION. The statements made by First Federal and with respect to Bancorp in this Agreement and in any other written documents executed and/or delivered by or on behalf of Bancorp and First Federal pursuant to the terms of this Agreement are true and correct in all material respects. The statements contained in such other documents specifically referred to in this Agreement will be deemed to constitute representations and warranties of First Federal under this Agreement to the same extent as if set forth herein in full.

          4.7. REGULATORY APPROVALS AND NO ADVERSE CHANGE.
First Federal is aware of no reason that it cannot obtain any of the approvals of regulatory authorities necessary to consummate the Merger or the Conversion and First Federal has received no advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful. There has not been any adverse

change in the business or financial condition, operations, properties or capitalization of First Federal since the end of its most recently completed fiscal year that is reasonably likely to have a material adverse effect upon its ability to consummate the transactions contemplated by this Agreement and as of the date of this Agreement, no event, occurrence or development of any nature is existing or, to the knowledge of First Federal, threatened, which would reasonably be expected to have such an effect on First Federal's ability to consummate such transactions.


                      ARTICLE V.

              COVENANTS OF FIRST FEDERAL

          First Federal hereby agree that from the date of this Agreement until the Effective Time:

          5.1. AFFIRMATIVE COVENANTS. As soon as reasonably practicable, First Federal shall furnish Mid-Iowa with copies of all of First Federal's periodic reports on Forms 10-K, 10-Q and 8-K, all proxy statements and all call reports filed with the OTS, or provided to the stockholders of First Federal, subsequent to the date hereof.

          5.2. NEGATIVE COVENANTS. Except as specifically contemplated by this Agreement, First Federal shall not do, or agree or commit to do, without the prior written consent of Mid-
Iowa any of the following:

          (a) take action which would or is reasonably likely to (i) adversely affect the ability of either First Federal or the Company and Mid-Iowa to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect First Federal's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Reorganization set forth in Articles IX and X not being satisfied; or

          (b) agree in writing or otherwise to do any of the foregoing.

          5.3. BREACHES. First Federal shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

          5.4. FILING OF APPLICATIONS. First Federal shall use its best efforts promptly to and, in any event, no later than December 31, 1998, shall, prepare, submit, publish and file (a) an application to the OTS pursuant to 12 C.F.R. Part 574; and
(b) any other applications, notices or statements required to be filed in connection with the transactions contemplated hereby.

          5.5. SUPPLEMENT TO FIRST FEDERAL DISCLOSURE SCHEDULE. First Federal will promptly supplement or amend the First Federal Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the First Federal Disclosure Schedule. No supplement or amendment to the First Federal Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section 9.1 hereof as to the accuracy of representations made as of the date of this Agreement.

          5.6. EXPENSES. First Federal hereby agrees that if this Agreement or the transactions contemplated hereby are terminated pursuant to Sections 11.1 (c)(iii) or 11.1 (c)(iv) as a result of a willful breach by First Federal, First Federal shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable Expenses of Mid-Iowa in an amount not to exceed $250,000. For purposes of this
Section 5.6, the "Expenses of Mid-Iowa" shall include all reasonable out-of-pocket expenses of Mid-Iowa (including all fees and expenses of counsel, accountants, financial advisors, experts and consultants to Mid-Iowa and its Affiliates) incurred by it or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                      ARTICLE VI.

         COVENANTS OF THE COMPANY AND MID-IOWA

          The Company and Mid-Iowa hereby agree that from the date of this Agreement until the Effective Time:

          6.1. AFFIRMATIVE COVENANTS. Unless the prior written consent of First Federal shall have been obtained (which shall not be unreasonably withheld) and except as otherwise contemplated herein, the Company and Mid-Iowa will:

          (a) operate their business in the ordinary course in accordance with past business practices;

          (b) use their best efforts to (i) preserve intact their business organization and assets, maintain their rights and franchises, retain the services of their officers and key employees (except that they shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and (ii) maintain their relationships with customers:

          (c) maintain their corporate existence in good standing and file all required Mid-Iowa Reports (as defined in such Section 12.7(c) hereof);

          (d) use their best efforts to maintain and keep their properties in as good repair and condition as at present, except for ordinary wear and tear;


          (e) use their best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by them and, in the event that Mid-Iowa is unable to keep such insurance and bonds in full force and effect, to provide prompt notice of such failure to First Federal;

          (f) perform all obligations required to be performed by them under all material contracts, leases, and documents relating to or materially affecting their assets, properties, and business;

          (g) use their best efforts to comply with and perform in all material respects all obligations and duties imposed upon them by all applicable laws and regulations; and

          (h)  as soon as reasonably practicable, furnish First
Federal copies of all of Mid-Iowa's reports and documents provided to Company stockholders or filed with the OTS subsequent to the date hereof.

          6.2. NEGATIVE COVENANTS. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, neither the Company nor Mid-Iowa shall, or shall any Company Subsidiary be permitted to, without the prior written consent of First Federal (which shall not be unreasonably withheld), do any of the following:

          (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past business practices or in connection with the transactions contemplated and permitted by this Agreement;

          (b) (i) Except as set forth on Schedule 6.2(b) of the Company Disclosure Schedule, grant any bonus or increase in compensation to its directors or grant any bonus or any increase in compensation to its officers and employees, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) that would increase its retirement benefit liabilities,
(iii) adopt, enter into, amend or modify any Mid-Iowa Benefit Plan except as required by law, (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers (exclusive of renewals in the ordinary course of business), (v) make any additional awards under any Mid-Iowa stock bonus plan or Mid-Iowa stock option plan, or (vi) except as set forth at Schedule 6.2(b) make any additional contributions to any Mid-Iowa Benefit Plans;

          (c) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for regular, quarterly cash dividends, paid on normal dividend payment dates, in an amount no greater than the dividend rate as of the date hereof.

          (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any

options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, savings institution or bank, permit any other corporation, savings institution or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets, or shares of any class of stock, of any corporation, savings institution, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (e) except pursuant to the exercise of outstanding stock options, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any debt instrument having a right to vote or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities;

          (f) initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes a Superior Proposal (as defined in Section 7.1hereof), take any action in furtherance of such inquiries or to obtain a Superior Proposal, or negotiate with any person in, or agree to or endorse any Superior Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, accountant or other representative retained by it or any Company Subsidiary to take any such action, except with respect to negotiations regarding, and the endorsement of a Superior Proposal, as legally required by the fiduciary duties of the Company's Board of Directors under applicable law and as advised by counsel to the Company's Board of Directors, and the Company shall promptly notify First Federal orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters;

          (g) propose or adopt any amendments to its charter or by-laws, except such amendments as may be required to consummate the transactions contemplated by this Agreement;

          (h) enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

          (i) except in its fiduciary capacity, purchase any shares of capital stock of First Federal;

          (j) subject to the provisions of Section 7.1 hereof (and provisions of this Agreement related thereto) regarding a Superior Proposal, willfully take action which would or is reasonably likely to (i) adversely affect the ability of either of First Federal, the Company or Mid-Iowa to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Mid-Iowa's or the Company's ability to perform its covenants and agreements under

this Agreement; or (iii) result in any of the conditions to the Reorganization set forth in Articles VIII and X not being satisfied;

          (k) change in any material respect the lending, investment, deposit, asset and liability management and other material policies concerning the business of Mid-Iowa or the Company, unless required by law or regulation or, with respect to lending or depository activities;

          (l) file any applications or make any contract with respect to branching by Mid-Iowa (whether de novo or by purchase, sale or relocation);

          (m) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional material investments in subsidiaries or enter into or invest in any partnership, joint venture or other business enterprise;

          (n) purchase any derivative securities including CMO or REMIC products;

          (o)  purchase any equity securities other than Federal
Home Loan Bank Stock;

          (p) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

          (q) sell or otherwise dispose of any loan, mortgage-backed security or investment security except in the ordinary course of business consistent with past practices and policies;

          (r) modify or restructure the terms of any loan except in the ordinary course of business consistent with prudent banking practices and policies;

          (s) make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (t) change its method of accounting in effect prior to the Effective Time, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and the Company's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the Company's last full taxable year, except as required by changes in laws or regulations;

          (u) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; or

          (v) make, renew, increase, extend or purchase any loan secured by commercial real estate or multifamily real estate, any land acquisition or development loan, any commercial business

loan, or any residential loan in an amount in excess of $300,000, except to the extent that Mid-Iowa is contractually obligated to do so as of the date hereof;

          (w) fail to keep in full force and effect its insurance and bonds as now carried;

          (x) fail to notify First Federal promptly of its receipt of any letter, notice or other communication, whether written or oral, from any regulatory authority advising that it is contemplating issuing, requiring or requesting any agreement, memoranda, understanding or similar undertaking, or order, directive, or extraordinary supervisory letter;

          (y) agree in writing or otherwise to do any of the foregoing.

          6.3. REPORT TO FIRST FEDERAL. The Company and Mid-Iowa will use its best efforts to keep First Federal fully informed concerning all developments of which it becomes aware that may have a material effect upon the business, any properties or condition (either financial or otherwise) of the Company (other than developments affecting financial institutions generally).

          6.4. BREACHES. The Company and Mid-Iowa shall, in the event they become aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of their representations or agreements contained or referred to herein, give prompt written notice thereof to First Federal and use their best efforts to prevent or promptly remedy the same.

          6.5. SUPPLEMENT TO DISCLOSURE SCHEDULE. The Company will promptly supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule. No supplement or amendment to the Company Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section
8.2 hereof as to the accuracy of representations made as of the date of this Agreement.

          6.6. CONSENTS AND APPROVALS. The Company and Mid-Iowa shall use their best efforts to assist First Federal in obtaining the consents and approvals referenced in Section 8.5 hereof.

          6.7. EXPENSES. Mid-Iowa hereby agrees that if this Agreement or the transactions contemplated hereby are terminated pursuant to Sections 11.1 (b)(iii) or 11.1 (b)(iv) as a result of a willful breach by Mid-Iowa or the Company, Mid-Iowa shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable Expenses of First Federal in an amount not to exceed $250,000. For purposes of this
Section 6.7, the "Expenses of First Federal" shall include all reasonable out-of-pocket expenses of First Federal (including all fees and expenses of counsel, accountants, financial advisors, experts and consultants to First Federal and its Affiliates) incurred by it or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                     ARTICLE VII.

                 ADDITIONAL AGREEMENTS

          7.1. COMPANY SHAREHOLDERS' MEETING. The Company shall, as soon as is reasonably practicable, call and hold a meeting of its stockholders (the "Company Shareholders' Meeting") to submit for stockholder approval this Agreement. Subject to receipt of a fairness opinion from Prairie Capital Services, Inc. updated as of a date within five days of mailing of the Company Proxy Statement, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve this Agreement at the Company Shareholders' Meeting; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of the Company from failing to recommend approval of the transactions contemplated hereby, if necessary to comply with its fiduciary duties as determined in consultation with legal counsel in the context of a Superior Proposal (as hereinafter defined). For purposes of this Agreement, "Superior Proposal" means a bona fide proposal to acquire the entire equity interest in the Company or Mid-Iowa or substantially all of the assets of the Company or Mid-Iowa, which is expressly conditioned upon the termination of this Agreement and is made by a third party on terms which a majority of the Board of Directors of the Company determines pursuant to the exercise of its fiduciary duty after consultation with legal counsel, to be more favorable (from a financial point of view) to the holders of Company Common
Stock than the Reorganization and for which financing is either then committed or not a condition precedent to the consummation thereof.

          7.2. PROXY STATEMENT FOR COMPANY SHAREHOLDERS' MEETING. For the purposes of holding the Company Shareholders' Meeting, the Company shall prepare a proxy statement satisfying all requirements under applicable securities laws (said proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Company Proxy Statement"). First Federal shall review and comment on the Company Proxy Statement prior to its distribution to the Company's stockholders.

          7.3. COOPERATION; REGULATORY APPROVALS. The parties shall cooperate, and shall cause each of their affiliates and subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, the FDIC, the Department of Justice, other regulatory authorities, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. Each party will have the right to review and comment on such applications, petitions and other documents and materials and shall furnish to the other copies thereof promptly after filing or submission thereof. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained. The obligation to take action as provided in this Section 7.3 shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order or approval of, or any exemption by, any party that are unduly burdensome as reasonably determined by the Boards of Directors of First Federal or Mid-Iowa.


In the event of a restraining order or injunction which prevents the Closing by reason of the operation of Section 10.2 hereof, each of the parties hereto shall use its respective best efforts to cause such order or injunction to be lifted and the Closing to be consummated as soon as reasonably practicable.

          7.4. REPORTS. Prior to the Effective Time, the Company and Mid-Iowa shall prepare and file as and when required all Mid-Iowa Reports. Mid-Iowa shall prepare such Mid-Iowa Reports so that (a) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) with respect to any Mid-Iowa Reports containing Company Financial Statements, the financial information (i) is prepared in accordance with generally accepted accounting principles and practices as utilized in the Company Financial Statements applied on a consistent basis, (ii) presents fairly the consolidated financial condition of Mid-Iowa at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (iii) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items, subject to year-end audit adjustments. All Mid-Iowa Reports shall be provided to First Federal promptly following the filing of such reports with the respective regulatory authority.

          7.5. BROKERS OR FINDERS.  Except as set forth on
Schedule 7.5, each of First Federal, the Company and Mid-Iowa represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

          7.6. ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of the Company described in
Section 7.1 hereof, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest First Federal with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, Mid-Iowa or the Company Subsidiaries, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          7.7. RELEASE OF INFORMATION. The Company, Mid-Iowa and First Federal agree that prior to making any public announcement with respect to the transactions contemplated by this Agreement, each party will consult with the other and will use its best efforts either to agree upon the text of the proposed joint announcement to be made by both parties or to obtain the other's approval (which approval shall not be unreasonably withheld) of the text of an announcement to be made solely on behalf of such party. In the event that the parties do not ultimately agree on the text of any proposed public announcement, no such disclosure shall be made unless the party seeking to make an

announcement is advised by counsel that its failure to do so would be reasonably likely to constitute a violation of law.

          7.8. ADVISORY DIRECTORS. Messrs. David E. Sandeen, John E. Carl and Carney D. Loucks, each a current director of the Company, shall be entitled to serve on the Central Iowa Advisory Board to the Board of Directors of First Federal (the other members of which shall be the current members of the Grinnell Advisory Board), for a period of one year following the Effective Time, subject to reappointment at the sole discretion of First Federal and such Advisory Board members shall meet monthly during the first year following the Effective Time. Thereafter, to the extent such Advisory Board is continued, such Advisory Board members will meet as frequently as requested by the Board of Directors of First Federal, but no less frequently than quarterly. Such Advisory Board members shall receive an annual fee of at least $2,000 plus $200 per meeting attended.

          7.9. ACCESS TO PROPERTIES AND RECORDS;
CONFIDENTIALITY. (a) Each of the Company, Mid-Iowa and each Company Subsidiary shall permit First Federal and its representatives, including financial advisors, reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company, Mid-Iowa and each Company Subsidiary, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (except portions thereof relating to this Agreement, the Reorganization and matters relating thereto, including competing transactions) and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), plans affecting employees, and any other business activities or prospects in which the Company or Mid-Iowa may have a reasonable interest. The Company and Mid-Iowa and each Company Subsidiary shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with First Federal and its representatives.

          (b)  All information furnished previously in
connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall, upon request, return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for one year from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction,


provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

          7.10. CERTAIN POLICIES. At the request of First Federal, the Company shall, prior to the Effective Time, (i) establish and take such reserves and accruals as First Federal shall reasonably request to conform, on a mutually satisfactory basis, the Company's loan, real estate, accrual and reserve policies to First Federal's policies and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of severance costs, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses incurred in connection with the Reorganization, provided, however, that Mid-Iowa shall not be obligated to take any such action pursuant to this Section 7.10 unless and until (x) First Federal specifies its request in a writing delivered to the Company, and acknowledges that all conditions to the obligations of First Federal to consummate the Reorganization set forth in Articles VIIIand X have been waived (if available) or satisfied and (y) the Company and Mid-Iowa acknowledge that the conditions to its obligation to consummate the Reorganization set forth in Articles IX and X have been waived (if available) or satisfied. The Company and Mid-Iowa shall not be required to take any such action that is not consistent with generally accepted accounting principles or any requirement applicable to either of them by any bank regulatory agency. The representations, warranties and covenants of the Company and Mid-Iowa contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any action undertaken on account of this Section 7.10 and shall not constitute grounds for termination of this Agreement by First Federal.

          7.11.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT
ARRANGEMENTS.


          (a) To the extent practicable, First Federal will give consideration to the retention after the Closing Date of employees of Mid-Iowa in their current or comparable positions within First Federal as the surviving institution, subject to the provisions in this Section 7.11 and provided that this Agreement shall not, except as otherwise provided herein, provide any contractual right to such employees of such employment. Employees of Mid-Iowa who continue employment with First Federal on or after the Effective Time (all such persons are referred to herein as "Continuing Employees") shall be eligible to participate in such employee benefit plans as may be in effect generally for employees of First Federal from time to time (the "First Federal Plans"), if such Continuing Employee shall be eligible or selected for participation therein. Except as specifically set forth in this Section 7.11 and as otherwise prohibited by law, Continuing Employees shall be entitled to participate on the same basis as similarly situated employees of First Federal, except that Continuing Employees shall be entitled to full credit for each year of prior service (in which 1,000 hours of service are performed) with Mid-Iowa for purposes of determining eligibility for participation and vesting, but not for benefit accruals, in the First Federal Plans, subject to applicable break in service rules. Notwithstanding the foregoing, First Federal may determine to continue any of the Mid-Iowa Benefit Plans for Continuing Employees in lieu of offering participation in one or more First Federal
Plans providing similar benefits (e.g., medical and hospitalization benefits or 401(k) or defined contribution plan benefits) to terminate any of the Mid-Iowa Benefit Plans or to merge any such benefit plans with similar First Federal Plans, provided, however, Mid-Iowa shall have the right on or before the Effective Time (i) to terminate both its Defined


Contribution Plan and Trust and its 401(k) Profit Sharing Plan and Trust (together, the "Plans and Trusts") as of any date before the Effective Time, (ii) to apply to the Internal Revenue Service for a determination letter on the tax-qualified status of the Plans and Trusts on termination and on any amendments made to them in connection with the termination (provided that any amendments so made, other than amendments required by law, shall first be approved by First Federal), and (iii) to distribute the assets of the Plans and Trusts only after receipt of the aforementioned determination letter. Notwithstanding anything in this Section 7.11(a) to the contrary, participation by Continuing Employees in employee benefit plans of First Federal with respect to which eligibility and participation is at the discretion of the employer, such as non-qualified deferred compensation plans, stock option plans, stock bonus plans, restricted stock plans, and other such similar plans, (but not including employee benefit plans generally available to all full-time employees of First Federal) shall be discretionary with First Federal. The Company, Mid-Iowa and any Company Subsidiary agrees to cooperate with First Federal in implementing any decision made by First Federal with respect to employee benefit plans and to provide First Federal on or before the Effective Time a schedule of service credit for prospective Continuing Employees.

          (b) With respect to Continuing Employees and dependents covered under the Iowa Bankers' Group Health Plan maintained by Mid-Iowa, which plan is concurrently maintained by First Federal, there shall be no waiting period or preexisting condition exclusions applicable to such persons, amounts previously paid by such persons towards satisfaction of the required deductible will count towards satisfaction of the deductible under the plan maintained by First Federal and the benefits previously received by such persons will count toward the maximum benefit coverages provided by First Federal.

          (c) Following the Effective Time, First Federal shall honor in accordance with their terms the employment, severance and other compensation contracts set forth on Schedule 7.11(c) between the Company, any of the Company Subsidiaries, and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Company employee benefit plans. Notwithstanding the foregoing, First Federal or the Company shall be obligated at the Effective Time to make payments with respect to the separation from employment in connection with a change of control of the Company under employment and severance contracts between the Company and its subsidiaries and Kevin Ulmer and Gary Hill in the respective amounts of $390,350 and $270,758, subject to the limitations set forth in Section 3.8(d) hereof.

          7.12. D&O INDEMNIFICATION AND INSURANCE. For a period of four (4) years following the Effective Time, First Federal shall indemnify the employees, agents, directors or officers of the Company and Mid-Iowa to the extent they are indemnified under the Company's Certificate of Incorporation and Bylaws in the form in effect at the date of this Agreement or arising by operation of law. First Federal shall use its best efforts to cause the directors and officers listed in Schedule
7.12 of the Company Disclosure Schedule to be covered under individual directors' and officers' liability insurance policies, which coverage is available in the form of tail coverage under the Company's existing directors' and officers' liability policy for the duration of any applicable statute of limitations.


          7.13 CONVERSION AND OFFERING. Commencing promptly after the date of this Agreement, Bancorp and First Federal will take all reasonable steps necessary to effect the Conversion and Offering and Bancorp and First Federal sh all use their best efforts to satisfy the conditions to closing set forth in
Section 8.11. Without limiting the generality of the foregoing, Bancorp shall cause the following to be done:

          (a) Bancorp shall duly call, give notice of, convene and hold a special meeting of its Board of Directors as soon as practicable for the purpose of approving the Conversion and Offering.

          (b) Bancorp and First Federal will use all reasonable efforts to prepare and file all required regulatory applications required in connection with the Conversion and Offering, including, without limitation, filing applications with the OTS.

          (c) Bancorp shall prepare as promptly as practicable, and the Company shall co-operate in the preparation of, a prospectus (the "Prospectus") meeting all requirements of applicable federal and state securities and banking laws and regulations. Bancorp shall incorporate such Prospectus into a Registration Statement on Form S-1, or other applicable form, ("Form S-1") satisfying all applicable requirements of the Securities Act of 1933, and the rules and regulations thereunder. Bancorp shall file the Form S-1 (or other applicable form) with the SEC, and shall use its reasonable best efforts to have the Form S-1 declared effective under the Securities Act of 1933 as promptly as practicable after such filing.

          (d) The Company shall provide Bancorp with any information concerning it that Bancorp may reasonably request in connection with the Prospectus, and the Company shall promptly notify Bancorp if at any time it becomes aware that the Prospectus or the Form S-1 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Company and Bancorp shall cooperate in the preparation of a supplement or amendment to such Prospectus, which corrects such misstatement or omission, and shall cause an amended Form S-1 to be filed with the SEC (if applicable). The Company shall provide to Bancorp a "comfort" letter from the independent certified public accountants for the Company, dated as of the date of the Prospectus and updated as of the date of consummation of the Offering, with respect to certain financial information regarding the Company, each in form and substance which is customary in transactions such as the Offering, and shall cause its counsel to deliver to the placement agent for the Offering such opinions as Bancorp may reasonably request.

          (e) Bancorp shall give the Company and its counsel the opportunity to review the Prospectus prior to its being filed with the OTS and the SEC, and shall give the Company and its counsel the opportunity to review all amendments and supplements to the Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the OTS, and the SEC. Each of Bancorp and the Company agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the OTS, and the SEC and to cause the Prospectus and all required amendments and supplements


thereto to be mailed to the qualified depositors and other qualified subsidiaries of First Federal at the earliest practicable time.

                     ARTICLE VIII.

    CONDITIONS TO THE OBLIGATIONS OF FIRST FEDERAL

          The obligations of First Federal under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction or written waiver by First
Federal of the following conditions:

          8.1. NO MATERIAL ADVERSE CHANGE. Except as disclosed in Schedule 3.5 to the Company Disclosure Schedule and except for general changes in generally accepted accounting principles, changes in economic, financial or market conditions, changes in market interest rates, payments due under any employment agreements or benefit plans and the transactions contemplated hereby, costs and expenses relating to this Agreement (including those resulting from actions or inactions pursuant to the covenants of the Company and Mid-Iowa under this Agreement) and the transactions contemplated hereby, there shall not have been any material adverse change in the financial condition, results of operations or business of the Company, Mid-Iowa, and the Company's Subsidiaries, taken as a whole, from September 30, 1997 to the Closing Date.

          8.2. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties by the Company and Mid-Iowa contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing Date (except as otherwise contemplated or permitted by this Agreement) as though such representations and warranties were made on and as of said date. Any information provided by the Company and Mid-Iowa pursuant to Section 6.5 hereof as a supplement to the Company Disclosure Schedule shall be true and correct in all material respects as of the date such information is supplied to First Federal.

          8.3. PERFORMANCE AND COMPLIANCE. The Company and Mid-Iowa shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

          8.4. NO PROCEEDING OR LITIGATION. On the Closing Date, no suit, action or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against the Company, Mid-Iowa or any Company Subsidiary involving any of the assets, properties, business or operations of the Company, Mid-Iowa or any Company Subsidiary that would reasonably be expected to have a Material Adverse Effect.


          8.5. CONSENTS UNDER AGREEMENTS. First Federal shall have received the consent or approval of each person or entity whose consent or approval shall be required in order to permit consummation of the Reorganization and the Conversion under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which the Company, Mid-Iowa or any Company Subsidiary is a party or to which its respective property is subject, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on First Federal, whether prior to (if applicable) or following the consummation of the transactions contemplated hereby.

          8.6. NO AMENDMENTS TO RESOLUTIONS. Neither the Board of Directors of the Company or Mid-Iowa nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board of Directors with respect to this Agreement or shall have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby which are inconsistent with such resolutions, except resolutions adopted consistent with the express rights of Mid-Iowa under this Agreement.

          8.7. CERTIFICATE OF MID-IOWA OFFICERS. The Company shall have furnished First Federal a certificate, signed by its Chief Executive Officer and its Chief Financial Officer, dated the Closing Date, to the effect, based on his knowledge, that the conditions described in Sections 8.1 through 8.6, and
Section 8.8, of this Agreement have been fully satisfied.

          8.8. CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of the Company and Mid-Iowa to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by the Company and Mid-Iowa.

          8.9. LEGAL OPINION. First Federal shall have received an opinion, dated the Closing Date, from legal counsel to Mid-Iowa, in the form specified on Exhibit E.

         8.10. CLOSING BOOK VALUE. Immediately prior to the Closing, the total stockholders' equity account determined in accordance with generally accepted accounting principles on a basis consistent with the Company Financial Statements, of the Company shall not be less than $13.5 million, as reasonably determined by First Federal's independent public accountant, in consultation with the Company's independent public accountant; provided, however, that for purposes of calculating total stockholders' equity, the Company's expense associated with the severance payments due under the employment agreements between Mid-Iowa and Kevin D. Ulmer and Gary Hill dated as of October 19, 1992, will not be counted.

          8.11.CONVERSION. Bancorp and First Federal shall have consummated the Conversion and the Offering.


          8.12 NON-COMPETITION AGREEMENT. First Federal shall have received a duly executed non-competition agreement, in substantially the form heretofore agreed to between First
Federal and the Company, from Kevin D. Ulmer.

                      ARTICLE IX.

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND MID-IOWA

          The obligations of the Company and Mid-Iowa under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction or written wavier by the Company or Mid-Iowa of the following conditions:

          9.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of First Federal contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing Date (except as otherwise contemplated or permitted by this Agreement) as though such representations were made on and as of said date. Any information provided by First Federal pursuant to Section 5.5 hereof as a supplement to the First Federal Disclosure Schedule shall be true and correct in all material respects as of the date such information is supplied to the Company or Mid-Iowa.

          9.2. PERFORMANCE AND COMPLIANCE. First Federal shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

          9.3 CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of Bancorp and First Federal to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Bancorp and First Federal.

          9.4. CERTIFICATE OF FIRST FEDERAL OFFICERS. First Federal shall have furnished to Mid-Iowa a certificate, signed by its Chief Executive Officer and its Chief Financial Officer and dated the Closing Date, to the effect, based on their best knowledge, that the conditions described in Sections 9.1, 9.2 and 9.3 of this Agreement have been satisfied.

          9.5. LEGAL OPINION. Mid-Iowa shall have received an opinion, dated as of the Closing Date, from Luse Lehman Gorman
Pomerenk & Schick, P.C., counsel for First Federal, in the form specified on Exhibit F.

          9.6. OPINION OF FINANCIAL ADVISOR. The Company shall have received on or before the date on which the Company Proxy
Statement or other similar document is to be mailed to holders

of Company Common Stock the written opinion of its investment or financial advisor to the effect that the merger consideration payable to the Company's stockholders pursuant to the Reorganization is fair from a financial point of view to the stockholders of the Company.


                      ARTICLE X.

     CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

          In addition to the provisions of Articles VIII and IXhereof, the obligations of First Federal, the Company and Mid-Iowa to cause the transactions contemplated herein to be consummated, shall be subject to the satisfaction or written waiver by both First Federal and the Company of the following conditions:

          10.1. GOVERNMENTAL APPROVALS. The parties hereto shall have received all necessary approvals of the transactions contemplated by this Agreement from governmental agencies and authorities, including, without limitation, those of the OTS and the FDIC, and each of such approvals shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired at the Closing Date and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. Provided, however, that no approval or consent referred to in this Section 10.1 shall be deemed to have been received by First Federal if it shall include any non-standard term, condition or requirement that, individually or in the aggregate (i) would have a Material Adverse Effect on the business, results of operations, assets, or financial condition of First Federal on a consolidated basis, or (ii) would reduce the economic or business benefits of the transactions contemplated by this Agreement to First Federal in so significant a manner that First Federal, in its reasonable judgment, would not have entered into this Agreement.

          10.2. NO INJUNCTIONS OR RESTRAINTS. No suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Reorganization and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Reorganization shall be in effect.

          10.3. STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite affirmative vote of the stockholders of the Company as contemplated by Section 7.1 hereof.

          10.4 CORPORATE PROCEEDINGS. The obligations of the parties to this Agreement required to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects. All action required to be taken by, or on the part of, the parties to this Agreement to authorize the execution, delivery and performance of this Agreement, and the

consummation of the transactions contemplated hereby, shall have been duly and validly taken by the parties hereto.


                      ARTICLE XI.

                      TERMINATION

          11.1. REASONS FOR TERMINATION. This Agreement may be terminated and the Reorganization abandoned at any time before the Closing Date, whether before or after the approval or adoption of this Agreement by the stockholders of the Company:

          (a) By mutual written consent of the Board of Directors of First Federal and the Board of Directors of the Company;

          (b) By written notice from First Federal to the Company if:

               (i) any condition set forth in Article VIII of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

               (ii) any condition set forth in Article X of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing, provided, however, First Federal shall not have the right to terminate this Agreement pursuant to this
Section 11.1(b)(ii) if any condition imposed by Section 10.1 hereof was not met due to the failure of First Federal to perform or observe the covenants and agreements set forth in this Agreement; or

               (iii) any warranty or representation as set forth in Article III hereof made by the Company or Mid-Iowa shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by the Company or Mid-Iowa of notice of such discovery; or

               (iv) The Company or Mid-Iowa shall have breached one or more provisions of this Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by the Company or Mid-Iowa of notice of such breach; or

               (v)  The Board of Directors of Bancorp and First
Federal shall have determined in their sole discretion, exercised in good faith, that the Conversion has become inadvisable

or impractical by reason of (A) the issuance of any order, decree or letter of a regulatory authority containing conditions or requirements reasonably deemed objectionable to Bancorp of First Federal or (B) unfavorable market conditions. In the event of termination of this Agreement pursuant to this Section 11.1(b)(v), then the Company shall be reimbursed pursuant to and in accordance with the provisions of Section 12.2(c) hereof.

          (c)  By written notice from the Company to First
Federal, if

               (i) any condition set forth in Article IX of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

               (ii) any condition set forth in Article X of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; provided, however, the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(c)(ii) if any condition imposed by Section 10.1 hereof was not met due to the failure of the Company or Mid-Iowa to perform or observe the covenants and agreements set forth in this Agreement; or

               (iii) any warranty or representation as set forth in Article IV hereof made by First Federal shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by First Federal of notice of such discovery; or

               (iv) First Federal shall have breached one or more provisions of this Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by First Federal of notice of such breach.

          (d) By the Board of Directors of First Federal if the Board of Directors of the Company shall not recommend, or shall withdraw or modify in a manner adverse to First Federal, its recommendation to the holders of Company Common Stock to approve this Agreement.

          (e) By the Board of Directors of First Federal or the Company at any time after the Company Shareholders' Meeting as contemplated in Section 7.1 if the stockholders of the Company have not approved this Agreement by the requisite affirmative vote.

          (f)  By the Board of Directors of First Federal or the
Company if the Reorganization has not been consummated on or before August 31, 1999.


          11.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or First Federal as provided in Section 11.1 hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of First Federal or the Company or their respective officers or directors except with respect to Sections 6.7, 7.9 and 12.2 hereof.

                     ARTICLE XII.

                     MISCELLANEOUS

          12.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements which by their terms are contemplated to be performed after the Effective Time.

          12.2. EXPENSES AND TERMINATION FEE. (a) Except as otherwise provided herein, all expenses incurred by First Federal and the Company in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated thereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, financial advisors, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party that has incurred the same.

     (b) Mid-Iowa also hereby agrees to pay First Federal, and First Federal shall be entitled to payment of, a fee (the "Fee") of $1.4 million, upon the occurrence of any of the following events on or before the earlier of the date this Agreement is terminated or August 31, 1999:

          (i) if the Board of Directors of the Company recommends a Superior Proposal and thereafter (A) the Company Shareholders' Meeting shall not have been held or shall have been postponed, delayed or enjoined prior to termination of this Agreement or (B) the Company's shareholders do not approve this Agreement;

          (ii) if the Board of Directors of the Company withdraws or modifies its recommendation of approval of this Agreement, and thereafter (A) the Company Shareholders' Meeting shall not have been held or shall have been postponed, delayed or enjoined prior to termination of this Agreement or (B) the Company's shareholders do not approve this Agreement;

          (iii) if the Company's shareholders do not approve this Agreement after a Superior Proposal is made and within twelve (12) months thereafter the Company enters into a definitive agreement to be merged into or acquired by another entity (provided, however, that Mid-Iowa shall pay all Expenses of First Federal, as defined in Section 6.7. hereof, in an amount not to exceed $250,000, within five business days following rejection of this Agreement by Company shareholders);


          (iv) if the Company or Mid-Iowa enters into an agreement to be acquired by any other party; or

          (v) if the Company both (1) fails to receive the opinion of its financial advisor that the Merger is fair to the Company's shareholders from a financial point of view, and such failure occurs after a Superior Proposal is made, and (2) the Reorganization is not consummated.

          With the exception of the payment under subparagraph
(iii) above, which shall be paid within five business days following the Company's execution of a definitive agreement of merger or acquisition (except that the Expenses of First Federal shall be paid as provided in (iii) above), such payment shall be made to First Federal in immediately available funds within five business days after the occurrence of an event set forth above.

          (c) First Federal agrees to reimburse the Company for all of the reasonable Expenses of Mid-Iowa, as defined in
Section 5.6 hereof, in an amount not to exceed $250,000, incurred by the Company and Mid-Iowa in connection with the transactions contemplated hereby in the event First Federal terminates this Agreement pursuant to Section 11.1(b)(v).

          12.3. Waivers; Amendments. At any time prior to the Closing Date, either First Federal, by action taken by its Board of Directors, or any committee or officers thereunto authorized, or the Company or Mid-Iowa, by action taken by its Board of Directors, or any committee or officers thereunto authorized, may waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement or agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement; provided, however, that after the favorable vote by the stockholders of the Company pursuant to Section 7.1 of this Agreement any such action shall be taken only if, in the opinion of the Company's Board of Directors, such waiver, amendment or modification will not have a material adverse effect on the benefits intended under this Agreement for the shareholders of the Company and will not require resolicitation of any proxies from such shareholders.

          12.4. ASSIGNMENT; PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Except with respect to the payment of benefits pursuant to Section 7.12 and the obligation of First Federal contained in Section 7.8, nothing in this Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          12.5. ENTIRE AGREEMENT. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by the Company, Mid-Iowa or First Federal or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of the Company or Mid-Iowa by First Federal, except for the Confidentiality Agreement dated July 3, 1998, which shall remain in full force and affect. This Agreement and such Confidentiality Agreement


constitute the entire agreement by the respective parties, and there are no agreements or commitments except as set forth herein and therein.

          12.6. CAPTIONS AND COUNTERPARTS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This
Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

          12.7.     CERTAIN DEFINITIONS.  For purposes of this
Agreement, the term:

          (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person;

          (b) "Material Adverse Effect" shall mean a material adverse effect on the operations, assets, or financial condition of the parties to this Agreement other than the effects of any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles or regulatory accounting principles and other than the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates.

          (c) "Mid-Iowa Reports" shall mean all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required by applicable law to be filed with the OTS, the FDIC, and any other applicable state securities or bank regulatory authorities by either Mid-Iowa or the Company; and

          (d) "to the knowledge of First Federal" or "to the best knowledge of First Federal" shall mean the actual knowledge of any member of the Board of Directors or of any senior officer of First Federal.

          (e) "to the knowledge of the Company or Mid-Iowa" or "to the best knowledge of the Company or Mid-Iowa" shall mean the actual knowledge of any member of the Board of Directors or of any senior officer of the Company or Mid-Iowa.

          12.8. ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          12.9.  GOVERNING LAW.  This Agreement shall be
construed and interpreted in accordance with the laws of the State of Iowa, except to the effect that Federal Law applies, without regard to the conflicts of laws rules.

          12.10. NOTICES. All notices given hereunder shall be in writing and shall be hand delivered, sent by facsimile transmission or sent by a nationally recognized overnight delivery service, addressed as follows:

          (a)  If to First Federal to:

               First Federal Savings Bank of Siouxland
               329 Pierce Street
               Sioux City, Iowa  51102
               Attention:  Barry E. Backhaus, President
                  and Chief Executive Officer

               With A Copy To:

               Luse Lehman Gorman Pomerenk & Schick
               5335 Wisconsin Avenue, N.W.
               Suite 400
               Washington, D.C.  20015
               Attention:  Robert B. Pomerenk, Esq.

          (b)  If to Mid-Iowa to:

               Mid-Iowa Financial Corp.
               123 West Second Street North
               Newton, Iowa 50208
               Attention: Kevin D. Ulmer, President and
                 Chief Executive Officer

               with a copy to:

               Housley Kantarian & Bronstein, P.C.
               Suite 700
               1220 19th Street, N.W.
               Washington, D.C.  20036
               Attention:  Gary R. Bronstein, Esq.

          Any notice provided hereunder shall be effective upon receipt thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


ATTEST:                    FIRST FEDERAL BANKSHARES, M.H.C.


By:/s/ Suzette Hoevet      By:/s/Barry E. Backhaus
   --------------------       ---------------------------
   Suzette Hoevet             Barry E. Backhaus, President


ATTEST:                    FIRST FEDERAL SAVINGS BANK OF
                              SIOUXLAND


By:/s/ Suzette Hoevet      By:/s/Barry E. Backhaus
   ----------------------     ---------------------------
     Suzette Hoevet           Barry E. Backhaus, President



ATTEST:                    MID-IOWA SAVINGS BANK, FSB


By:/s/ Gary R. Hill        By: /s/Kevin D. Ulmer
   ----------------------      ---------------------------
     Gary R. Hill              Kevin D. Ulmer, President



ATTEST:                    MID-IOWA FINANCIAL CORP.


By:/s/ Gary R. Hill        By: /s/Kevin D. Ulmer
   ----------------------      ---------------------------
   Gary R. Hill                Kevin D. Ulmer, President


                      APPENDIX B

             PRAIRIE CAPITAL SERVICES INC.




Board of Directors                              February 10, 1999
Mid-Iowa Financial Corp.
123 W. Second Street, North
Newton, Iowa  50208

Members of the Board:

     We understand that Mid-Iowa Financial Corp. (the "Company") and its wholly-owned subsidiary, Mid-Iowa Savings Bank ("Mid-Iowa"), intend to enter into an Agreement and Plan of Reorganization (the "Agreement") with First Federal Savings Bank of Siouxland ("First Federal") pursuant to which a wholly-owned subsidiary of First Federal will be merged with and into the Company and Mid-Iowa will be merged with and into First Federal (the "Merger"). Under the terms of the Agreement, each issued and outstanding share of Company common stock shall be converted into the right to receive $15.00 in cash (the "Purchase Price") and outstanding stock options of the Company shall represent the right to receive the Purchase Price less the exercise of such option. Among other conditions, the Company must have stockholder's equity of at least $13.5 million at closing excluding the effect of severance payments under employment agreements. Further, the closing of the Merger is conditioned upon First Federal and its parent company, First Federal Bankshares, M.H.C. ("Bankshares"), effecting a simultaneous conversion of Bankshares from mutual holding company form to stock holding company form and a public offering of the resulting shares of common stock of Bankshares not publicly-held prior to the offering. You have requested that we render to you our opinion, as investment bankers, as to the fairness, from a financial point of view, of the consideration to be received in the Merger by the Company's stockholders.

    Prairie Capital Services, Inc. ("Prairie Capital") is an investment banking firm that specializes in providing investment banking and financial advisory services to banks, thrifts and related holding companies. The principals of Prairie Capital have performed many independent valuations of bank and thrift securities and rendered related fairness opinions. The principals of Prairie Capital have significant experience in management and operations, strategic planning, investment banking and investment research relating to banks and thrifts.

     In arriving at our opinion, we have reviewed and analyzed, among other data: (1) the audited financial statements and annual reports of the Company for the fiscal years ended September 30, 1993-1998; (2) the annual report, audited financial statements and Form 10-K of First Federal for the fiscal years ended June 30, 1997-1998 and its unaudited financial statements for the three months ended September 30, 1997-1998; (3) a copy of the Agreement and Plan of Reorganization; (4) the announced terms of Iowa thrift and bank merger and acquisition transactions in 1997 and 1998; (5) other information Prairie Capital deemed relevant; and (6) other internal financial and operating information provided to Prairie Capital by the Company, First Federal and First Federal's financial advisor. In addition, we have discussed the foregoing, as well as other matters we deemed relevant to our inquiry, with members of the Company's senior management.

     Prairie Capital gathered information on other Iowa thrift and bank merger and acquisition transactions and compared those relevant transactions with the Merger. Prairie Capital prepared an analysis that compared projected values for Company stockholders from the Company operating independently for five years and then effecting a sale with the value to be received by Company stockholders in the Merger. We also gave consideration to the amount of capital First Federal might raise in its second step conversion and public offering and whether that capital would be sufficient to assure regulatory approval. Finally, Prairie Capital took into consideration the fact that Company management has had contacts and discussions with financial institutions other than First Federal regarding any interest in negotiating a transaction with the Company.

     Prairie Capital also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Prairie Capital's opinion is necessarily based upon conditions as they exist and could be evaluated on the date hereof and information made available to Prairie Capital through the date thereof.

     We assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of our opinion. Prairie Capital did not make any independent valuation or appraisal of the assets or liabilities of the Company and First Federal, nor was Prairie Capital furnished with any such appraisals. Prairie Capital assumed, without independent verification, that the aggregate allowances and reserves for loan losses of the Company and First Federal were adequate to cover such losses.

     Based on the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of the Company.


                          Very truly yours,


                          /s/ Prairie Capital Servics, Inc.

                      APPENDIX C

                                                      APPENDIX C

  SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251 (other than a merger effected pursuant to Section 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a.   Shares of stock of the corporation
surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders.

               c.   Cash in lieu of fractional shares or
fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d.   Any combination of the shares of stock,
depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consideration and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholders who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice
is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation.
If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such as duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register of Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


                      APPENDIX D

                    REVOCABLE PROXY

               MID-IOWA FINANCIAL CORP.
                     NEWTON, IOWA


            ANNUAL MEETING OF STOCKHOLDERS
                    MARCH 22, 1999

     The undersigned hereby appoints the Board of Directors of Mid-Iowa Financial Corp. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on Monday, March 22, 1999, at 5:00 p.m., local time, at the office of the Company located at 123 West Second Street North, Newton, Iowa (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                VOTE
                                      FOR     WITHHELD
                                      ---     --------
1.  The election as director of the
    nominee listed below (except as
    marked to the contrary below).    [  ]      [  ]

    Gary R. Hill

    INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL
    NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED
    BELOW.

    ______________________________________

                                              FOR          AGAINST        ABSTAIN
                                              ---          -------        -------
2. Approval of a $15.00 per share cash-out
   of shares of Mid-Iowa Financial Corp.
   stock and the Agreement and Plan of
   Reorganization dated August 17, 1998,
   providing for such cash-out.
   The $15.00 per share consideration
   received by stockholders in exchange
   for shares of former stock will be a
   taxable event for federal income tax
   purposes.  As a result of the
   acquisition, stockholders will no
   longer hold an equity interest in
   Mid-Iowa Financial Corp.  or any
   subsidiary.                                [  ]          [  ]           [  ]


3. Adjournment of the meeting if necessary
   to permit further solicitation of
   proxies in the event that there are
   not sufficient votes at the time of
   the meeting to approve the Agreement
   and Plan of Reorganization.                [  ]          [  ]           [  ]


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSITIONS
LISTED ABOVE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED.
IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his/her proxy by filing a subsequent proxy or notifying the Secretary in writing of his/her decision to revoke his/her proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement dated February 10, 1999.

Dated:  February 10, 1999


________________________        ____________________________
PRINT NAME OF STOCKHOLDER       PRINT NAME OF STOCKHOLDER



________________________        ____________________________
SIGNATURE OF STOCKHOLDER        SIGNATURE OF STOCKHOLDER



    Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.